EXHIBIT 4

================================================================================




             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
                                    Depositor

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    Servicer

                             ARCAP SERVICING, INC.,
                                Special Servicer

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                  Paying Agent

                         POOLING AND SERVICING AGREEMENT

                                   Dated as of

                                 August 11, 2003

                                 $1,039,627,617

              J.P.Morgan Chase Commercial Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates

                                Series 2003-CIBC6




================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.....................................................
Section 1.02  Certain Calculations..............................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans......................................
Section 2.02  Acceptance by Trustee.............................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties.............
Section 2.04  Execution of Certificates; Creation of Loan REMIC Regular
               Interests........................................................
Section 2.05  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests.............................................
Section 2.06  Grantor Trust Designations........................................

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans...........
Section 3.02  Collection of Mortgage Loan Payments..............................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts...............................................
Section 3.04  The Certificate Account, the Battlefield Mall Collection
               Account, Alliance Center Collection Account, the Loan
               REMIC, the Lower-Tier and Upper-Tier Distribution
               Accounts, the Companion Distribution Account, the
               Gain-on-Sale Reserve Account and the Excess Interest
               Distribution Account.............................................
Section 3.05  Permitted Withdrawals from the Certificate Account, the
               Battlefield Mall Collection Account, Alliance Center
               Collection Account, the Distribution Accounts and the
               Companion Distribution Account...................................
Section 3.06  Investment of Funds in the Certificate Account, the
               Distribution Account, the Battlefield Mall Collection
               Account, the Alliance Center Collection Account and the
               REO Account......................................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage............................................
Section 3.08  Enforcement of Due-on-Sale Clauses; Assumption Agreements.........
Section 3.09  Realization Upon Defaulted Mortgage Loans.........................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...................
Section 3.11  Servicing Compensation............................................
Section 3.12  Inspections; Collection of Financial Statements...................
Section 3.13  Annual Statement as to Compliance.................................
Section 3.14  Reports by Independent Public Accountants.........................
Section 3.15  Access to Certain Information.....................................
Section 3.16  Title to REO Property; REO Account................................
Section 3.17  Management of REO Property........................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties...............
Section 3.19  Additional Obligations of Servicer and Special Servicer...........
Section 3.20  Modifications, Waivers, Amendments and Consents...................
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Recordkeeping; Asset Status Report.....................
Section 3.22  Sub-Servicing Agreements..........................................
Section 3.23  [RESERVED]........................................................
Section 3.24  Representations, Warranties and Covenants of the Servicer.........
Section 3.25  Representations, Warranties and Covenants of the Special
               Servicer.........................................................
Section 3.26  Interest Reserve Account..........................................
Section 3.27  Excess Interest Distribution Account..............................
Section 3.28  Directing Certificateholder Contact with Servicer.................
Section 3.29  Controlling Class Certificateholders and Directing
               Certificateholder; Certain Rights and Powers of
               Directing Certificateholder......................................
Section 3.30  AB Intercreditor Agreements.......................................
Section 3.31  Companion Paying Agent............................................
Section 3.32  Companion Register................................................
Section 3.33  Gateway Commons Intercreditor Agreements..........................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.....................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package (IRP)s...................................................
Section 4.03  P&I Advances......................................................
Section 4.04  Allocation of Collateral Support Deficit..........................
Section 4.05  Appraisal Reductions..............................................
Section 4.06  Certificate Deferred Interest.....................................
Section 4.07  Grantor Trust Reporting...........................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..................................................
Section 5.02  Registration of Transfer and Exchange of Certificates.............
Section 5.03  Book-Entry Certificates...........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.05  Persons Deemed Owners.............................................
Section 5.06  Certificate Ownership Certification...............................
Section 5.07  Appointment of Paying Agent.......................................

                                   ARTICLE VI

                               THE DEPOSITOR, THE
                SERVICER, THE SPECIAL SERVICER And the directing
                                certificateholder

Section 6.01  Liability of the Depositor, the Servicer and the Special
               Servicer.........................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Servicer or the Special Servicer.................................
Section 6.03  Limitation on Liability of the Depositor, the Servicer,
               the Special Servicer and Others..................................
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign............
Section 6.05  Rights of the Depositor in Respect of the Servicer and
               the Special Servicer.............................................
Section 6.06  [RESERVED]........................................................
Section 6.07  The Directing Certificateholder and the Component
               Mortgage Loan Representative.....................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination......................................................
Section 7.02  Trustee to Act; Appointment of Successor..........................
Section 7.03  Notification to Certificateholders................................
Section 7.04  Waiver of Events of Default.......................................
Section 7.05  Trustee as Maker of Advances......................................

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE PAYING AGENT

Section 8.01  Duties of Trustee and Paying Agent................................
Section 8.02  Certain Matters Affecting the Trustee and the Paying Agent........
Section 8.03  Trustee and Paying Agent Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans....................
Section 8.04  Trustee or Paying Agent May Own Certificates......................
Section 8.05  Fees and Expenses of Trustee and Paying Agent;
               Indemnification of Trustee and the Paying Agent..................
Section 8.06  Eligibility Requirements for Trustee and the Paying Agent.........
Section 8.07  Resignation and Removal of the Trustee and Paying Agent...........
Section 8.08  Successor Trustee or Paying Agent.................................
Section 8.09  Merger or Consolidation of Trustee or Paying Agent................
Section 8.10  Appointment of Co-Trustee or Separate Trustee.....................
Section 8.11  Appointment of Custodians.........................................
Section 8.12  Access to Certain Information.....................................
Section 8.13  Representations and Warranties of the Trustee.....................
Section 8.14  Representations and Warranties of the Paying Agent................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Repurchase or Liquidation of All
               Mortgage Loans...................................................
Section 9.02  Additional Termination Requirements...............................

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration..............................................
Section 10.02 Use of Agents.....................................................
Section 10.03 Depositor, Servicer and Special Servicer to Cooperate
               with Paying Agent................................................
Section 10.04 Appointment of REMIC Administrators...............................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.........................................................
Section 11.02 Recordation of Agreement; Counterparts............................
Section 11.03 Limitation on Rights of Certificateholders........................
Section 11.04 Governing Law.....................................................
Section 11.05 Notices...........................................................
Section 11.06 Severability of Provisions........................................
Section 11.07 Grant of a Security Interest......................................
Section 11.08 Successors and Assigns; Beneficiaries.............................
Section 11.09 Article and Section Headings......................................
Section 11.10 Notices to the Rating Agencies....................................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       [Reserved]
Exhibit A-4       [Reserved]
Exhibit A-5       [Reserved]
Exhibit A-6       Form of Class X-1 Certificate
Exhibit A-7       Form of Class X-2 Certificate
Exhibit A-8       Form of Class B Certificate
Exhibit A-9       Form of Class C Certificate
Exhibit A-10      Form of Class D Certificate
Exhibit A-11      Form of Class E Certificate
Exhibit A-12      Form of Class F Certificate
Exhibit A-13      Form of Class G Certificate
Exhibit A-14      Form of Class H Certificate
Exhibit A-15      Form of Class J Certificate
Exhibit A-16      Form of Class K Certificate
Exhibit A-17      Form of Class L Certificate
Exhibit A-18      Form of Class M Certificate
Exhibit A-19      Form of Class N Certificate
Exhibit A-20      [Reserved]
Exhibit A-21      Form of Class NR Certificate
Exhibit A-22      [Reserved]
Exhibit A-23      Form of Class AC-1 Certificate
Exhibit A-24      Form of Class AC-2 Certificates
Exhibit A-25      Form of Class AC-3 Certificate
Exhibit A-26      [Reserved]
Exhibit A-27      Form of Class BM-1 Certificate
Exhibit A-28      Form of Class BM-2 Certificates
Exhibit A 29      Form of Class BM-3 Certificate
Exhibit A 30      [Reserved]
Exhibit A-31      Form of Class R Certificate
Exhibit A-32      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G         Form of Statement to Certificateholders
Exhibit H         Form of Omnibus Assignment
Exhibit I         Form of Regulation S Transfer Certificate during Restricted
                  Period
Exhibit I-2       Form of Regulation S Transfer Certificate after Restricted
                  Period
Exhibit J         Form of Purchase Option Notice
Exhibit K         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate during
                  Restricted Period
Exhibit L         Class X Reference Rates
Exhibit M         Form of CMSA Investor Reporting Package
Exhibit M-1       Form of CMSA Bond Level File
Exhibit M-2       Form of CMSA Collateral Summary File
Exhibit M-3       Form of CMSA Financial File
Exhibit M-4       Form of CMSA Loan Periodic Update File
Exhibit M-5       Form of CMSA Loan Setup File
Exhibit M-6       Form of CMSA Property File
Exhibit M-7       Form of CMSA Comparative Financial Status Report
Exhibit M-8       Form of CMSA Delinquent Loan Status Report
Exhibit M-9       Form of CMSA Historical Liquidation Report
Exhibit M-10      Form of CMSA Historical Loan Modification Report
Exhibit M-11      Form of CMSA NOI Adjustment Worksheet
Exhibit M-12      Form of CMSA Operating Statement Analysis Report
Exhibit M-13      Form of CMSA REO Status Report
Exhibit M-14      CMSA Servicer Watchlist Criteria
Exhibit M-15      CMSA Special Servicer Loan File
Exhibit M-16      CMSA Loan Level Reserve/LOC Report
Exhibit M-17      CMSA Reconciliation of Funds
Exhibit N         Controlling Class Certificateholder's Reports Checklist
Exhibit O         [Reserved]
Exhibit P         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate after
                  Restricted Period
Exhibit Q         Form of Transfer Certificate of Regulation S Book-Entry
                  Certificate to Rule 144A Global Book-Entry during Restricted
                  Period
Exhibit R         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate during Restricted Period
Exhibit S         Form Certification to be Provided with Form 10-K
Exhibit T-1       Form of Certification to be Provided to Depositor by Paying
                  Agent
Exhibit T-2       Form of Certification to be Provided to Depositor by Servicer
Exhibit T-3       Form of Certification to be Provided to Depositor by Special
                  Servicer
Exhibit U         Initial Companion Holders
Exhibit V         ARCap Naming Convention
Exhibit W         Form of Notice and Certification regarding Defeasance of
                  Mortgage Loan
Exhibit X         Information Request From Certificateholder, Beneficial Owner
                  or Prospective Purchaser
Exhibit Z         Trustee Certification/Exception Report


                                        SCHEDULES

Schedule 1        [Reserved]
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        [Reserved]
Schedule 4        Mortgage Loans which Initially Pay Interest Only
Schedule 5        [Reserved]
Schedule 6        Battlefield Mall Mortgage Loan Amortization Schedule
Schedule 7        Alliance Center Mortgage Loan Amortization Schedule

            This Pooling and Servicing Agreement (the "Agreement") is dated and effective as of August 11, 2003, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). As provided herein, the Paying Agent shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Excess Interest and the Excess Interest Distribution Account) for federal income tax purposes as three separate real estate mortgage investment conduits (the "Loan REMIC," "Upper-Tier REMIC" and "Lower-Tier REMIC" as described herein).

            The parties intend that the portions of the Trust Fund representing the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof will be treated as a grantor trust under subpart E of Part 1 of subchapter J of the Code and that the beneficial interest therein will be represented by the Class NR Certificates.

                                   LOAN REMIC

            An election will be made to treat the segregated pool of assets consisting of the Battlefield Mall Mortgage Loan, the Alliance Center Mortgage Loan and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Loan REMIC." The Loan REMIC Residual Interest will represent the sole class of "residual interests" in the Loan REMIC for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class LR Certificates. The Loan REMIC AC Pooled Regular Interest, the Loan REMIC BM Pooled Regular Interest, the Class KBM-1 Uncertificated Interest, the Class KBM-2 Uncertificated Interest, the Class KBM-3 Uncertificated Interest, the Class KAC-1 Uncertificated Interest, the Class KAC-2 Uncertificated Interest and the Class KAC-3 Uncertificated Interest will not be certificated and will be held by the Lower-Tier REMIC.

                         Battlefield Mall Mortgage Loan

            The following table sets forth the Original Loan REMIC Principal Amounts, per annum rates of interest for the Loan REMIC Regular Interests and the Related Certificates related to the Battlefield Mall Mortgage Loan:

                                                 Original Loan
                                     Interest        REMIC           Related
          Class Designation            Rate     Principal Amount   Certificate
          -----------------            ----     ----------------   -----------
Loan REMIC BM Pooled Regular Interest   (1)      $85,000,000           N/A
Class KBM-1 Uncertificated Interest     (2)       $4,000,000       Class BM-1
Class KBM-2 Uncertificated Interest     (2)       $6,500,000       Class BM-2
Class KBM-3 Uncertificated Interest     (2)       $4,500,000       Class BM-3

    (1) The interest rate for the Loan REMIC BM Pooled Regular Interest shall be the Battlefield Mall Mortgage Loan Remittance Rate for the Battlefield Mall Pooled Component.

    (2) The interest rate for the Class KBM-1, Class KBM-2 and Class KBM-3. Uncertificated Interests for each Distribution Date shall be the Pass-Through Rate for the Class BM-1, Class BM-2 and Class BM-3 Certificates, respectively, for such Distribution Date.

            The ownership interest in the Battlefield Mall Mortgage Loan, as part of the Loan REMIC related to the Battlefield Mall Mortgage Loan, will be split into a senior undivided ownership interest in the portion of the Loan REMIC related to the Battlefield Mall Mortgage Loan (the "Battlefield Mall Pooled Component") and three subordinate undivided ownership interests in such portion of the Loan REMIC (the "Battlefield Mall Non-Pooled BM-1 Component," "Battlefield Mall Non-Pooled BM-2 Component" and "Battlefield Mall Non-Pooled BM-3 Component" (collectively, the "Battlefield Mall Non-Pooled Components" and, together with the Battlefield Mall Pooled Component, the "Battlefield Mall Mortgage Loan Components")).

            The following table describes certain information regarding the Battlefield Mall Mortgage Loan and the Battlefield Mall Mortgage Loan Components.
                               Battlefield Mall                       Related
                                Mortgage Loan   Corresponding Loan   Class BM
Component          Balance     Remittance Rate*   REMIC Interest    Certificate
---------          -------     ----------------   --------------    -----------
Battlefield Mall $85,000,000  4.44250000000000%    Loan REMIC BM        N/A
  Pooled                                          Pooled Regular
  Component...                                       Interest
Battlefield Mall $4,000,000   5.31800000000000%     Class KBM-1     Class BM-1
  Non-Pooled                                      Uncertificated
  BM-1 Component                                     Interest
Battlefield Mall $6,500,000   5.37600000000000%     Class KBM-2     Class BM-2
  Non-Pooled                                      Uncertificated
  BM-2 Component                                     Interest
Battlefield Mall $4,500,000   5.74188888888889%     Class KBM-3     Class BM-3
  Non-Pooled                                      Uncertificated
  BM-3 Component                                     Interest

------------

* Represents the per annum Mortgage Rate, net of the related Administrative Cost Rate, at which interest will accrue on the Battlefield Mall Mortgage Loan Components based on the actual number of days elapsed and a 360-day year.

                          Alliance Center Mortgage Loan

            The following table sets forth the Original Loan REMIC Principal Amounts, per annum rates of interest for the Loan REMIC Regular Interests and the Related Certificates related to the Alliance Center Mortgage Loan:

                                                  Original Loan
                                       Interest       REMIC           Related
          Class Designation              Rate    Principal Amount   Certificate
          -----------------              ----    ----------------   -----------
Loan REMIC AC Pooled Regular Interest    (1)       $61,930,576          N/A
Class KAC-1 Uncertificated Interest      (2)        $1,997,760      Class AC-1
Class KAC-2 Uncertificated Interest      (2)        $2,996,640      Class AC-2
Class KAC-3 Uncertificated Interest      (2)        $2,996,640      Class AC-3

    (1) The interest rate for the Loan REMIC AC Pooled Regular Interest shall be the Alliance Center Mortgage Loan Remittance Rate for the Alliance Center Pooled Component.

    (2) The interest rate for the Class KAC-1, Class KAC-2 and Class KAC-3. Uncertificated Interests for each Distribution Date shall be the Pass-Through Rate for the Class AC-1, Class AC-2 and Class AC-3 Certificates, respectively, for such Distribution Date.

            The ownership interest in the Alliance Center Mortgage Loan, as part of the Loan REMIC, will be split into a senior undivided ownership interest in the portion of the Loan REMIC related to the Alliance Center Mortgage Loan (the "Alliance Center Pooled Component") and three subordinate undivided ownership interests in such portion of the Loan REMIC (the "Alliance Center Non-Pooled AC-1 Component," "Alliance Center Non-Pooled AC-2 Component" and "Alliance Center Non-Pooled AC-3 Component" (collectively, the "Alliance Center Non-Pooled Components" and, together with the Alliance Center Pooled Component, the "Alliance Center Mortgage Loan Components")).

            The following table describes certain information regarding the Alliance Center Mortgage Loan and the Alliance Center Mortgage Loan Components.

                                Alliance Center                      Related
                                 Mortgage Loan    Corresponding Loan Class AC
   Component        Balance     Remittance Rate*    REMIC Interest   Certificate
   ---------        -------     ----------------    --------------   -----------
Alliance Center   $61,30,576   4.60820000000000%     Loan REMIC AC      N/A
  Pooled                                            Pooled Regular
  Component....                                        Interest
Alliance Center   $1,997,760   5.76900000000000%      Class KAC-1    Class AC-1
  Non-Pooled                                        Uncertificated
  AC-1 Component                                       Interest
Alliance Center   $2,996,640   5.86500000000000%      Class KAC-2    Class AC-2
  Non-Pooled                                        Uncertificated
  AC-2 Component                                       Interest
Alliance Center   $2,996,640   6.35700409100058%      Class KAC-3    Class AC-3
  Non-Pooled                                        Uncertificated
  AC-3 Component                                       Interest

------------

* Represents the per annum Mortgage Rate, net of the related Administrative Cost Rate, at which interest will accrue on the Alliance Center Mortgage Loan Components based on the actual number of days elapsed and a 360-day year.

                                LOWER-TIER REMIC

            The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LB, Class LC, Class LD, Class LE, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LH-3, Class LJ, Class LK-1, Class LK-2, Class LL, Class LM, Class LN, Class LNR, Class LBM-1, Class LBM-2, Class LBM-3, Class LAC-1, Class LAC-2 and Class LAC-3 Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

     Class                                 Original Lower-Tier
  Designation       Interest Rate            Principal Amount
  -----------       -------------            ----------------
Class LA-1-1             (1)                   $12,223,000
Class LA-1-2             (1)                   $54,508,000
Class LA-1-3             (1)                   $56,632,000
Class LA-1-4             (1)                   $53,410,000
Class LA-1-5             (1)                   $39,427,000
Class LA-2-1             (1)                   $12,878,000
Class LA-2-2             (1)                   $47,443,000
Class LA-2-3             (1)                   $51,107,000
Class LA-2-4             (1)                   $541,760,000
Class LB                 (1)                   $31,189,000
Class LC                 (1)                   $32,488,000
Class LD                 (1)                   $11,696,000
Class LE                 (1)                   $14,295,000
Class LF-1               (1)                   $8,259,000
Class LF-2               (1)                   $2,137,000
Class LG-1               (1)                   $10,537,000
Class LG-2               (1)                   $2,459,000
Class LH-1               (1)                   $1,753,000
Class LH-2               (1)                   $12,700,000
Class LH-3               (1)                   $1,141,000
Class LJ                 (1)                   $5,198,000
Class LK-1               (1)                   $984,000
Class LK-2               (1)                   $6,813,000
Class LL                 (1)                   $5,198,000
Class LM                 (1)                   $3,899,000
Class LN                 (1)                   $1,300,000
Class LNR                (1)                   $18,193,617
Class LBM-1              (2)                   $4,000,000
Class LBM-2              (2)                   $6,500,000
Class LBM-3              (2)                   $4,500,000
Class LAC-1              (3)                   $1,997,760
Class LAC-2              (3)                   $2,996,640
Class LAC-3              (3)                   $2,996,640
Class LR               None(4)                   None(4)

------------

(1) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The interest rate for the Class LBM-1, Class LBM-2 and Class LBM-3 Uncertificated Interests for any Distribution Date shall be the Pass-Through Rate for the Class BM-1, Class BM-2 and Class BM-3 Certificates, respectively, for such Distribution Date.

(3) The interest rate for the Class LAC-1, Class LAC-2 and Class LAC-3 Uncertificated Interests for any Distribution Date shall be the Pass-Through Rate for the Class AC-1, Class AC-2 and Class AC-3 Certificates, respectively, for such Distribution Date.

(4) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

                                UPPER-TIER REMIC

            The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class BM-1, Class BM-2, Class BM-3, Class AC-1, Class AC-2, Class AC-3, Class NR (other than with respect to the right to receive Excess Interest), Class X-1 and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

    Related        Pass-Through Rate         Original         Original Ratings
  Certificate         (per annum)       Certificate Balance   Moody's/Fitch(1)
  -----------         -----------       -------------------   ----------------

Class A-1         4.3930%                 $ 216,200,000           Aaa/AAA
Class A-2         5.2550%(2)              $ 653,188,000           Aaa/AAA
Class B           5.3560%(2)              $ 31,189,000            Aa2/AA
Class C           5.4260%(2)              $ 32,488,000             A2/A
Class D           5.4860%(2)              $ 11,696,000             A3/A-
Class E           5.7229%(3)              $ 14,295,000           Baa1/BBB+
Class F           5.7229%(3)              $ 10,396,000           Baa2/BBB
Class G           5.7229%(3)              $ 12,996,000           Baa3/BBB-
Class H           5.3790%(2)              $ 15,594,000            Ba1/BB+
Class J           5.3790%(2)              $ 5,198,000             Ba2/BB
Class K           5.3790%(2)              $ 7,797,000             Ba3/BB-
Class L           5.3790%(2)              $ 5,198,000              B1/B+
Class M           5.3790%(2)              $ 3,899,000              B2/B
Class N           5.3790%(2)              $ 1,300,000              B3/B-
Class NR          5.3790%(2)              $ 18,193,617             NR/NR
Class BM-1        5.4953%(7)              $ 4,000,000             Aa3/NR
Class BM-2        5.5552%(8)              $ 6,500,000              A2/NR
Class BM-3        5.9333%(9)              $ 4,500,000              A3/NR
Class AC-1        5.9613%(10)             $ 1,997,760             Baa1/NR
Class AC-2        6.0605%(11)             $ 2,996,640             Baa2/NR
Class AC-3        6.5689%(12)             $ 2,996,640             Baa3/NR
Class X-1         0.0528%(4)              $ 1,039,627,617(        Aaa/AAA
                                          (5)
Class X-2         0.5825%(4)              $ 998,814,000(5)        Aaa/AAA
Class R                 None(6)              None (6)               */*

------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) Subject to a maximum Pass-Through Rate equal to the Weighted Average Net Mortgage Rate.

(3) The Pass-Through Rate for any Distribution Date for the Class E, Class F and the Class G Certificates will be the Weighted Average Net Mortgage Rate for the Distribution Date.

(4) The Pass-Through Rates for each of the Class X-1 and Class X-2 Certificates will be calculated in accordance with the related definitions of "Class X-1 Pass-Through Rate" and "Class X-2 Pass-Through Rate," as applicable.

(5) The Class X-1 and Class X-2 Certificates will not have a Certificate Balance; rather, each such Class of Certificates will accrue interest as provided herein on the related Class X-1 Notional Amount and Class X-2 Notional Amount, as applicable.

(6) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

(7) The Class BM-1 Pass-Through Rate.

(8) The Class BM-2 Pass-Through Rate.

(9) The Class BM-3 Pass-Through Rate.

(10) The Class AC-1 Pass-Through Rate.

(11) The Class AC-2 Pass-Through Rate.

(12) The Class AC-3 Pass-Through Rate.

            As of close of business on the Cut-off Date, the Mortgage Loans (not including the Battlefield Mall Non-Pooled Component and the Alliance Center Non-Pooled Component) had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,039,627,617.

            Two mortgage loans (the "Companion Loans") are not part of the Trust Fund but are secured by corresponding Mortgages that secure related Mortgage Loans (each, an "AB Mortgage Loan" and, collectively, the "AB Mortgage Loans") that are part of the Trust Fund. As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and will be owned by the Companion Holders.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "AB Intercreditor Agreements": The ICON MHP Intercreditor Agreement and the Pine Valley-Easton MHP Intercreditor Agreement.

            "AB Mortgage Loan": Each of the ICON MHP AB Mortgage Loan and the Pine Valley-Easton MHP AB Mortgage Loan.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, a default under the related Mortgage Loan documents arising by reason of any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of November 1, 2002, as to which default the Servicer and the Special Servicer may forbear taking any enforcement action, provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so.

            "Accrued Alliance Center Pooled Component Interest": With respect to the Alliance Center Pooled Component for any Distribution Date, one month's interest at the Alliance Center Mortgage Loan Remittance Rate for the Alliance Center Pooled Component for such Distribution Date, accrued during the one month period immediately preceding the related Due Date on the Alliance Center Pooled Balance outstanding immediately prior to such Distribution Date.

            "Accrued Battlefield Mall Pooled Component Interest": With respect to the Battlefield Mall Pooled Component for any Distribution Date, one month's interest at the Battlefield Mall Mortgage Loan Remittance Rate for the Battlefield Mall Pooled Component for such Distribution Date, accrued during the one month period immediately preceding the related Due Date on the Battlefield Mall Pooled Balance outstanding immediately prior to such Distribution Date.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X-1 and Class X-2 Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Additional Exclusions": Exclusions in addition to those customarily found in insurance policies for Mortgaged Properties prior to September 11, 2001.

            "Administrative Cost Rate": With respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on such Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Alliance Center Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Alliance Center Mortgage Loan on deposit in the Alliance Center Collection Account (exclusive of any Net Investment Earnings contained therein) and the Loan REMIC Distribution Account as of the close of business on the Business Day preceding the related P&I Advance Date, exclusive of (without duplication):

                (i) all Monthly Payments that are due on a Due Date following the end of the related Due Period with respect to the Alliance Center Mortgage Loan;

                (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds and Insurance and Condemnation Proceeds received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments, if the related Due Date occurs after the related Determination Date, the related Due Date) with respect to the Alliance Center Mortgage Loan;

                (iii) all amounts payable or reimbursable to any Person from the
            Alliance Center Collection Account pursuant to clauses (ii) through
            (xvi) and (xx), inclusive, of Section 3.05(a);

                (iv) all amounts payable or reimbursable to any Person from the
            Loan REMIC Distribution Account pursuant to clauses (iii) through
            (viii), inclusive, of Section 3.05(b) which relate or are allocated to the Alliance Center Mortgage Loan;

                (v) all Yield Maintenance Charges;

                (vi) all amounts deposited in the Alliance Center Collection
            Account or Loan REMIC Distribution Account, as the case may be, in error; and

                (vii) with respect to any Distribution Date relating to each
            Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of the Alliance Center Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.26;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Alliance Center Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to
        Section 4.03 or 7.05 (net of the related Trustee Fee) with respect to the Alliance Center Mortgage Loan; and

            (d) for the Distribution Date occurring in each March, the Withheld Amount for the Alliance Center Mortgage Loan remitted to the Loan REMIC Distribution Account pursuant to Section 3.26(b).

            "Alliance Center Collateral Support Deficit": As defined in Section 4.04(e).

            "Alliance Center Collection Account": An account created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which may be a sub-account of the Certificate Account, which shall be entitled "Wachovia Bank, National Association, as Servicer, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Alliance Center Collection Account." Any such account shall be an Eligible Account or a sub-account of an Eligible Account.

            "Alliance Center Controlling Holder": The Component Mortgage Loan Controlling Holder with respect to the Alliance Center Mortgage Loan.

            "Alliance Center Default Distribution Priority": As defined in
Section 4.01(m).

            "Alliance Center Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 2.

            "Alliance Center Mortgage Loan Components": As defined in the Preliminary Statement.

            "Alliance Center Mortgage Loan Remittance Rate": With respect to any Alliance Center Mortgage Loan Component, the rate set forth in the Preliminary Statement.

            "Alliance Center Non-Pooled Balance": With respect to the Alliance Center Non-Pooled Components in the aggregate, the aggregate principal amount of the Alliance Center Non-Pooled Components outstanding from time to time which, on the Closing Date, shall equal $7,991,040. The initial Alliance Center Non-Pooled Balance of each Alliance Center Non-Pooled Component is set forth in the Preliminary Statement. On each Distribution Date, the Alliance Center Non-Pooled Balance of each Alliance Center Non-Pooled Component shall be reduced by the amount of any distributions of principal allocated in respect of such Alliance Center Non-Pooled Component on such Distribution Date pursuant to
Section 4.01(l)(vii), Sections 4.01(m)(vii), (viii) and (ix), or Section 9.01, as applicable, and shall be further reduced by the amount of any Alliance Center Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Alliance Center Mortgage Loan allocated to the related Class AC Certificates on such Distribution Date pursuant to Section 4.04(a). The Alliance Center Non-Pooled Balance of each Alliance Center Non-Pooled Component will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Alliance Center Mortgage Loan allocated to the Related Class AC Certificates on such Distribution Date. Distributions in respect of a reimbursement of an Alliance Center Collateral Support Deficit and additional Trust Fund expenses in respect of the Alliance Center Mortgage Loan previously allocated to any Class of Class AC Certificates shall not constitute distributions of principal and shall not result in reduction of the Alliance Center Non-Pooled Balance of the related Alliance Center Non-Pooled Component.

            "Alliance Center Non-Pooled Components": As defined in the Preliminary Statement.

            "Alliance Center Non-Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate of the Alliance Center Non-Pooled Balances for such Distribution Date and the denominator of which is the sum of (a) the aggregate of the Alliance Center Non-Pooled Balances for such Distribution Date and (b) the Alliance Center Pooled Balance for such Distribution Date.

            "Alliance Center Pooled Balance": The principal balance of the Alliance Center Pooled Component outstanding from time to time which, as of the Closing Date is equal to $61,930,576. On each Distribution Date, the Alliance Center Pooled Balance shall be reduced by the amount of any distributions of principal allocated in respect of the Alliance Center Pooled Component on such Distribution Date pursuant to Section 4.01(l)(ii) or 4.01(m)(ii) or Section 9.01, as applicable, and shall be further reduced by the amount of any Alliance Center Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Alliance Center Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date pursuant to Section 4.04(a). The Alliance Center Pooled Balance will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Alliance Center Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date. Distributions in respect of a reimbursement of an Alliance Center Collateral Support Deficit and additional Trust Fund expenses in respect of the Alliance Center Mortgage Loan previously allocated to any Class of Regular Certificates shall not constitute distributions of principal and shall not result in reduction of the Alliance Center Pooled Balance.

            "Alliance Center Pooled Component": As defined in the Preliminary Statement.

            "Alliance Center Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the Alliance Center Pooled Balance for such Distribution Date and the denominator of which is
(y) the sum of (a) the Alliance Center Pooled Balance for such Distribution Date and (b) the aggregate of the Alliance Center Non-Pooled Balances for such Distribution Date.

            "Alliance Center Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Alliance Center Principal Shortfall for such Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Alliance Center Mortgage Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Alliance Center Mortgage Loan.

            "Alliance Center Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the Alliance Center Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Loan REMIC AC Pooled Regular Interest and the Class AC Certificates for such preceding Distribution Date. The Alliance Center Principal Shortfall for the initial Distribution Date will be zero.

            "Alliance Center Representative": The Component Mortgage Loan Representative with respect to the Alliance Center Mortgage Loan.

            "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable Procedures": As defined in Section 5.02(b)(i).

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and the State of Minnesota; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Paying Agent by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date on which the Special Servicer receives or performs the related Appraisal, equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan (including, if such Mortgage Loan is a Component Mortgage Loan, the related Non-Pooled Components) over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over
(ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clause (i) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (including, if such Mortgage Loan is a Component Mortgage Loan, the related Non-Pooled Components) until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120-day period set forth in such clause (i), which Appraisal shall be delivered by the Special Servicer to the Servicer, the Directing Certificateholder, the Paying Agent and the Trustee.

            With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the Special Servicer shall, within 30 days of each anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance or to conduct an internal valuation, as applicable. Based upon such Appraisal, the Special Servicer shall redetermine (in consultation with the Directing Certificateholder) and report to the Directing Certificateholder (and, in the case of a Component Mortgage Loan, the related Component Mortgage Loan Representative), the Servicer, the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. The Directing Certificateholder shall have ten (10) Business Days to review and approve each calculation of an Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the Appraisal Reduction within 30 days of receipt of the initial Appraisal Reduction, such consent shall be deemed given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or valuation, as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such appraisal or valuation, as applicable.

            Any Mortgage Loan previously subject to an Appraisal Reduction which loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) the date on which a receiver has been appointed, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor, (vi) 90 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to a Mortgage Loan unless the Mortgagor has delivered to the Servicer on the related Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 60 days thereafter and (vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the Servicer, or the Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan.

            "ARCap Naming Convention": As defined in Section 3.12(a)

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification of such Mortgage Loan, and
(b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": The Paying Agent or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account (exclusive of any Net Investment Earnings contained therein), the Loan REMIC Distribution Account and the Lower-Tier Distribution Account as of the Business Day preceding the related P&I Advance Date, exclusive of (without duplication):

                (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

                (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds or Insurance and Condemnation Proceeds, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date);

                (iii) all amounts payable or reimbursable to any Person from the
            Certificate Account pursuant to clauses (ii) through (xvii), inclusive, and clauses (xix) and (xx) of Section 3.05(a);

                (iv) all amounts payable or reimbursable to any Person from the
            Loan REMIC Distribution Account pursuant to clauses (iii) - (viii), inclusive, of Section 3.05(b), or Lower-Tier Distribution Account pursuant to clauses (iv) through (ix), inclusive, of Section 3.05(c);

                (v) Excess Interest;

                (vi) all Yield Maintenance Charges;

                (vii) all amounts deemed distributable pursuant to (A) Sections
            4.01(j)(iv) through (x) and (k)(iv) through (xii) and (B) Sections 4.01(l)(iv) through (x) and (m)(iv) through (xii);

                (viii)all amounts deposited in the Certificate Account, the Loan
            REMIC Distribution Account or the Lower-Tier Distribution Account, as the case may be, in error; and

                (ix) with respect to the Interest Reserve Loans and any
            Distribution Date relating to each Interest Accrual Period ending in
            (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.26;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to
        Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account or the Loan REMIC Distribution Account pursuant to Section 3.26(b).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificate is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the difference between (i) the Mortgage Rate on such Mortgage Loan and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero. The Servicer shall provide to the Paying Agent the discount rate references above for purposes of calculating the Base Interest Fraction.

            "Battlefield Mall Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Battlefield Mall Mortgage Loan on deposit in the Battlefield Mall Collection Account (exclusive of any Net Investment Earnings contained therein) and the Loan REMIC Distribution Account as of the close of business on the Business Day preceding the related P&I Advance Date, exclusive of (without duplication):

                (i) all Monthly Payments that are due on a Due Date following the end of the related Due Period with respect to the Battlefield Mall Mortgage Loan;

                (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds and Insurance and Condemnation Proceeds received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments, if the related Due Date occurs after the related Determination Date, the related Due Date) with respect to the Battlefield Mall Mortgage Loan;

                (iii) all amounts payable or reimbursable to any Person from the
            Battlefield Mall Collection Account pursuant to clauses (ii) through
            (xvi), inclusive, and (xx) of Section 3.05(a);

                (iv) all amounts payable or reimbursable to any Person from the
            Loan REMIC Distribution Account pursuant to clauses (iii) through
            (viii), inclusive, of Section 3.05(b) which are related or allocated to the Battlefield Mall Mortgage Loan;

                (v) all Yield Maintenance Charges;

                (vi) all amounts deposited in the Battlefield Mall Collection
            Account or Loan REMIC Distribution Account, as the case may be, in error; and

                (vii) with respect to any Distribution Date relating to each
            Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of the Battlefield Mall Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.26;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Battlefield Mall Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to
        Section 4.03 or 7.05 (net of the related Trustee Fee) with respect to the Battlefield Mall Mortgage Loan; and

            (d) for the Distribution Date occurring in each March, the Withheld Amount for the Battlefield Mortgage Loan remitted to the Loan REMIC Distribution Account pursuant to Section 3.26(b).

            "Battlefield Mall Collateral Support Deficit": As defined in Section 4.04(d).

            "Battlefield Mall Collection Account": An account created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which may be a sub-account of the Certificate Account, which shall be entitled "Wachovia Bank, National Association, as Servicer, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Battlefield Mall Collection Account." Any such account shall be an Eligible Account or a sub-account of an Eligible Account.

            "Battlefield Mall Controlling Holder": The Component Mortgage Loan Controlling Holder with respect to the Battlefield Mortgage Loan.

            "Battlefield Mall Default Distribution Priority": As defined in
Section 4.01(k).

            "Battlefield Mall Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 1.

            "Battlefield Mall Mortgage Loan Components": As defined in the Preliminary Statement.

            "Battlefield Mall Mortgage Loan Remittance Rate": With respect to any Battlefield Mall Mortgage Loan Component, the rate set forth in the Preliminary Statement.

            "Battlefield Mall Non-Pooled Balance": With respect to the Battlefield Mall Non-Pooled Components in the aggregate, the aggregate principal amount of the Battlefield Mall Non-Pooled Components outstanding from time to time which, on the Closing Date, shall equal $15,000,000. The initial Battlefield Mall Non-Pooled Balance of each Battlefield Mall Non-Pooled Component is set forth in the Preliminary Statement. On each Distribution Date, the Battlefield Mall Non-Pooled Balance of each Battlefield Mall Non-Pooled Component shall be reduced by the amount of any distributions of principal allocated in respect of such Battlefield Mall Non-Pooled Component on such Distribution Date pursuant to Section 4.01(j)(vii), Sections 4.01(k)(viii), (ix) and (x), or Section 9.01, as applicable, and shall be further reduced by the amount of any Battlefield Mall Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Battlefield Mall Mortgage Loan allocated to the Related Class BM Certificates on such Distribution Date pursuant to Section 4.04(a). The Battlefield Mall Non-Pooled Balance of each Battlefield Mall Non-Pooled Component will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Battlefield Mall Mortgage Loan allocated to the Related Class BM Certificates on such Distribution Date. Distributions in respect of a reimbursement of a Battlefield Mall Collateral Support Deficit and additional Trust Fund expenses in respect of the Battlefield Mall Mortgage Loan previously allocated to any Class of Class BM Certificates shall not constitute distributions of principal and shall not result in reduction of the Battlefield Mall Non-Pooled Balance of the related Battlefield Mall Non-Pooled Component.

            "Battlefield Mall Non-Pooled Components": As defined in the Preliminary Statement.

            "Battlefield Mall Non-Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate of the Battlefield Mall Non-Pooled Balances for such Distribution Date and the denominator of which is the sum of (a) the aggregate of the Battlefield Mall Non-Pooled Balances for such Distribution Date and (b) the Battlefield Mall Pooled Balance for such Distribution Date.

            "Battlefield Mall Pooled Balance": The principal balance of the Battlefield Mall Pooled Component outstanding from time to time which, as of the Closing Date is equal to $85,000,000. On each Distribution Date, the Battlefield Mall Pooled Balance shall be reduced by the amount of any distributions of principal allocated in respect of the Battlefield Mall Pooled Component on such Distribution Date pursuant to Section 4.01(j)(ii) or 4.01(k)(ii) or Section 9.01, as applicable, and shall be further reduced by the amount of any Battlefield Mall Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Battlefield Mall Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date pursuant to Section 4.04(a). The Battlefield Mall Pooled Balance will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Battlefield Mall Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date. Distributions in respect of a reimbursement of a Battlefield Mall Collateral Support Deficit and additional Trust Fund expenses in respect of the Battlefield Mall Mortgage Loan previously allocated to any Class of Regular Certificates shall not constitute distributions of principal and shall not result in reduction of the Battlefield Mall Pooled Balance.

            "Battlefield Mall Pooled Component": As defined in the Preliminary Statement.

            "Battlefield Mall Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the Battlefield Mall Pooled Balance for such Distribution Date and the denominator of which is (y) the sum of (a) the Battlefield Mall Pooled Balance for such Distribution Date and (b) the aggregate of the Battlefield Mall Non-Pooled Balances for such Distribution Date.

            "Battlefield Mall Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Battlefield Mall Principal Shortfall for such Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Battlefield Mall Mortgage Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Battlefield Mall Mortgage Loan.

            "Battlefield Mall Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the Battlefield Mall Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Loan REMIC BM Pooled Regular Interest and the Class BM Certificates for such preceding Distribution Date. The Battlefield Mall Principal Shortfall for the initial Distribution Date will be zero.

            "Battlefield Mall Representative": The Component Mortgage Loan Representative with respect to the Battlefield Mall Mortgage Loan.

            "Bid Allocation": With respect to the Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Servicer and all Sub-Servicers as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, Charlotte, North Carolina, Columbia, Maryland, Minneapolis, Minnesota, or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer, the Paying Agent or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": A segregated custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Servicer, on behalf of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Certificate Account." Any such account or accounts shall be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight (8) places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Paying Agent, the Depositor, or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or Depositor, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and the Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. The Trustee and the Paying Agent shall each be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates, Uncertificated Lower-Tier Interests, Loan REMIC Regular Interest or Component, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest, Loan REMIC Regular Interest or Component.

            "Class A Certificate": Any Class A-1 or Class A-2 Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.3930%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.2550% and (ii) the Weighted Average Net Mortgage Rate.

            "Class AC Certificates": Any of the Class AC-1, Class AC-2 and Class AC-3 Certificates.

            "Class AC-1 Certificate": A Certificate designated as "Class AC-1" on the face thereof, in the form of Exhibit A-27 hereto.

            "Class AC-1 Pass-Through Rate": With respect to any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Alliance Center Non-Pooled AC-1 Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Alliance Center Non-Pooled AC-1 Component during the one month period immediately preceding the related Due Date at the related Alliance Center Mortgage Loan Remittance Rate on the outstanding Alliance Center Non-Pooled Balance for the Alliance Center Non-Pooled AC-1 Component immediately prior to such Distribution Date; provided, that the Class AC-1 Pass-Through Rate for the Distribution Date (A) that occurs in January and February in any year which is not a leap year or that occurs in February in any year which is a leap year, and
(B) that occurs in March, will be the Alliance Center Mortgage Loan Remittance Rate for the Alliance Center Non-Pooled AC-1 Component.

            "Class AC-2 Certificate": A Certificate designated as "Class AC-2" on the face thereof, in the form of Exhibit A-28 hereto.

            "Class AC-2 Pass-Through Rate": With respect to any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Alliance Center Non-Pooled AC-2 Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Alliance Center Non-Pooled AC-2 Component during the one month period immediately preceding the related Due Date at the related Alliance Center Mortgage Loan Remittance Rate on the outstanding Alliance Center Non-Pooled Balance for the Alliance Center Non-Pooled AC-2 Component immediately prior to such Distribution Date; provided, that the Class AC-2 Pass-Through Rate for the Distribution Date (A) that occurs in January and February in any year which is not a leap year or that occurs in February in any year which is a leap year, and
(B) that occurs in March, will be the Alliance Center Mortgage Loan Remittance Rate for the Alliance Center Non-Pooled AC-2 Component.

            "Class AC-3 Certificate": A Certificate designated as "Class AC-3" on the face thereof, in the form of Exhibit A-29 hereto.

            "Class AC-3 Pass-Through Rate": With respect to any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Alliance Center Non-Pooled AC-3 Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Alliance Center Non-Pooled AC-3 Component during the one month period immediately preceding the related Due Date at the related Alliance Center Mortgage Loan Remittance Rate on the outstanding Alliance Center Non-Pooled Balance for the Alliance Center Non-Pooled AC-3 Component immediately prior to such Distribution Date; provided, that the Class AC-3 Pass-Through Rate for the Distribution Date (A) that occurs in January and February in any year which is not a leap year or that occurs in February in any year which is a leap year, and
(B) that occurs in March, will be the Alliance Center Mortgage Loan Remittance Rate for the Alliance Center Non-Pooled AC-3 Component.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-8 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3560% and (ii) the Weighted Average Net Mortgage Rate.

            "Class BM Certificates": Any of the Class BM-1, Class BM-2 and Class BM-3 Certificates.

            "Class BM-1 Certificate": A Certificate designated as "Class BM-1" on the face thereof, in the form of Exhibit A-23 hereto.

            "Class BM-1 Pass-Through Rate": With respect to any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Battlefield Mall Non-Pooled BM-1 Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Battlefield Mall Non-Pooled BM-1 Component during the one month period immediately preceding the related Due Date at the related Battlefield Mall Mortgage Loan Remittance Rate on the outstanding Battlefield Mall Non-Pooled Balance for the Battlefield Mall Non-Pooled BM-1 Component immediately prior to such Distribution Date; provided, that the Class BM-1 Pass-Through Rate for the Distribution Date (A) that occurs in January and February in any year which is not a leap year or that occurs in February in any year which is a leap year, and (B) that occurs in March, will be the Battlefield Mall Mortgage Loan Remittance Rate for the Battlefield Mall Non-Pooled BM-1 Component.

            "Class BM-2 Certificate": A Certificate designated as "Class BM-2" on the face thereof, in the form of Exhibit A-24 hereto.

            "Class BM-2 Pass-Through Rate": With respect to any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Battlefield Mall Non-Pooled BM-2 Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Battlefield Mall Non-Pooled BM-2 Component during the one month period immediately preceding the related Due Date at the related Battlefield Mall Mortgage Loan Remittance Rate on the outstanding Battlefield Mall Non-Pooled Balance for the Battlefield Mall Non-Pooled BM-2 Component immediately prior to such Distribution Date; provided, that the Class BM-2 Pass-Through Rate for the Distribution Date (A) that occurs in January and February in any year which is not a leap year or that occurs in February in any year which is a leap year, and (B) that occurs in March, will be the Battlefield Mall Mortgage Loan Remittance Rate for the Battlefield Mall Non-Pooled BM-2 Component.

            "Class BM-3 Certificate": A Certificate designated as "Class BM-3" on the face thereof, in the form of Exhibit A-25 hereto.

            "Class BM-3 Pass-Through Rate": With respect to any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Battlefield Mall Non-Pooled BM-3 Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Battlefield Mall Non-Pooled BM-3 Component during the one month period immediately preceding the related Due Date at the related Battlefield Mall Mortgage Loan Remittance Rate on the outstanding Battlefield Mall Non-Pooled Balance for the Battlefield Mall Non-Pooled BM-3 Component immediately prior to such Distribution Date; provided, that the Class BM-3 Pass-Through Rate for the Distribution Date (A) that occurs in January and February in any year which is not a leap year or that occurs in February in any year which is a leap year, and (B) that occurs in March, will be the Battlefield Mall Mortgage Loan Remittance Rate for the Battlefield Mall Non-Pooled BM-3 Component.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-9 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4260% and (ii) the Weighted Average Net Mortgage Rate.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-10 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.4860% and (ii) the Weighted Average Net Mortgage Rate.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-11 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-12 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-13 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-14 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3790% and (ii) the Weighted Average Net Mortgage Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-15 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3790% and (ii) the Weighted Average Net Mortgage Rate.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-16 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3790% and (ii) the Weighted Average Net Mortgage Rate.

            "Class KAC-1 Uncertificated Interest": A regular interest in the Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class KAC-2 Uncertificated Interest": A regular interest in the Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class KAC-3 Uncertificated Interest": A regular interest in the Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class KBM-1 Uncertificated Interest": A regular interest in the Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class KBM-2 Uncertificated Interest": A regular interest in the Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class KBM-3 Uncertificated Interest": A regular interest in the Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-17 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3790% and (ii) the Weighted Average Net Mortgage Rate.

            "Class LA-1-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-5 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LAC-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LAC-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LAC-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LBM-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LBM-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LBM-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LNR Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-32 hereto, evidencing the Loan REMIC Residual Interest and the Class LR Residual Interest.

            "Class LR Residual Interest": The sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions and evidenced by the Class LR Certificates.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-18 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3790% and (ii) the Weighted Average Net Mortgage Rate.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-19 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3790% and (ii) the Weighted Average Net Mortgage Rate.

            "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2 Notional Amount, as the context requires.

            "Class NR Certificate": A Certificate designated as "Class NR" on the face thereof, in the form of Exhibit A-21 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions and the undivided beneficial interest in the Grantor Trust.

            "Class NR Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3790% and (ii) the Weighted Average Net Mortgage Rate.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-31 hereto.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificates": The Class X-1 Certificates and the Class X-2 Certificates.

            "Class X Reference Rate": With respect to any Distribution Date, the rate for such Distribution Date specified in Exhibit L hereto.

            "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-1 Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class X-1 Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X-1 Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-1 Strip Rate": (A) With respect to any Class of the Components (other than those Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Related Certificates and (B) with respect to any Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date (i) for any Distribution Date occurring on or before the Class X-2 Termination Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the greater of (I) the Class X Reference Rate for such Distribution Date and (II) the Pass-Through Rate for the Related Certificate for such Distribution Date, and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Related Certificates for such Distribution Date; provided, that in no event shall any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-2 Components": Each of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XH-3, Component XJ, Component XK-1 and Component XK-2.

            "Class X-2 Notional Amount": (i) With respect to any Distribution Date on or prior to the Distribution Date in August 2004, the sum of the then Component Notional Amounts of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XH-3, Component XJ, Component XK-1 and Component XK-2.

                (ii) With respect to any Distribution Date after the
            Distribution Date in August 2004 through and including the Distribution Date in August 2005, the sum of the then Component Notional Amounts of Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XH-3, Component XJ, Component XK-1 and Component XK-2.

                (iii) With respect to any Distribution Date after the
            Distribution Date in August 2005 through and including the Distribution Date in August 2006, the sum of the then Component Notional Amounts of Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XH-3, Component XJ and Component XK-2.

                (iv) With respect to any Distribution Date after the
            Distribution Date in August 2006 through and including the Distribution Date in August 2007, the sum of the then Component Notional Amounts of Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-2 and Component XH-3.

                (v) With respect to any Distribution Date after the Distribution
            Date in August 2007 through and including the Distribution Date in August 2008, the sum of the then Component Notional Amounts of Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2 and Component XH-3.

                (vi) With respect to any Distribution Date after the
            Distribution Date in August 2008 through and including the Distribution Date in August 2009, the sum of the then Component Notional Amounts of Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2 and Component XG-2.

                (vii) With respect to any Distribution Date after the
            Distribution Date in August 2009 through and including the Distribution Date in August 2010, the sum of the then Component Notional Amounts of Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-2.

                (viii) after the Distribution Date in August 2010, $0.

            "Class X-2 Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-2 Strip Rate": With respect to each Class X-2 Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class X-2 Termination Date, (A) the lesser of
(I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class X Reference Rate for such Distribution Date, minus (B) the Pass-Through Rate for the Related Certificates (provided that in no event shall any Class X-2 Strip Rate be less than zero) and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, 0% per annum.

            "Class X-2 Termination Date": The Distribution Date in August 2010.

            "Clearstream": Clearstream Banking, societe anonyme or any successor thereto.

            "Closing Date": August 11, 2003.

            "CMSA": The Commercial Mortgage Securities Association, or any successor organization reasonably acceptable to the Trustee, the Paying Agent and the Servicer.

            "CMSA Bond Level File": The monthly report in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, a current form of which is attached hereto as Exhibit M-1, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Trustee and the Paying Agent.

            "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, a current form of which is attached hereto as Exhibit M-2, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee and the Paying Agent.

            "CMSA Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-7, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, setting forth, among other things, (A) the most recent property inspection date for each Mortgaged Property to be covered thereby and (B) in each instance based on (1) the rent roll for the corresponding reporting period and (2) to the extent in the possession or under the control of the Servicer (i) for year end financial reports (in descending order of desirability), (a) trailing 12-months normalized financial information, or (b) if the information in clause (a) is not available, normalized financial information based on no less than nine months of operating statements (annualized), or (c) if the information in clauses (a) and (b) is not available, the most recent current year-to-date financial information (annualized) and (ii) with respect to quarterly reports, the current year-to-date financial information: (x) the occupancy and debt service coverage ratio for each Mortgage Loan or Mortgaged Property, as applicable, to be covered thereby; and (y) the revenue, expense, net operating income and net cash flow for each Mortgaged Property to be covered thereby. For the purposes of the production by the Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the Cut-Off Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-3, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": The monthly report in the "Historical Liquidation File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-9, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The monthly report in the "Historical Loan Modification Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-10, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": The collection of reports specified by the CMSA from time to time as the "CMSA Investor Reporting Package." As of the Closing Date, the CMSA IRP contains seven electronic files ((1) CMSA Loan Set-up File, (2) CMSA Loan Periodic Update File, (3) CMSA Property File, (4) CMSA Bond Level File, (5) CMSA Collateral Summary File, (6) CMSA Financial File and (7) CMSA Special Servicer Loan File) and ten surveillance reports ((1) CMSA Servicer Watchlist, (2) Delinquent Loan Status Report, (3) CMSA REO Status Report, (4) CMSA Comparative Financial Status Report, (5) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (6) CMSA Historical Liquidation Report, (7) CMSA Operating Statement Analysis Report, (8) CMSA NOI Adjustment Worksheet, (9) CMSA Loan Level Reserve/LOC Report and (10) CMSA Reconciliation of Funds). The CMSA IRP shall be substantially in the form of, and containing the information called for in, the downloadable forms of the "CMSA IRP" available as of the Closing Date on the CMSA website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transaction generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA IRP" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Servicer, the Special Servicer, the Paying Agent and the Trustee. For the purposes of the production of the Comparative Financial Status Report by the Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Level Reserve/LOC Report": The monthly report in the "Loan Level Reserve/LOC Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-16, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer.

            "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-4, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Servicer, the Paying Agent and the Trustee.

            "CMSA Loan Setup File": The report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-5, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer and the Paying Agent.

            "CMSA NOI Adjustment Worksheet": The monthly report in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-11, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-12, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-6, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-13, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds": The monthly report in the "Reconciliation of Funds" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-17, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer.

            "CMSA Servicer Watchlist and Portfolio Review Guidelines": As of each Determination Date a report, including and identifying each Non-Specially Serviced Mortgage Loan satisfying the "CMSA Portfolio Review Guidelines" approved from time to time by the CMSA in the "CSMA Servicer Watchlist" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-14, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Servicer Watchlist" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer.

            "CMSA Special Servicer Loan File": The monthly report in the "CMSA Special Servicer Loan File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-15, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Commission": The Securities and Exchange Commission.

            "Companion Distribution Account": With respect to the Companion Loans, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled "Wachovia Bank, National Association, as Companion Paying Agent for the Companion Holders of the Companion Loans relating to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6." The Companion Distribution Account shall not be an asset of the Trust Fund, but instead shall be held by the Companion Paying Agent on behalf of the applicable Companion Holder. Any such account shall be an Eligible Account. Notwithstanding the foregoing, if the Servicer and the Companion Paying Agent are the same entity, the Companion Distribution Account may be the subaccount referenced in the second to the last paragraph of Section 3.04(a).

            "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan. As of the Closing Date, the Companion Holder of the Companion Loans is CBA-Mezzanine Capital Finance, LLC, with respect to the ICON MHP AB Mortgage Loan and with respect to the Pine Valley-Easton MHP AB Mortgage Loan.

            "Companion Loan": As defined in the Preliminary Statement.

            "Companion Paying Agent": The Servicer in its role as Companion Paying Agent appointed pursuant to Section 3.31.

            "Companion Register": The register maintained by the Companion Paying Agent pursuant to Section 3.32.

            "Compensating Interest Payments": With respect to each Mortgage Loan (or REO Loan), an amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls, and (ii) the aggregate of (A) that portion of Servicing Fees for such Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Distribution Date, calculated at 0.02% per annum, and
(B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings for such Distribution Date. However, if a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Distribution Date and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Servicer for such Distribution Date, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

            "Component": Each of Component XA-1-1, Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XH-3, Component XJ, Component XK-1, Component XK-2, Component XL, Component XM, Component XN and Component XNR.

            "Component Mortgage Loan": Each of the Battlefield Mall Mortgage Loan and the Alliance Center Mortgage Loan.

            "Component Mortgage Loan Certificates": With respect to the Battlefield Mall Mortgage Loan, the Class BM Certificates and with respect to the Alliance Center Mortgage Loan, the Class AC Certificates.

            "Component Mortgage Loan Collateral Support Deficit": With respect to the Battlefield Mall Mortgage Loan, the Battlefield Mall Collateral Support Deficit and with respect to the Alliance Center Mortgage Loan, the Alliance Center Collateral Support Deficit.

            "Component Mortgage Loan Collection Account": With respect to the Battlefield Mall Mortgage Loan, the Battlefield Mall Collection Account and with respect to the Alliance Center Mortgage Loan, the Alliance Center Collection Account.

            "Component Mortgage Loan Controlling Holder": As defined in Section 3.29(j).

            "Component Mortgage Loan Pooled Balance": With respect to the Battlefield Mall Mortgage Loan, the Battlefield Mall Pooled Balance and with respect to the Alliance Center Mortgage Loan, the Alliance Center Pooled Balance.

            "Component Mortgage Loan Representative": As defined in Section 3.29(j). The initial Component Mortgage Loan Representative for each Component Mortgage Loan is TIAA-CREF.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Related Uncertificated Lower-Tier Interest.

            "Component XA-1-1": One of the 27 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component XA-1-2": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component XA-1-3": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest as of any date of determination.

            "Component XA-1-4": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-4 Uncertificated Interest as of any date of determination.

            "Component XA-1-5": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-5 Uncertificated Interest as of any date of determination.

            "Component XA-2-1": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component XA-2-2": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component XA-2-3": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

            "Component XA-2-4": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-4 Uncertificated Interest as of any date of determination.

            "Component XB": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component XC": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            "Component XD": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Uncertificated Interest as of any date of determination.

            "Component XE": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE Uncertificated Interest as of any date of determination.

            "Component XF-1": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-1 Uncertificated Interest as of any date of determination.

            "Component XF-2": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-2 Uncertificated Interest as of any date of determination.

            "Component XG-1": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component XG-2": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component XH-1": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-1 Uncertificated Interest as of any date of determination.

            "Component XH-2": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LH-2 Uncertificated Interest as of any date of determination.

            "Component XH-3": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-3 Uncertificated Interest as of any date of determination.

            "Component XJ": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component XK-1": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK-1 Uncertificated Interest as of any date of determination.

            "Component XK-2": One of the 27 components of the Class X-1 Certificates and one of the 22 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK-2 Uncertificated Interest as of any date of determination.

            "Component XL": One of the 27 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component XM": One of the 27 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component XN": One of the 27 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component XNR": One of the 27 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LNR Uncertificated Interest as of any date of determination.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class NR Certificates. In determining the most subordinate Class of Regular Certificates for the purpose of determining the Controlling Class, such determination shall be made without consideration of Appraisal Reductions, if any, allocated to any Class of Regular Certificates.

            "Controlling Class Certificateholder's Option Period": As defined in
Section 3.18(a)(ii).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Option Holder": As defined in Section 3.18(a)(i).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2003-CIBC6 (telecopy number (410) 884-2360).

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.21(a).

            "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

            "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Crossed Loan Repurchase Criteria": (i) The weighted average Debt Service Coverage Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution shall not be less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, and (b) 1.25x (ii) the weighted average LTV Ratio for all remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the lesser of (a) the weighted average LTV Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (b) 75%, (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that any modification relating to the repurchase of a Crossed Loan shall not cause an Adverse REMIC Event, and (iv) the Directing Certificateholder shall have consented to the repurchase of the affected Crossed Loan, which consent shall not be unreasonably withheld.

            "Cure Event": As defined in Section 3.09(i).

            "Cure Option Notice": As defined in Section 3.09(i).

            "Cure Payment": As defined in Section 3.09(i).

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to each Mortgage Loan, the related Due Date of such Mortgage Loan in August 2003 or, with respect to those Mortgage Loans that were originated in July 2003 and have their first Due Date in September 2003, August 1, 2003.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided that with respect to the Mortgage Loans indicated on Schedule 4, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

            "Default Interest": With respect to any Mortgage Loan or Companion Loan, all interest accrued in respect of such Mortgage Loan or Companion Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Companion Loan outstanding from time to time.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days (or sixty days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defect": As defined in Section 2.02(f).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Delinquent Loan Status Report": The monthly report in the "Delinquent Loan Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-8, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Determination Information": As defined in Section 3.18(a)(i).

            "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder which will initially be ARCap CMBS Fund REIT, Inc.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel as provided to the Trustee (at no expense to the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Alliance Center Pooled Component Interest": For any Distribution Date, the Accrued Alliance Center Pooled Component Interest for such Distribution Date, reduced by (i) the amount described in the last sentence of the definition of Distributable Certificate Interest for such Distribution Date relating to the Alliance Center Mortgage Loan, and (ii) the amount of any Certificate Deferred Interest allocated to any Class of Regular Certificates with respect of the Alliance Center Mortgage Loan in accordance with Section 4.06.

            "Distributable Battlefield Mall Pooled Component Interest": For any Distribution Date, the Accrued Battlefield Mall Pooled Component Interest for such Distribution Date, reduced by (i) the amount described in the last sentence of the definition of Distributable Certificate Interest for such Distribution Date relating to the Battlefield Mall Mortgage Loan, and (ii) the amount of any Certificate Deferred Interest allocated to any Class of Regular Certificates with respect of the Battlefield Mall Mortgage Loan in accordance with Section 4.06.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of
(i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates (other than the Class X Certificates) for such Distribution Date, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class pursuant to Section 4.06(a). With respect to any Class of Component Mortgage Loan Certificates, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any allocations, if any, of the Net Aggregate Prepayment Interest Shortfall with respect to the related Component Mortgage Loan for such Distribution Date allocated to such Class of Component Mortgage Loan Certificates as set forth below, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class pursuant to Section 4.06(a). The Net Aggregate Prepayment Interest Shortfall for a Component Mortgage Loan, if any, for each Distribution Date shall be allocated, up to an amount equal to the lesser of (i) any such Net Aggregate Prepayment Interest Shortfall and (ii) any Accrued Certificate Interest in respect of the particular Class of related Component Mortgage Loan Certificates for such Distribution Date, in the case of the Battlefield Mall Mortgage Loan, first, to the Class BM-3 Certificates, then to the Class BM-2 Certificates and then to the Class BM-1 Certificates and in the case of the Alliance Center Mortgage Loan, first, to the Class AC-3 Certificates, then to the Class AC-2 Certificates and then to the Class AC-1 Certificates, and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Regular Certificates as described in the second preceding sentence above.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account and Loan REMIC Distribution Account, all of which may be subaccounts of a single account.

            "Distribution Date": The 12th day of each month, or, if such 12th day is not a Business Day, on the next succeeding Business Day, beginning in September 2003.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan (including the Battlefield Mall Mortgage Loan Components and the Alliance Center Mortgage Loan Components), the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date for such Mortgage Loan occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any Monthly Payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee), the long-term unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's or "A2" provided that the short term obligations of which are rated "P-1" by Moody's and (B) "A+" by Fitch, if the deposits are to be held in such account 30 days or more and the short-term debt obligations of which have a short-term rating of not less than "F-1+" from Fitch, if the deposits are to be held in such account for less than 30 days, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Indemnity Agreement": With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor's obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class H, Class J, Class K, Class L, Class M, Class N or Class NR Certificate; provided that any such Certificate:
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": Euroclear Bank S.A./N.V. or any successor thereto.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of the Loan REMIC, Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Paying Agent pursuant to Section 3.04(c), which shall be entitled "LaSalle Bank National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Excess Interest Distribution Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Excess Interest Distribution Account shall not be an asset of the Loan REMIC, Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "Final Recovery Determination": A reasonable determination by the Special Servicer, in consultation with the Directing Certificateholder, with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, the Controlling Class Option Holder, the Companion Holder or the Special Servicer pursuant to
Section 3.18(b) or the Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to
Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "FIRREA": The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as it may be amended from time to time.

            "Fitch": Fitch, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Gain-on-Sale Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related Liquidation Expenses, P&I Advances, Liquidation Fees, interest on Advances, Servicing Fees, Special Servicing Fees and additional Trust Fund expenses over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A custodial account or accounts created and maintained by the Paying Agent, pursuant to Section 3.04(d) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Gain-on-Sale Reserve Account." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

            "Gateway Commons Intercreditor Agreement #1": That certain Intercreditor Agreement, dated as of May 29, 2003, between JPMorgan Chase Bank, as senior lender, and D.K. Cloniger, as mezzanine lender. Gateway Commons Intercreditor Agreement #1 relates to the Mortgage Loan identified on the Mortgage Loan Schedule as loan number 64.

            "Gateway Commons Intercreditor Agreement #2": That certain Intercreditor Agreement, dated as of May 29, 2003, between JPMorgan Chase Bank, as senior lender, and D.K. Cloniger, as mezzanine lender. The Gateway Commons Intercreditor Agreement #2 relates to the Mortgage Loan identified on the Mortgage Loan Schedule as loan number 64.

            "Gateway Commons Intercreditor Agreement #3": That certain Intercreditor Agreement, dated as of May 29, 2003, between JPMorgan Chase Bank, as senior lender, and Mildred C. Little, as mezzanine lender. The Gateway Commons Intercreditor Agreement #3 relates to the Mortgage Loan identified on the Mortgage Loan Schedule as loan number 64.

            "Gateway Commons Mezzanine Lender #1": The "Mezzanine Lender" as defined in the Gateway Commons Intercreditor Agreement #1.

            "Gateway Commons Mezzanine Lender #2": The "Mezzanine Lender" as defined in the Gateway Commons Intercreditor Agreement #2.

            "Gateway Commons Mezzanine Lender #3": The "Mezzanine Lender" as defined in the Gateway Commons Intercreditor Agreement #3.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account, beneficial ownership of which is represented by the Class NR Certificates.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "ICON MHP AB Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 57.

            "ICON MHP Companion Holder": The holder of the ICON MHP Companion Loan.

            "ICON MHP Companion Loan": That certain loan evidenced by a note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the ICON MHP AB Mortgage Loan.

            "ICON MHP Intercreditor Agreement": That certain Agreement Among Note Holders, dated as of July 8, 2003 between CIBC Inc., as Note A Holder, and CBA-Mezzanine Capital Finance, LLC, as Note B Holder. The ICON MHP Intercreditor Agreement relates to the ICON MHP AB Mortgage Loan.

            "ICON MHP Loan Pair": The ICON MHP AB Mortgage Loan, together with the ICON MHP Companion Loan.

            "ICON MHP Mortgaged Property": The property subject to the lien of the Mortgage securing the ICON MHP Loan Pair.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Paying Agent and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Paying Agent or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Paying Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Paying Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Paying Agent or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, the Paying Agent or the Trust, delivered to the Trustee, the Paying Agent and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee, the Paying Agent and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Paying Agent, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Purchasers": J.P. Morgan Securities Inc., CIBC World Markets Corp. and ABN AMRO Incorporated.

            "Initial Sub-Servicing Agreement": Any Sub-Servicing Agreement in effect as of the Closing Date.

            "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Interest Accrual Period": With respect to any Class of Regular Certificates, Class BM Certificates, Class AC Certificates, Uncertificated Lower-Tier Interests, or Loan REMIC Regular Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates, Class BM Certificates or Class AC Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates, Class BM Certificates or Class AC Certificates for such Distribution Date.

            "Interest Reserve Account": The trust account or subaccount created and maintained by the Paying Agent pursuant to Section 3.26 in the name of "LaSalle Bank National Association, as Paying Agent, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Interest Reserve Account", into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b); (v) such Mortgage Loan is purchased by the Special Servicer, the Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01; or (vi) such Mortgage Loan is purchased by (a) the applicable Companion Holder pursuant to Section 3.18(e),
(b) the Gateway Commons Mezzanine Lender #1 pursuant to Section 3.18(f), (c) the Gateway Commons Mezzanine Lender #2 pursuant to 3.18(g) or (d) the Gateway Commons Mezzanine Lender #3 pursuant to 3.18(h). With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to
Section 9.01; or (iii) such REO Property is purchased by (a) the applicable Companion Holder pursuant to Section 3.18(e), (b) the Gateway Commons Mezzanine Lender #1 pursuant to Section 3.18(f), (c) the Gateway Commons Mezzanine Lender #2 pursuant to 3.18(g) or (d) the Gateway Commons Mezzanine Lender #3 pursuant to 3.18(h).

            "Liquidation Expenses": All customary reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer on Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a work out) with respect thereto from the related Mortgagor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to (i) clause
(iii)(A) of the definition of "Liquidation Proceeds," (ii) clause (iv) of the definition of "Liquidation Proceeds" if such repurchase occurs within the time parameters set forth in this Agreement and in the related Mortgage Loan Purchase Agreement or, if such repurchase occurs after such time period, the applicable Mortgage Loan Seller was acting in good faith to resolve such breach or defect or (iii) clause (v) and, as long as the repurchase occurs within the time period provided for in the underlying mezzanine intercreditor agreements, clauses
(vi)(b), (c), (d) and (e) of the definition of "Liquidation Proceeds."

            "Liquidation Fee Rate": A rate equal to 1.00%.

            "Liquidation Proceeds": Cash amounts received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through a trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) (A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Component Mortgage Loan Representative on behalf of the related Component Mortgage Loan Controlling Holder, the Special Servicer or the Servicer pursuant to Section 3.18(a) or (B) any other sale thereof pursuant to Section 3.18(c),
Section 3.18(e), Section 3.18(f) or Section 3.18(g); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates pursuant to
Section 9.01; or (vi) the purchase of a Mortgage Loan or an REO Property by (a) the Companion Holder pursuant to Section 3.18(e), (b) the Gateway Commons Mezzanine Lender #1 pursuant to Section 3.18(f), (c) the Gateway Commons Mezzanine Lender #2 pursuant to Section 3.18(g), (d) the Gateway Commons Mezzanine Lender #3 pursuant to 3.18(h) or (e) any other mezzanine lender of the related Mortgage Loan or REO Loan.

            "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan.

            "Loan REMIC": The segregated pool of assets subject hereto constituting a portion of the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and consisting of: (i) the Battlefield Mall Mortgage Loan and the Alliance Center Mortgage Loan as from time to time subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date, together with all documents included in the related Mortgage Files and any related Escrow Payments and reserves; (ii) any REO Property acquired in respect of the Battlefield Mall Mortgage Loan or the Alliance Center Mortgage Loan;
(iii) Withheld Amounts in the Interest Reserve Account with respect to the Battlefield Mall Mortgage Loan and the Alliance Center Mortgage Loan; (iv) the Battlefield Mall Collection Account, the Alliance Center Collection Account and the Loan REMIC Distribution Account; (v) any amount held in the Gain-on-Sale Reserve Account with respect to the Battlefield Mall Mortgage Loan and the Alliance Center Mortgage Loan; (vi) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of the Mortgage Loan Purchase Agreement with respect to the Battlefield Mall Mortgage Loan and the Alliance Center Mortgage Loan; and (vii) the rights of the mortgagee under all Insurance Policies with respect to the Battlefield Mall Mortgage Loan and the Alliance Center Mortgage Loan.

            "Loan REMIC AC Non-Pooled Regular Interest": Each of the Class KAC-1 Uncertificated Interest, Class KAC-2 Uncertificated Interest and Class KAC-3 Uncertificated Interest.

            "Loan REMIC AC Pooled Regular Interest": The separate non-certificated beneficial ownership interest in the Loan REMIC issued hereunder related to the Alliance Center Mortgage Loan and designated as a "regular interest" in the Loan REMIC, as described in the Preliminary Statement hereto.

            "Loan REMIC BM Non-Pooled Regular Interest": Each of the Class KBM-1 Uncertificated Interest, Class KBM-2 Uncertificated Interest and Class KBM-3 Uncertificated Interest.

            "Loan REMIC BM Pooled Regular Interest": The separate non-certificated beneficial ownership interest in the Loan REMIC issued hereunder related to the Battlefield Mall Mortgage Loan and designated as a "regular interest" in the Loan REMIC, as described in the Preliminary Statement hereto.

            "Loan REMIC Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank, National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Loan REMIC Distribution Account." Any such account, accounts or sub-accounts shall be an Eligible Account.

            "Loan REMIC Non-Pooled Regular Interest": With respect to Alliance Center Mortgage Loan, each of the Loan REMIC AC Non-Pooled Regular Interests and with respect to the Battlefield Mall Mortgage Loan, each of the Loan REMIC BM Non-Pooled Regular Interests.

            "Loan REMIC Pooled Regular Interest": With respect to Alliance Center Mortgage Loan, the Loan REMIC AC Pooled Regular Interest and with respect to the Battlefield Mall Mortgage Loan, the Loan REMIC BM Pooled Regular Interest.

            "Loan REMIC Principal Amount": The principal amount of each of the Loan REMIC Non-Pooled Regular Interests and the Loan REMIC Pooled Regular Interests outstanding as of any date of determination. As of the Closing Date, the Loan REMIC Principal Amount for each of the Loan REMIC Regular Interests is as set forth in the Preliminary Statement.

            "Loan REMIC Regular Interest": Any of the Loan REMIC Pooled Regular Interests or the Loan REMIC Non-Pooled Regular Interests.

            "Loan REMIC Residual Interest": The sole class of "residual interests" in the Loan REMIC for purposes of the REMIC Provisions and evidenced by the Class LR Certificates.

            "Lower-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Lower-Tier Distribution Account." Any such account, accounts or sub-accounts shall be an Eligible Account.

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)), and in the case of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LH-3, Class LK-1 and Class LK-2 Uncertificated Interests, as set forth in Section 4.01(b).

            "Lower-Tier REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of the Majority Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto, the Loan REMIC Regular Interests, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Lower-Tier Distribution Account with respect thereto, and all other property included in the Trust Fund that is not in the Loan REMIC, the Upper-Tier REMIC or the Grantor Trust.

            "LTV Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "MAI": Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Majority Mortgage Loans": All Mortgage Loans except the Alliance Center Mortgage Loan and the Battlefield Mall Mortgage Loan.

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Moody's": Moody's Investors Service, Inc. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer, the Paying Agent and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee and/or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan, but subject to
Section 2.01, collectively the following documents:

                (i) the original executed Mortgage Note bearing, or accompanied by, all prior and intervening endorsements, assignments or allonge showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, without recourse, representation or warranty, express or implied"; provided that the requirements of this clause (i) will be satisfied by delivery of a signed lost note affidavit and indemnity properly assigned or endorsed to the Trustee as described above, with a copy of the Mortgage Note attached to it;

                (ii) the original Mortgage (or a certified or other copy thereof from the applicable recording office) and originals (or certified or other copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon;

                (iii) an original assignment of the Mortgage, in complete and recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6";

                (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon;

                (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (iii)), in recordable form, executed by the applicable assignee of record to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6";

                (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller;

                (vii) an original assignment of any related Security Agreement
            (if such item is a document separate from the Mortgage), in complete form, executed by the applicable Mortgage Loan Seller to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6";

                (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

                (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee or leasehold interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a "marked-up" written commitment, or the pro forma or specimen title insurance policy (marked as binding and in all cases countersigned by the title insurer or its authorized agent) or an agreement to provide the same pursuant to moneylender's escrow trust instructions executed by an authorized representative of the title insurance company, provided the policy is issued within 180 days, in connection with the related Mortgage Loan;

                (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

                (xi) all UCC Financing Statements, assignments and continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon, but only to the extent the Mortgage Loan Seller or its servicer or originator had possession of such UCC Financing Statement prior to the Closing Date), and to transfer such security interest to the Trustee;

                (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                (xiii) with respect to any Mortgage Loans with Additional Debt, a co-lending agreement, a subordination agreement or intercreditor agreement, pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan;

                (xiv) any additional documents required to be added to the
            Mortgage File pursuant to this Agreement;

                (xv) with respect to any Mortgage Loan secured by a ground lease, the related ground lease or a certified copy thereof;

                (xvi) a copy of any letter of credit securing such Mortgage Loan and, within thirty (30) days of the Closing Date, a copy of the appropriate transfer or assignment documents for such letter of credit;

                (xvii) a copy of any Environmental Indemnity Agreement, together with a copy of any environmental insurance policy;

                (xviii) a copy of any loan agreement(s);

                (xix) a copy of any escrow agreement(s);

                (xx) a copy of any management agreement(s);

                (xxi) a copy of any franchise agreements and comfort letters related thereto;

                (xxii) [RESERVED];

                (xxiii) a copy of any lock-box or cash management agreement(s);

                (xxiv) a list related to such Mortgage Loan indicating the related Mortgage Documents included in the related Mortgage File (the "Mortgage Loan Checklist");

                (xxv) a copy of all environmental reports relating to the
            relevant Mortgaged property; and

                (xxvi) with respect to each Companion Loan, all of the above documents with respect to such Companion Loan and the related AB Intercreditor Agreement; provided that a copy of each mortgage note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided;

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. As used in this Agreement, the term "Mortgage Loan" does not include any Companion Loan.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

                (i) the loan i.d. number and loan servicing number (as specified in Exhibit A to the Prospectus);

                (ii) the Mortgagor's name;

                (iii) the street address (including city, state, county and zip code) and name of the related Mortgaged Property;

                (iv) the Mortgage Rate in effect at origination;

                (v) the Net Mortgage Rate in effect at the Cut-off Date;

                (vi) the original principal balance;

                (vii) the Cut-off Date Principal Balance;

                (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

                (ix) the original and remaining amortization terms;

                (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                (xi) the applicable Servicing Fee Rate;

                (xii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

                (xiii) whether such Mortgage Loan has an Anticipated Repayment
            Date;

                (xiv) the Revised Rate of such Mortgage Loan, if any;

                (xv) whether such Mortgage Loan is secured by the related
            Mortgagor's interest in a ground lease;

                (xvi) identifying any Mortgage Loans with which such Mortgage
            Loan is cross-defaulted or cross-collateralized;

                (xvii) the originator of such Mortgage Loan and the Mortgage
            Loan Seller;

                (xviii) whether such Mortgage Loan has a guarantor;

                (xix) whether such Mortgage Loan is secured by a letter of credit;

                (xx) amount of any reserve or escrowed funds that were deposited at origination and any ongoing periodic deposit requirements;

                (xxi) number of grace days;

                (xxii) whether an operations & maintenance plan exists and, if so, what repairs are required;

                (xxiii) whether a cash management agreement or lock-box
            agreement is in place;

                (xxiv) the total square feet/units of the related Mortgaged
            Property and the related units of measure;

                (xxv) the general property type of the related Mortgaged
            Property;

                (xxvi) whether the Mortgage Loan permits defeasance;

                (xxvii) the interest accrual period;

                (xxviii) the Anticipated Prepayment Date, if applicable; and

                (xxix) in the case of a Balloon Mortgage Loan, the remaining amortization term.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) JPMorgan Chase Bank, a New York banking corporation, or its respective successors in interest, (2) CIBC Inc., a Delaware corporation, or its respective successors in interest, (3) ABN AMRO Bank N.V., Chicago Branch, organized under the laws of the Netherlands, or its respective successor in interest, and (4) LaSalle Bank National Association, a national banking association or its respective successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; or (ii) any Mortgage Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan (other than the Component Mortgage Loans) as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, however, that (i) with respect to the Battlefield Mall Pooled Component, the Net Mortgage Rate shall equal the Battlefield Mall Mortgage Loan Remittance Rate for the Battlefield Mall Pooled Component and (ii) with respect to the Alliance Center Pooled Component, the Net Mortgage Rate shall equal the Alliance Center Mortgage Loan Remittance Rate for the Alliance Center Pooled Component, provided, further, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided, further, that with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate. With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" approved from time to time endorsed and put forth by the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Non-Pooled Components": With respect to the Battlefield Mall Mortgage Loan, the Battlefield Mall Mortgage Loan Non-Pooled Components and with respect to the Alliance Center Mortgage Loan, the Alliance Center Mortgage Loan Non-Pooled Components.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class BM-1, Class BM-2, Class BM-3, Class AC-1, Class AC-2, Class AC-3, Class R or Class LR Certificate.

            "Non-Specially Serviced Mortgage Loan": Any Mortgage Loan other than a Specially Serviced Mortgage Loan.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned, directly or indirectly, through one more partnerships, trusts or other pass-through entities by a Non-U.S. Person or (B) if such Person is a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment of fixed base, within the meaning of an applicable income treaty, of such Person or any other U.S. Person.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan, REO Loan or Companion Loan. The determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered by the Servicer to the Trustee, the Special Servicer, the Directing Certificateholder (and in the case of a Component Mortgage Loan, the related Component Mortgage Loan Representative), the Paying Agent and the Depositor, or by the Trustee to the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Directing Certificateholder, as applicable. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered by either of the Special Servicer or Servicer to the other and to the Trustee, the Directing Certificateholder (and in the case of a Component Mortgage Loan, the related Component Mortgage Loan Representative), the Paying Agent and the Depositor, or by the Trustee to the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Directing Certificateholder, as applicable. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee will be entitled to conclusively rely on the Servicer's or Special Servicer's, as the case may be, determination that a Servicing Advance is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

            "Notional Amount": In the case of the Class X-1 Certificates, the Class X-1 Notional Amount. In the case of the Class X-2 Certificates, the Class X-2 Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A, Class B, Class C and Class D Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee and the Paying Agent, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or Loan REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes or (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Option Price": As defined in Section 3.18(a).

            "Original Certificate Balance": With respect to any Class of Certificates (other than the Class X and the Residual Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Loan REMIC Principal Amount": With respect to any Class of Loan REMIC Regular Interests, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 Notional Amount and Class X-2 Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or
Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the Business Day prior to the P&I Advance Date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class NR Pass-Through Rate, the Class BM-1 Pass-Through Rate, the Class BM-2 Pass-Through Rate, the Class BM-3 Pass-Through Rate, the Class AC-1 Pass-Through Rate, the Class AC-2 Pass-Through Rate, the Class AC-3 Pass-Through Rate, the Class X-1 Pass-Through Rate or the Class X-2 Pass-Through Rate.

            "Paying Agent": LaSalle Bank National Association, a national banking association, or any successor appointed thereto pursuant to Section 5.07 or any successor paying agent appointed hereunder.

            "Paying Agent Fee": The portion of the Trustee Fee payable to the Paying Agent pursuant to the terms hereof calculated at the Paying Agent Fee Rate.

            "Paying Agent Fee Rate": 0.00124% per annum.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Yield Maintenance Charge, or Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Paying Agent if otherwise qualifying hereunder), regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

                (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

                (ii) time deposits, unsecured certificates of deposit, or
            bankers' acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Moody's and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

                (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each of Moody's and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each of Moody's and Fitch (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies);

                (vi) money market funds, rated in the highest rating categories of each of Moody's and Fitch; and

                (vii) any other demand, money market or time deposit,
            obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC under the Code or result in imposition of a tax on the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee": Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Pine Valley-Easton MHP AB Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 67.

            "Pine Valley-Easton MHP Companion Holder": The holder of the Pine Valley-Easton MHP Companion Loan.

            "Pine Valley-Easton MHP Companion Loan": That certain loan evidenced by a note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Pine Valley-Easton MHP AB Mortgage Loan.

            "Pine Valley-Easton MHP Intercreditor Agreement": That certain Agreement Among Note Holders, dated June 24, 2003, between CIBC Inc., as A note holder, and CBA-Mezzanine Capital Finance, LLC, as B note holder. The Pine Valley-Easton MHP Intercreditor Agreement relates to the Pine Valley-Easton MHP AB Mortgage Loan.

            "Pine Valley-Easton MHP Loan Pair": The Pine Valley-Easton MHP AB Mortgage Loan, together with the Pine Valley-Easton MHP Companion Loan.

            "Pine Valley-Easton MHP Mortgaged Property": The property subject to the lien of the Mortgage securing the Pine Valley-Easton MHP Loan Pair.

            "Plan": As defined in Section 5.02(c).

            "Pooled Component": With respect to the Battlefield Mortgage Loan, the Battlefield Mall Pooled Component and with respect to the Alliance Center Mortgage Loan, the Alliance Center Pooled Component.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes; provided it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

            "Prepayment Interest Excess": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees and any Excess Interest), to the extent collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment from and after such Due Date and ending on the date of such prepayment.

            "Prepayment Interest Shortfall": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such Due Date.

            "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

            "Primary Servicing Fee": The monthly fee payable by the Servicer from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of the New York city edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates, an amount equal to (1) the sum of
(a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date, less (2) (a) in the event that the Battlefield Mall Default Distribution Priority is not in effect, an amount equal to the product of (x) the Battlefield Mall Principal Distribution Amount for such Distribution Date and (y) the Battlefield Mall Non-Pooled Percentage for such Distribution Date, or (b) in the event that the Battlefield Mall Default Distribution Priority is in effect, any amounts distributable to the Class BM Certificates pursuant to the Battlefield Mall Default Distribution Priority set forth in Section 4.01(k) for such Distribution Date, and less (3) (a) in the event that the Alliance Center Default Distribution Priority is not in effect, an amount equal to the product of (x) the Alliance Center Principal Distribution Amount for such Distribution Date and
(y) the Alliance Center Non-Pooled Percentage for such Distribution Date, or (b) in the event that the Alliance Center Default Distribution Priority is in effect, any amounts distributable to the Class AC Certificates pursuant to the Alliance Center Default Distribution Priority set forth in Section 4.01(m) for such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeded (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Privileged Person": Each Rating Agency, any of the Holders of each Class of Certificates, each Underwriter, the Initial Purchasers, each Mortgage Loan Seller and a certain financial market publisher (which initially shall be Bloomberg, L.P.), each party to this Agreement, the Directing Certificateholder, any designee of the Depositor, the Paying Agent and any other Person who shall have provided the Paying Agent with a certificate, using the form attached hereto as Exhibit X, which form is available from the Paying Agent's website, certifying that such Person is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated July 31, 2003, as supplemented by the Prospectus Supplement dated July 31, 2003, relating to the offering of the Offered Certificates.

            "Purchase Option Notice": As defined in Section 3.18 (a)(iii).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(d), a price equal to:

                (i) the outstanding principal balance of such Mortgage Loan (or related REO Loan) as of the date of purchase; plus

                (ii) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (exclusive of Excess Interest) to but not including the Due Date immediately preceding the Determination Date for the related Distribution Date in which such Purchase Price is included in the Available Distribution Amount; plus

                (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees whether paid or then owing allocable to such Mortgage Loan and all additional Trust Fund expenses in respect of such Mortgage Loan; plus

                (iv) if such Mortgage Loan (or REO Loan) is being purchased by a
            Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, all legal fees and expenses and any expenses of the Trust Fund relating to such Mortgage Loan (or REO Loan); plus

                (v) Liquidation Fees payable with respect to such Mortgage Loan.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer": A "qualified institutional buyer" as defined in Rule 144A under the Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A3" by Moody's and "A-" by Fitch (or, if not rated by Fitch, "A" by S&P) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's and "A-" by Fitch (or, if not rated by Fitch, "A-" by S&P) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;
(vi) have a then current loan-to-value ratio not higher than that of the deleted Mortgage Loan as of the Closing Date and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan, in each case using the "value" as determined using an MAI appraisal; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then current debt service coverage ratio of not less than the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted Mortgage Loan; (x) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller's expense); (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder; (xv) prohibit defeasance within two years of the Closing Date; and (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Substitute Mortgage Loan shall individually satisfy each of the requirements specified in (i) through (xvi) and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate and the Trustee Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the Weighted Average Net Mortgage Rate) of any class of Regular Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. A Qualified Substitute Mortgage Loan may not be substituted for a Component Mortgage Loan.

            "Rated Final Distribution Date": As to each Class of Certificates, July 12, 2037, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of Moody's and Fitch or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of Moody's and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR and Class X Certificates.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Book-Entry Certificates": The Regular Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Certificates deposited with the Paying Agent as custodian for the Depository.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book-Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded annually.

            "Related Certificates," "Related Uncertificated Lower-Tier Interests," "Related Components of Class X Certificates" and "Related Loan REMIC Regular Interests": For each of the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates and the related Component(s) of Class X Certificates and the related Class of Loan REMIC Regular Interests, if applicable; for the following Components of the Class X Certificates, the related Class of Uncertificated Lower-Tier Interests, the related Class of Loan REMIC Regular Interests and the related Class of Certificates set forth below and for the following Classes of Loan REMIC Regular Interests, the related Class of Uncertificated Lower-Tier Interests, the related Components of the Class X Certificates and the related Class of Certificates set forth below:

                                                                          Related
                                                                        Components         Related Loan
                                      Related Uncertificated            of Class X        REMIC Regular
  Related Certificate                  Lower-Tier Interest              Certificates         Interest
  -------------------                  -------------------              ------------         --------
Class A-1 Certificate       Class LA-1-1 Uncertificated Interest          XA-1-1

                            Class LA-1-2 Uncertificated Interest          XA-1-2

                            Class LA-1-3 Uncertificated Interest          XA-1-3

                            Class LA-1-4 Uncertificated Interest          XA-1-4

                            Class LA-1-5 Uncertificated Interest          XA-1-5

Class A-2 Certificate       Class LA-2-1 Uncertificated Interest          XA-2-1

                            Class LA-2-2 Uncertificated Interest          XA-2-2

                            Class LA-2-3 Uncertificated Interest          XA-2-3

                            Class LA-2-4 Uncertificated Interest          XA-2-4

Class B Certificate         Class LB Uncertificated Interest                XB

Class C Certificate         Class LC Uncertificated Interest                XC

Class D Certificate         Class LD Uncertificated Interest                XD

Class E Certificate         Class LE Uncertificated Interest                XE

Class F Certificate         Class LF-1 Uncertificated Interest             XF-1

                            Class LF-2 Uncertificated Interest             XF-2

Class G Certificate         Class LG-1 Uncertificated Interest             XG-1

                            Class LG-2 Uncertificated Interest             XG-2

Class H Certificate         Class LH-1 Uncertificated Interest             XH-1

                            Class LH-2 Uncertificated Interest             XH-2

                            Class LH-3 Uncertificated Interest             XH-3

Class J Certificate         Class LJ Uncertificated Interest                XJ

Class K Certificate         Class LK-1 Uncertificated Interest             XK-1

                            Class LK-2 Uncertificated Interest             XK-2

Class L Certificate         Class LL Uncertificated Interest                XL

Class M Certificate         Class LM Uncertificated Interest                XM

Class N Certificate         Class LN Uncertificated Interest                XN

Class NR Certificate        Class LNR Uncertificated Interest              XNR

Class BM-1 Certificate      Class LBM-1 Uncertificated Interest            N/A                Class KBM-1
                                                                                             Uncertificated
                                                                                                Interest

Class BM-2 Certificate      Class LBM-2 Uncertificated Interest            N/A                Class KBM-2
                                                                                             Uncertificated
                                                                                                Interest

Class BM-3 Certificate      Class LBM-3 Uncertificated Interest            N/A                Class KBM-3
                                                                                             Uncertificated
                                                                                                Interest

Class AC-1 Certificate      Class LAC-1 Uncertificated Interest            N/A                Class KAC-1
                                                                                             Uncertificated
                                                                                                Interest

Class AC-2 Certificate      Class LAC-2 Uncertificated Interest            N/A                Class KAC-2
                                                                                             Uncertificated
                                                                                                Interest

Class AC-3 Certificate      Class LAC-3 Uncertificated Interest            N/A                Class KAC-3
                                                                                             Uncertificated
                                                                                                Interest

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Paying Agent or any REMIC administrator appointed pursuant to Section 10.01.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "ARCap Servicing, Inc., or the applicable successor Special Servicer, as Special Servicer, for the benefit of Wells Fargo Bank Minnesota, N.A., as trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, additional Trust Fund expenses, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance and third, in accordance with the Servicing Standards of the Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Penalty Charges, (ii) Yield Maintenance Charges and (iii) Excess Interest and other amounts, in that order.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (subject to the related AB Intercreditor Agreement with respect to a Mortgaged Property securing a Loan Pair) and the Trustee (as holder of the Uncertificated Lower-Tier Interests) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to each of the initial Trustee or the Paying Agent, any Vice President, Assistant Vice-President, Assistant Secretary or corporate trust officer in the corporate trust department of the Trustee or the Asset-Backed Securities Trust Services Group of the Paying Agent, and with respect to any successor Trustee or the Paying Agent, any officer or assistant officer in the corporate trust department of the Trustee or the Paying Agent or any other officer of the Trustee or the Paying Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or the Paying Agent because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors in interest. If neither S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either
(i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable) (and not previously distributed to Certificateholders) or
(ii) advanced by the Servicer or the Trustee, as applicable, pursuant to Section
4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Servicer as of the Business Day preceding the related P&I Advance Date), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as it may be amended from time to time.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Servicer": Wachovia Bank, National Association, a national banking association, and its successors in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of
(a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of
(i) compliance with the Servicer's obligations set forth in Section 3.03(c),
(ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan, Companion Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of
Section 3.11(a).

            "Servicing Fee Amount": With respect to the Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified any Sub-Servicing Agreement related to such Mortgage Loan. With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan.

            "Servicing Fee Rate": A rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan or Companion Loan.

            "Servicing File": Shall mean a photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the related Mortgage Loan Seller with respect to a Mortgage Loan: (i) a copy of any engineering reports or property condition reports; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions, Mortgagor's Certificates and certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies, if any, delivered in connection with the closing of the Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property(ies); (vi) the documents that were delivered by or on behalf of the Mortgagor, which documents were required to be delivered in connection with the closing of such Mortgage Loan and (vii) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Paying Agent, the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

                (i) with respect to a Mortgage Loan that is not a Balloon
            Mortgage Loan, (a) a payment default shall have occurred at its original maturity date, or (b) if the original maturity date of such Mortgage Loan has been extended, a payment default shall have occurred at such extended maturity date; or

                (ii) with respect to each Balloon Mortgage Loan, (a) a payment is delinquent and the related Mortgagor has not provided the Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Servicer, which provides that such refinancing will occur within 150 days, provided that if such refinancing does not occur, the related Mortgage Loan will become a Specially Serviced Mortgage Loan at the end of such 150-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur); or

                (iii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent unless, with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative has cured such delinquent monthly payment, prior to such Monthly Payment becoming more than 60 days delinquent, pursuant to Section 3.09(i); or

                (iv) determination by the Servicer or receipt by the Servicer of a written determination of the Special Servicer that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

                (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided, that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or

                (vi) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                (vii) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                (viii) a default of which the Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

                (ix) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property;
            or

                (x) if any Companion Loan becomes a Specially Serviced Mortgage
            Loan, the corresponding AB Mortgage Loan shall also become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, the corresponding Companion Loan shall become a Specially Serviced Mortgage Loan.

            "Similar Law": As defined in Section 5.02(c).

            "Special Servicer": ARCap Servicing, Inc., a Delaware corporation, and its successors and assigns, or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

                (i) the principal portion of each Monthly Payment due on such
            Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

                (ii) all Principal Prepayments received with respect to such
            Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

                (iii) the principal portion of all Insurance and Condemnation
            Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

                (iv) Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan on or before such date of determination that were applied to reduce the Unscheduled Principal Distribution Amount for the related Distribution Date; and

                (v) any reduction in the outstanding principal balance of such
            Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                (i) the principal portion of any P&I Advance made with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination;

                (ii) the principal portion of all Insurance and Condemnation
            Proceeds, Liquidation Proceeds, REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination; and

                (iii) Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan or REO Loan on or before such date of determination that were applied to reduce the Unscheduled Principal Distribution Amount for the related Distribution Date.

            A Mortgage Loan or a REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class NR Certificate.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(c).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC due to its classification as a REMIC under the REMIC Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund's interest therein), amounts on deposit in the Certificate Account, the Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and any REO Account (to the extent of the Trust Fund's interest in such REO Account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund's interest therein); (x) the rights and remedies under each Mortgage Loan Purchase Agreement; (xi) the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests; and (xii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Mortgagor).

            "Trustee": Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(f).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement. The Trustee Fee includes the Paying Agent Fee.

            "Trustee Fee Rate": A rate equal to 0.0022% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date. The Trustee Fee Rate includes the Paying Agent Fee Rate.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LB, Class LC, Class LD, Class LE, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LH-3, Class LJ, Class LK-1, Class LK-2, Class LL, Class LM, Class LN, Class LNR, Class LBM-1, Class LBM-2, Class LBM-3, Class LAC-1, Class LAC-2 and Class LAC-3 Uncertificated Interests.

            "Underwriters": J.P. Morgan Securities Inc., CIBC World Markets Corp., ABN AMRO Incorporated Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on the Mortgage Loans on or prior to the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Servicer as of the Business Day preceding the related P&I Advance Date) and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Upper-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Class Notional Amounts), and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. None of the Class BM-1, Class BM-2, Class BM-3, Class AC-1, Class AC-2, Class AC-3, Class R Certificates and the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reductions shall not result in a change in the Class Voting Rights of any Class of Regular Certificates.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (or in the case of a Component Mortgage Loan, the related Pooled Component) as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances (or in the case of a Component Mortgage Loan, the related Component Mortgage Loan Pooled Balance) as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

            "Withheld Amounts": As defined in Section 3.26(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.00% of each collection (other than Penalty Charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

                  (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer, the Paying Agent or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                  (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.06(b).

                  (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a), 6(c), 6(d), 6(e), 6(f), 6(g), 11, 12, 14, 15, 16, 18 and 20 of each of the Mortgage Loan Purchase Agreements, (iii) the AB Intercreditor Agreements and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5, 6(a), 6(c), 6(d), 6(e), 6(f), 6(g), 11, 12, 14, 15, 16, 18 and 20
of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 11, 12 and 15 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 11, 12 and 15 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies to the Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon, solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii) and (xi) of the definition of "Mortgage File," with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form (or form suitable for filing, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), (v) (to the extent not already assigned pursuant to clause (iii)), (vii) (to the extent not already assigned pursuant to clause (iii)) or (xi) of the definition of "Mortgage File" solely because of the unavailability of filing or recording information as to any existing document or instrument and/or because such assignments are assignments in blank and have not been completed in favor of the Trustee as specified in the related clause(s) of the definition of "Mortgage File," such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form (or form suitable for filing, if applicable), are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office the applicable filing or recording information as to the related document or instrument). Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the Servicer and the Servicer shall hold the original letter(s) of credit in trust on behalf of the Trustee in order to draw on such letter(s) of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Trustee together with an officer's certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Servicer to draw on such letter(s) of credit.

            (c) Pursuant to each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each Assignment of Mortgage and each assignment of each UCC Financing Statement ("Assignments" and, individually, "Assignment") relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office, and on the Closing Date, such Mortgage Loan Seller may deliver one (1) omnibus assignment for all such Mortgage Loans to the Trustee or its Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c), the related Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller's expense will, promptly (and in any event within 120 days of the later of the Closing Date and the Trustee's actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File." Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording (or agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee), and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing (or agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee). If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about 180 days after the Closing Date, the related Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, at the expense of the related Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed. If, by the first anniversary of the Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the related Mortgage Loan Seller's expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. The related Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File," or to file any UCC-3 to the Trustee referred to in clause
(xi) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding documents prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the Servicer on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests). Such documents and records shall be any documents and records that would otherwise be a part of the Servicing File.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, in good faith and without notice of any adverse claim, of the applicable documents specified in clause (i) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Loan Pair, any present or future Companion Holder (and as holder of the Uncertificated Lower-Tier Interests).

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall, in the form attached as Exhibit Z, certify in writing to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed to such writing (the "Trustee Exception Report"), (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv),
(vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the related Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the related Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee, or a Custodian on its behalf, shall review the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, in the form attached as Exhibit Z, certify in writing to each of the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed to such writing (i) all documents specified in clauses
(i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) Notwithstanding anything contained in this Section 2.02 and
Section 2.03(b) to the contrary, in the case of a deficiency in any of the documents specified in clauses (ii) through (v), (viii), (ix) and (xi) in the definition of "Mortgage File," resulting solely from a delay in the return of the related documents from the applicable recording office, which deficiency (i) is continuing for (a) in the case of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, more than eighteen (18) months following the Closing Date or (b) in the case of any Specially Serviced Mortgage Loan, thirty (30) days following a Servicing Transfer Event, and (ii) impairs or prohibits in any material way the Servicer's or Special Servicer's ability to act upon, or enforce, any of the Trust Fund's rights and remedies under the related Mortgage Loan, or Specially Serviced Mortgage Loan, as applicable, at the time the Servicer or Special Servicer attempts to act upon, or enforce, any such right or remedy, the Directing Certificateholder, in its sole judgment, may permit the related Mortgage Loan Seller, in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Trustee a letter of credit in such amount). Such funds or letter of credit, as applicable, shall be held by the Trustee (i) until the date on which the Trustee determines that such document deficiency has been cured, at which time the Trustee shall return such funds (or letter of credit) to the related Mortgage Loan Seller, or (ii) if such document deficiency has not been cured by the date which is eighteen (18) months following the Closing Date, the related Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of
Section 2.03(b) or Section 3 of the related Mortgage Loan Purchase Agreement. In the event of a repurchase or substitution, upon such date, the Trustee shall deposit, or cause the Servicer to deposit, such funds, or shall draw upon the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable) in accordance with Section 2.03(b). All such funds deposited with the Trustee shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller. Such funds shall be treated as an "outside reserve fund" under the REMIC Provisions, which, together with any reimbursement from the Loan REMIC or the Lower-Tier REMIC, is beneficially owned by the related Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall be taxable on all income or gain with respect thereto.

            (e) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (xiii), (xiv) and (xv) through (xxvi) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or
(ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). The assignments of the UCC's to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing in the applicable jurisdiction) and in recordable format and will be filed in the jurisdiction(s) where such UCC financing statements were originally filed, as indicated in the documents provided, and in accordance with then current laws.

            (f) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed or
(2) subject to Section 2.01(b), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (and in the case of a Component Mortgage Loan, the related Component Mortgage Loan Representative) and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending March 31, 2004 until March 31, 2006, by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Trustee and such Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by such Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee discovers (without implying any duty of such person to make such a discovery) or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to, a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, such Certificateholder, the Servicer, the Special Servicer, the Trustee, the Paying Agent or the Directing Certificateholder, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer, the applicable Mortgage Loan Seller, the Paying Agent, the Trustee and the Directing Certificateholder, and shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the applicable Mortgage Loan Seller's discovery of such Defect or Breach that materially and adversely affects the value of any Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Component Mortgage Loans, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Breach or Defect is capable of being cured but is not cured within such 90-day period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Component Mortgage Loans, for which no substitution will be permitted)) and provided, further, that with respect to such additional 90-day period the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Rating Agencies, the Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan shall be repurchased or substituted for without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price are to be deposited by wire transfer in the Certificate Account. Notwithstanding anything contained in this Agreement or the related Mortgage Loan Purchase Agreement, no delay in either the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or Breach shall relieve the Mortgage Loan Seller of its obligation to repurchase if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement and/or this Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of the related Ground Lease; provided, however, that no Defect (except the Defects previously described clauses (a) through (f)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of a commitment to issue a lender's title insurance policy, as provided in clause
(ix) of the definition of Mortgage File herein, in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

            (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this
Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the Servicer and the Special Servicer, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 3 of the related Mortgage Loan Purchase Agreement, so as to vest in such Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted for Mortgage Loan (including property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents.

            (d) Section 6(e) of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made pursuant to Section 6 of each of the Mortgage Loan Purchase Agreements.

            (e) The Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in this Section, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in Section 2.03(b) unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents. All other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

            (g) With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in Section 2.03(f) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral.

            (h) Notwithstanding the foregoing, if the related Mortgage provides for the partial release of one or more of the Crossed Loans, the Depositor may cause the related Mortgage Loan Seller to repurchase only that Mortgage Loan required to be repurchased pursuant to this Section 2.03, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, this Agreement and the related Mortgage Loan Purchase Agreement, including the Crossed Loan Repurchase Criteria, (ii) in connection with such partial release, the related Mortgage Loan Seller obtains an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC created hereunder, endanger such status or, unless such party determines in its sole discretion to indemnify the Trust Fund against any resultant tax, result in the imposition of any tax and (iii) in connection with such partial release, the related Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

            Section 2.04 Execution of Certificates; Creation of Loan REMIC Regular Interests.

            Concurrently with the assignment and in exchange for the Component Mortgage Loans, (a) the Trustee agrees to hold the Component Mortgage Loans included in the Loan REMIC, and (b) the Trustee acknowledges the issuance of the Loan REMIC Pooled Regular Interests, the Loan REMIC Non-Pooled Regular Interests and the Loan REMIC Residual Interest to the Depositor. The interests evidenced by the Loan REMIC Residual Interest, together with the Loan REMIC Pooled Regular Interests and the Loan REMIC Non-Pooled Regular Interests, constitute the entire beneficial ownership of the Loan REMIC. The rights of the Holders of the Class LR Certificates, as owners of the Loan REMIC Residual Interest, and the rights of the Lower-Tier REMIC (as holder of the Loan REMIC Pooled Regular Interests and Loan REMIC Non-Pooled Regular Interests) to receive distributions from the proceeds of the Loan REMIC in respect of the Loan REMIC Residual Interest and the Loan REMIC Regular Interests shall be as set forth in this Agreement.

            Section 2.05 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Majority Mortgage Loans and the Loan REMIC Regular Interests and, subject to Sections
2.01 and 2.02, the delivery to it, or a Custodian on its behalf, of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the Trust Fund. Concurrently with such assignment and delivery, and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests by the Paying Agent to the Depositor and
(ii) acknowledges the authentication and delivery of the Class LR Certificates (in respect of the residual interest in the Lower-Tier REMIC) by the Paying Agent to or upon the order of the Depositor, in exchange for the Majority Mortgage Loans (other than Excess Interest) and the Loan REMIC Regular Interests, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the portion of the Class NR Certificates evidencing the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account), the Class AC Certificates, the Class BM Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            Section 2.06 Grantor Trust Designations.

            The Class NR Certificates, exclusive of the portion thereof representing a "regular interest" in the Upper-Tier REMIC, are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account, which portion shall be treated as part of a grantor trust within the meaning of subpart E,
Part I of subchapter J of the Code.

                               [End of Article II]

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans and the Companion Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, in the case of the Companion Loans, the Companion Holder and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment) in accordance with applicable law, the terms of this Agreement (and, with respect to each Loan Pair, the related AB Intercreditor Agreement) and the terms of the respective Mortgage Loans, and, if applicable, the related Companion Loan. With respect to each Loan Pair, in the event of a conflict between this Agreement and the related AB Intercreditor Agreement, the related AB Intercreditor Agreement shall control; provided, in no event shall the Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any AB Intercreditor Agreement that would cause such servicer to violate the Servicing Standards. To the extent consistent with the foregoing, the Servicer and the Special Servicer shall service the Mortgage Loans in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, Companion Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders (and, in connection with the AB Mortgage Loans, the Companion Holders), as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders, loan servicers and asset managers and giving due consideration that each Companion Loan is subordinate to that of the corresponding Mortgage Loan, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, or any other parties to this Agreement; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's obligation or the Special Servicer's option to make Advances; (iv) the adequacy of the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer; and (vi) any other debt the Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates (the foregoing, collectively, referred to as the "Servicing Standards"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans or Companion Loan as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results solely from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan or Companion Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans or Companion Loans which are not Specially Serviced Mortgage Loans. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer to prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with
Section 3.12. After notification to the Servicer, the Special Servicer may contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact to be coordinated through and with the cooperation of the Servicer.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and, if applicable, Companion Loans, and applicable law, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (and, with respect to a Companion Loan, the Companion Holder) it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Mortgage Loan documents or Companion Loan documents (including the related AB Intercreditor Agreement) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents or Companion Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents are silent as to who bears the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall use reasonable efforts to have the mortgagor bear such costs and expenses. The Servicer shall not be responsible for the payment of such costs and expenses out of pocket.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer shall, to the extent permitted by the related Mortgage Loan documents or Companion Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) Within 60 days after the later of (i) the receipt thereof and
(ii) the Closing Date, the Servicer shall (x) notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit and (y) notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders. If the mortgage loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

            (g) Notwithstanding anything herein to the contrary, in no event shall the Servicer make a Servicing Advance with respect to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (h) Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding AB Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related AB Intercreditor Agreement remain due and owing; provided, however, that if either of the ICON MHP Companion Loan or Pine Valley-Easton MHP Companion Loan is included in a separate securitization trust, then the servicing obligations with respect to such Companion Loan hereunder will be limited to the extent provided in the related AB Intercreditor Agreement.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and Companion Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Servicer and the Special Servicer, shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided that the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Companion Loan it is obligated to service hereunder three times during any period of twenty-four consecutive months with respect to any Mortgage Loan or Companion Loan. Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made only after the applicable Servicer or Special Servicer has given notice of a proposed waiver to the Directing Certificateholder, and the Directing Certificateholder has consented to such additional waiver (provided that if the applicable Servicer or Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver).

            (b) All amounts collected on any Mortgage Loan or Companion Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to each Loan Pair, the related AB Intercreditor Agreement) and, in the absence of such express provisions, shall be applied (after reimbursement first to the Trustee and second to the Servicer or Special Servicer, as applicable, for any related Servicing Advances and interest thereon as provided herein and unpaid servicing compensation and other related additional Trust Fund expenses): first, as a recovery of accrued and unpaid interest on such Mortgage Loan or Companion Loan, as applicable, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing; third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan or Companion Loan, as applicable, including, without limitation, Penalty Charges, Yield Maintenance Charges and Excess Interest; and fourth, as a recovery of principal of such Mortgage Loan or Companion Loan, as applicable, to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan and Companion Loan, as applicable, in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Loan Pair, the related Companion Loan and AB Intercreditor Agreement) and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related Mortgagor that the Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, the Servicer or Special Servicer, as applicable, will promptly notify the Paying Agent. Subject to the provisions of Section 3.02(a) hereof, none of the Servicer, the Special Servicer or the Paying Agent shall be responsible for any such Excess Interest not collected after notice from the related Mortgagor.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents and Companion Loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the Servicer or Special Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Companion Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Companion Loan; provided, however, that in no event shall the Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

            (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans (and each Companion Loan), shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans (and each Companion Loan), shall use reasonable efforts consistent with the Servicing Standards to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan or Companion Loan. The Servicer or, with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan, the Special Servicer, shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan (or a Companion Loan) does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans or Companion Loans, shall use reasonable efforts consistent with the Servicing Standards to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer (at its option) shall advance (which Servicing Advances by the Special Servicer shall be reimbursed by the Servicer monthly on the P&I Advance Date, provided the Special Servicer has not determined that such an advance would, if made, be a Non-Recoverable Advance, which reimbursement shall constitute a Servicing Advance by the Servicer in a like amount with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Servicer shall not be required to make such advance until the later of five Business Days after the Servicer, the Special Servicer or the Trustee, as applicable, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer and the Trustee no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Day's written (facsimile) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon the Servicer. On the first business day after the Determination Date for each Distribution Date, the Special Servicer shall report to the Servicer if the Special Servicer determines any Servicing Advance previously made by the Special Servicer with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Servicer. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Paying Agent's (calculation) calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or Companion Loans, notwithstanding that the terms of such Mortgage Loans or Companion Loans so permit. The failure by the Servicer to make any required Servicing Advance as and when due shall constitute an Event of Default if not cured within the cure periods specified under Section 7.01(a)(iii) and, to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance.

            Notwithstanding anything to the contrary contained in this Section 3.03(c), the Servicer may in its good faith judgment elect (but shall not be required) to make a payment out of the Certificate Account to pay for certain expenses set forth below notwithstanding that the Servicer has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, provided that in each instance, the Servicer determines in accordance with the Servicing Standards (as evidenced by an Officer's Certificate delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders. The Servicer may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund pursuant to the terms of 3.19(c). With respect to Specially Serviced Mortgage Loans and REO Loans, the Special Servicer shall make the foregoing determination as appropriate and the Servicer may rely on such determinations provided that such determination shall not be binding upon the Servicer.

            (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), the Trustee and then the Servicer and the Special Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, the Battlefield Mall Collection Account or the Alliance Center Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account, the Battlefield Mall Collection Account or the Alliance Center Collection Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of April 15, 2004 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Battlefield Mall Collection Account, Alliance Center Collection Account, the Loan REMIC, the Lower-Tier and Upper-Tier Distribution Accounts, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the Excess Interest Distribution Account.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account, the Battlefield Mall Collection Account and the Alliance Center Collection Account (each of the Component Mortgage Loan Collection Accounts may be a sub-account of the Certificate Account) in which the Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the Business Day following receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans or Companion Loans;

            (ii) all payments on account of interest on the Mortgage Loans or Companion Loans, including Excess Interest, Yield Maintenance Charges and Default Interest;

            (iii) late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11;

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, Companion Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account (or, in respect of a Component Mortgage Loan, the Loan REMIC Distribution Account) pursuant to Section 9.01);

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vii) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

However, the Servicer shall deposit or cause to be deposited any payments described in the preceding sentence collected or received with respect to a Component Mortgage Loan (or any REO Property related thereto) in the related Component Mortgage Loan Collection Account.

            The foregoing requirements for deposit in the Certificate Account and the Component Mortgage Loan Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account or, if applicable, the related Component Mortgage Loan Collection Account. If the Servicer shall deposit in the Certificate Account or related Component Mortgage Loan Collection Account, as applicable, any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account or related Component Mortgage Loan Collection Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iv) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Servicer for deposit into the Certificate Account or, if applicable, the related Component Mortgage Loan Collection Account, in accordance with the first two paragraphs of this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account or, if applicable, the related Component Mortgage Loan Collection Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            The Servicer (as Companion Paying Agent) shall maintain, as part of the Certificate Account, a subaccount for each Companion Loan on behalf of and in trust for the benefit of the related Companion Holder, into which subaccount the Servicer shall deposit or cause to be deposited all amounts described in the first paragraph of this Section 3.04(a) to the extent allocable to the related Companion Loan in accordance with this Agreement and the related Intercreditor Agreement, and out of which subaccount the Servicer may make withdrawals to the extent withdrawals of such funds are provided for in Section 3.05(a) of this Agreement or in the related Intercreditor Agreement. Each such subaccount shall be an Eligible Account and shall be entitled "Wachovia Bank, National Association, as Servicer, on behalf of and in trust for the "[related Companion Holder]."

            Funds in the Certificate Account and the Component Mortgage Loan Collection Accounts may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account and the Component Mortgage Loan Collection Accounts shall be located at the offices of Wachovia Bank, National Association. The Servicer shall give notice to the Trustee, the Paying Agent, the Special Servicer and the Depositor of the new location of the Certificate Account or Component Mortgage Loan Collection Account prior to or promptly after any change thereof.

            (b) The Paying Agent, on behalf of the Trustee (as holder of the Loan REMIC Regular Interests and Uncertificated Lower-Tier Interests), shall establish and maintain the Loan REMIC Distribution Account, Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders (and the Trustee as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests). The Companion Paying Agent shall establish and maintain an account for distributions to each Companion Holder (the "Companion Distribution Account") to be held for the benefit of the related Companion Holder. The Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, (i) for deposit in the Loan REMIC Distribution Account,
(A) that portion of the Battlefield Mall Available Distribution Amount (in each case, calculated without regard to clauses (a)(iv), (a)(vii) and (c) and (d) of the definition of Battlefield Mall Available Distribution Amount) attributable to the Battlefield Mall Pooled Component and the Battlefield Mall Non-Pooled Components and (B) that portion of the Alliance Center Available Distribution Amount (in each case, calculated without regard to clauses (a)(iv), (a)(vii) and (c) and (d) of the definition of Alliance Center Available Distribution Amount) attributable to the Alliance Center Pooled Component and the Alliance Center Non-Pooled Components and (ii) for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount attributable to the Mortgage Loans (in each case, calculated without regard to clauses (a)(iv), (a)(vii) and (c) and (d) of the definition of Available Distribution Amount) for the related Distribution Date then on deposit in the Certificate Account.

            The Servicer shall deliver to the Companion Paying Agent each month on the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds equal to the amount available to be distributed to the related Companion Holder pursuant to the related AB Intercreditor Agreement and Section 4.01(o).

            The Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Interest Reserve may be subaccounts of a single account, which shall be maintained as a segregated account separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account (or the Loan REMIC Distribution Account in the case of the Component Mortgage Loans) pursuant to the third preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Lower-Tier Distribution Account (or the Loan REMIC Distribution Account in the case of the Component Mortgage Loans):

                  (i) any amounts required to be deposited by the Servicer pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls;

                  (ii) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

                  (iii) any Liquidation Proceeds paid by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to
      Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

                  (iv) any Yield Maintenance Charges actually collected; and

                  (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account (or the Loan REMIC Distribution Account in the case of the Component Mortgage Loans) pursuant to any provision of this Agreement.

            If, as of the close of business (New York City time), on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Servicer shall not have delivered to the Paying Agent for deposit in the Loan REMIC Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), the Servicer shall pay the Paying Agent interest on such late payment at the Prime Rate from the time such payment was required to be made (without regards to any grace period) until (but not including) the date such late payment is received by the Paying Agent.

            The Paying Agent shall, upon receipt, deposit in the Loan REMIC Distribution Account or the Lower-Tier Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Paying Agent shall (i) withdraw from the Loan REMIC Distribution Account and deposit in the Lower-Tier Distribution Account an aggregate amount of immediately available funds equal to
(A) the Battlefield Mall Available Distribution Amount distributable pursuant to
Section 4.01(j)(i)-(x) and Section 4.01(k)(i)-(xii) and the Alliance Center Available Distribution Amount distributable pursuant to Section 4.01(l)(i)-(x) and Section 4.01(m)(i)-(xii) and (B) Yield Maintenance Charges for such Distribution Date in respect of each Component Mortgage Loan distributable pursuant to Section 4.01(d) and (ii) withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Loan REMIC Distribution Account shall remain uninvested. As of the Closing Date, the Interest Reserve Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Loan REMIC Distribution Account shall be located at the offices of the Paying Agent. The Paying Agent shall give notice to the Trustee, the Servicer and the Depositor of the location of the Interest Reserve Account, the Excess Interest Distribution Account, the Loan REMIC Distribution Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and of the new location of the Distribution Accounts prior to any change thereof.

            (c) Prior to any Determination Date during which Excess Interest is received, and upon notification from the Servicer or Special Servicer pursuant to Section 3.02(d), the Paying Agent, on behalf of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Paying Agent in trust for the benefit of the Class NR Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account). Prior to the applicable Distribution Date, the Servicer shall remit to the Paying Agent for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

            Following the distribution of Excess Interest to Class NR Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Paying Agent shall terminate the Excess Interest Distribution Account.

            (d) The Paying Agent shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent.

            Upon the disposition of any REO Property in accordance with Section
3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account; provided, that any Gain-on-Sale Proceeds with respect to a Component Mortgage Loan shall be deemed to be distributed by the Loan REMIC in respect of the Loan REMIC Residual Interest and then deposited in the Gain-on-Sale Reserve Account held by the Lower-Tier REMIC to cover losses or shortfalls on the Majority Mortgage Loans in accordance with Section 4.01(e).

            Section 3.05 Permitted Withdrawals from the Certificate Account, the Battlefield Mall Collection Account, Alliance Center Collection Account, the Distribution Accounts and the Companion Distribution Account.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account, or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Collection Account, for any of the following purposes:

            (i) no later than 1:00 p.m. New York City time on each P&I Advance Date, to remit to the Paying Agent for deposit in the Loan REMIC Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c) or that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees in respect of each Mortgage Loan and Companion Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Servicer's rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Companion Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan or Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon,(B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or REO Loan or Corrected Mortgage Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties and (C) to remit to the Companion Paying Agent for deposit in each Companion Distribution Account the amounts required to be so deposited pursuant to the second paragraph of Section 3.04(b);

            (iii) to reimburse the Trustee and itself, as applicable (in that order), for unreimbursed P&I Advances, the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made;

            (iv) to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed Servicing Advances, the Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

            (v) to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, then out of general collections on the Mortgage Loans and REO Properties or to pay itself, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses the Trustee and itself, as applicable (in that order), for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances pursuant to clause
      (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise;

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties;

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account and each Component Mortgage Loan Collection Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date) and (B) Penalty Charges (other than Penalty Charges collected while the related Mortgage Loan is a Specially Serviced Mortgage
      Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees) in accordance with Section 3.11(c); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges collected on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(c));

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(d) and
      10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Paying Agent or the Trustee is liable therefor pursuant to Section 10.01(g);

            (xv) to reimburse the Paying Agent out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay itself, the Special Servicer or the Mortgage Loan Sellers, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Paying Agent for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.26;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b); and

            (xx) to pay for any expenditures to be borne by the Trust Fund pursuant to the second paragraph of Section 3.03(c).

            Any amounts specified in clauses (ii)-(xviii) or (xx) above which do not relate to a specific Mortgage Loan, but rather are payable from general collections on the Mortgage Loans and REO Properties shall be withdrawn from the Battlefield Mall Collection Account, the Alliance Center Collection Account and the Certificate Account, pro rata, based on the Stated Principal Balance of the related Mortgage Loans. The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account and the related Component Mortgage Loan Collection Account.

            The Servicer shall pay to the Special Servicer or the Paying Agent from the Certificate Account (or the related Component Mortgage Loan Collection Account, as applicable) amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a responsible officer of the Special Servicer or the Paying Agent describing the item and amount to which the Special Servicer or the Paying Agent is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account (or the related Component Mortgage Loan Collection Account, as applicable).

            (b) The Paying Agent on behalf of the Trustee, may, from time to time, make withdrawals from the Loan REMIC Distribution Account for any of the following purposes:

            (i) to make deposits to the Lower-Tier Distribution Account and distributions in respect of the Class LR Certificates pursuant to Section 4.01(j), (k), (l) and (m) and to make deposits in respect of Yield Maintenance Charges in respect of the Component Mortgage Loans to the Lower-Tier Distribution Account pursuant to Section 4.01(d);

            (ii) [RESERVED];

            (iii) with respect to each Component Mortgage Loan, to pay to the Trustee and the Paying Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iv) with respect to each Component Mortgage Loan, to pay the Trustee and the Paying Agent the Trustee Fee and the Paying Agent Fee as contemplated by Section 8.05(a) hereof;

            (v) with respect to each Component Mortgage Loan, to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent
      (A) as provided in clause (v) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(d), 9.02(a)(i) or 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 4.01(j), (k), (l) or (m);

            (vi) to pay any and all federal, state and local taxes imposed on the Loan REMIC or on the assets or transactions of such REMIC, together with all incidental costs and expenses except to the extent the Paying Agent is liable therefore pursuant to Section 10.01(g); provided that, to the extent any of the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g), such payment shall not prejudice the rights of the Paying Agent on behalf of the Loan REMIC to collect such amounts;

            (vii) with respect to each Component Mortgage Loan, to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (viii) to pay to the Servicer any amounts deposited by the Servicer in the Loan REMIC Distribution Account not required to be deposited therein; and

            (ix) to clear and terminate the Loan REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Paying Agent on behalf of the Trustee may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to
      Section 4.01(b);

            (ii) [RESERVED];

            (iii) [RESERVED];

            (iv) to pay to the Trustee, and the Paying Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (v) to pay the Trustee and the Paying Agent the Trustee Fee and the Paying Agent Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (vi) to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent (A) as provided in clause (v) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(d), 8.02(ii) and 10.01(f), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 11.01(g);

            (vii) to pay any and all federal, state and local taxes imposed on either the Lower-Tier REMIC or Upper-Tier REMIC or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

            (viii) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (ix) to pay to the Servicer any amounts deposited by the Servicer in the Distribution Account not required to be deposited therein; and

            (x) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) The Paying Agent shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(i).

            (e) The Paying Agent on behalf of the Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to
      Section 4.01 or 9.01, as applicable;

            (ii) [RESERVED]; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (f) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account, the Component Mortgage Loan Collection Accounts, the Loan REMIC Distribution Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee and the Paying Agent Fee listed in Section 3.05(b)(iv) and 3.05(c)(v), then the Trustee Fee and the Paying Agent Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in the Certificate Account and the Lower Tier Distribution Account are not sufficient to pay the full amount of such Trustee Fee and such Paying Agent Fee, the Trustee and the Paying Agent shall be paid pro rata based on the amount of such fees and (ii) if amounts on deposit in the Certificate Account or the related Component Mortgage Loan Collection Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and second to the Servicer.

            (g) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account to make distributions on each Distribution Date pursuant to Section 4.01(o).

            Section 3.06 Investment of Funds in the Certificate Account, the Distribution Account, the Battlefield Mall Collection Account, the Alliance Center Collection Account and the REO Account.

            (a) The Servicer may direct any depository institution maintaining the Certificate Account, each Component Mortgage Loan Collection Account or any Servicing Account (for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct any depository institution maintaining the REO Account (for purposes of this Section 3.06, an "Investment Account") (also for purposes of this Section 3.06, an "Investment Account"), to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the case of the Certificate Account or each Component Mortgage Loan Collection Account or any Servicing Account maintained by or for the Servicer) or the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, each Component Mortgage Loan Collection Account, the Servicing Accounts or REO Account, as applicable, that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account, each Component Mortgage Loan Collection Account or any Servicing Account maintained by or for the Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account, each Component Mortgage Loan Collection Account or any Servicing Account maintained by or for the Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, shall be for the sole and exclusive benefit of the Servicer to the extent not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Sections 3.03 or
Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account or any Servicing Account maintained by or for the Special Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment directed to be made by the Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, each Component Mortgage Loan Collection Account, the Servicing Account or the REO Account, the Servicer (in the case of the Certificate Account, each Component Mortgage Loan Collection Account or any Servicing Account maintained by or for the Servicer) and the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, provided that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer shall use its reasonable efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all insurance coverage as is required under the related Mortgage, except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default; provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards, provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the Mortgagor's failure is an Acceptable Insurance Default. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan. All Insurance Policies maintained by the Servicer or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and
(vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and
(ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Servicer and the Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust. During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

                  (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Servicer or the Special Servicer, as applicable, is rated at least "A2" by Moody's and "A" by Fitch, the Servicer or the Special Servicer, as applicable, shall be allowed to provide self-insurance with respect to a fidelity bond and an Errors and Omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this
Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this
Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standards that any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-on-Sale Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that, (i) with respect to all Non-Specially Serviced Mortgage Loans, the Servicer has obtained the prior written consent of the Special Servicer, which consent shall be deemed given 10 Business Days after receipt by the Special Servicer from the Servicer of the Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans and Non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Servicer or Special Servicer, as applicable, has obtained the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder from the Servicer of the Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, (iii) with respect to Mortgage Loans with a Stated Principal Balance greater than or equal to $20,000,000, confirmation from Moody's is obtained by the Servicer or Special Servicer, as applicable, that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding certificates and (iv) if any Mortgage Loan, together with any other Mortgage Loans cross-collateralized therewith, or together with all other Mortgage Loans with the same or an affiliated mortgagor, is one of the ten largest of the then outstanding Mortgage Loans, by Stated Principal Balance, the Servicer or the Special Servicer, as applicable, obtain written confirmation from Fitch and Moody's stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates would be downgraded or withdrawn by Fitch and Moody's, as a result of such waiver) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or transfer, in a manner consistent with the Servicing Standards.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that the Special Servicer has, (i) (a) with respect to all Specially Serviced Mortgage Loans and (b) all Non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, obtained the consent of the Directing Certificateholder, (ii) with respect to Mortgage Loans with a Stated Principal Balance greater than or equal to $20,000,000, obtained from Moody's confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding certificates and (iii) if the related Mortgage Loan, together with any other Mortgage Loans cross-collateralized therewith, or together with all other Mortgage Loans with the same or an affiliated mortgagor, is one of the ten largest of the then-outstanding Mortgage Loans, by Stated Principal Balance, then the Special Servicer shall obtain written confirmation from Fitch and Moody's stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates would be downgraded or withdrawn by Fitch and Moody's, as a result of such waiver) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(f), neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) Notwithstanding the foregoing, the Special Servicer shall not waive any rights under a "due-on-encumbrance" clause with respect to any Mortgage Loan which (together with any Mortgaged Loans cross-collateralized with such Mortgage Loans) represent over 2% of the outstanding principal balance of the pool of Mortgage Loans unless it obtains from each Rating Agency, a written confirmation that such waiver will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust. Notwithstanding the foregoing, the Special Servicer shall not waive any rights under a "due-on-sale" clause with respect to any of the Mortgage Loans unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates; provided, however, that (x) no such confirmation shall be required for any Mortgage Loan which (together with any Mortgaged Loans cross-collateralized with such Mortgage Loans) represent less than 2% of the outstanding principal balance of the pool of Mortgage Loans and which has an LTV Ratio less than 85% (determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan) and (y) if such Mortgage Loan is one of the ten largest Mortgage Loans (by outstanding principal balance), then the confirmation of Fitch shall be required. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan.

            (f) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, the Servicer may, without any Rating Agency confirmation as provided in clause (e) above or any Directing Certificateholder approval (provided the Servicer delivers notice thereof to the Special Servicer and Directing Certificateholder), (i) grant waivers of non-material covenant defaults (other than financial covenants), including late financial statements;
(ii) grant releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due; (iii) approve or consent to grants of easements or right of way for utilities, access, parking, public improvements or another purpose or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a Mortgagor's ability to make any payments with respect to the related Mortgage Loan; (iv) grant other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents that affect less than the lesser of (a) 30% of the net rentable area of the Mortgaged Property, or (b) 30,000 square feet; (v) consents to actions related to condemnation of non-material, non-income producing parcels of the Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due; (vi) consents to a change in property management relating to any Mortgage Loan with respect to Mortgage Loans with an outstanding principal balance of less than $10,000,000; and (vii) approve of annual operating budgets; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any of the Upper-Tier REMIC, Lower-Tier REMIC or Loan REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (g) Notwithstanding any other provision of this Agreement, the Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause without the consent of the Special Servicer and the Special Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause relating to a Non-Specially Serviced Mortgage Loan having a Stated Principal Balance greater than or equal to $2,500,000 or relating to any Specially Serviced Mortgage Loan without the consent of the Directing Certificateholder. The Directing Certificateholder shall have 10 Business Days after receipt of notice together with the recommendation and analysis with respect to such waiver from the Special Servicer of a proposed waiver or consent under any "due-on-sale" or "due-on-encumbrance" clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

            Section 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09 and Section 3.30, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans or Companion Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer or Special Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer or Special Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer or upon request of the Special Servicer, to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in
Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund (to the extent not allocable to a Companion Loan) will not cause the imposition of a tax on the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC under the REMIC Provisions or cause the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest, Loan REMIC Regular Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.30, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the Mortgagee with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer or the Special Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and may be withdrawn by the Servicer from the Certificate Account or the related Component Mortgage Loan Collection Account, as applicable, at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall (except with respect to any Companion Loan and any Environmental Assessment ordered after the related AB Mortgage Loan has been paid in full), at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and Loan REMIC Regular Interests).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Paying Agent, the Servicer and the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Paying Agent shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Paying Agent's distributing such notice (failure to respond by the end of such 30-day period being deemed consent), and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Paying Agent, the Directing Certificateholder and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection
(c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Paying Agent shall forward, or cause to be forwarded all such reports to each Rating Agency and the Certificateholders upon request.

            (f) The Special Servicer shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan which is abandoned or foreclosed and the Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Trustee and the Paying Agent.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan and applicable Companion Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan, defaulted Companion Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate promptly delivered to the Trustee, the Paying Agent, the Directing Certificateholder and the Servicer and in no event later than the next succeeding P&I Advance Determination Date.

            (i) With respect to each Component Mortgage Loan, upon obtaining notice that a monetary default beyond any applicable notice and/or grace period exists, the Servicer (or the Special Servicer, if such Component Mortgage Loan is a Specially Serviced Mortgage Loan) shall promptly deliver a notice of such default to the related Component Mortgage Loan Representative (a "Cure Option Notice"). Upon receipt of a Cure Option Notice, the related Component Mortgage Loan Representative shall have the right to cure such default by giving written notice to the Servicer, with a copy to the Trustee, the Special Servicer and the Paying Agent, of its intent to cure such default within 20 days of receipt of the Cure Option Notice; provided, that, in the event that the related Component Mortgage Loan Represenative has elected to cure such default, the default shall be cured by such Component Mortgage Loan Representative within 20 days of receipt of such Cure Option Notice. The cure payment (each such payment, a "Cure Payment") required to be made under this Section 3.09(i) shall be as directed by the Servicer or Special Servicer, as applicable, and each such Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the Servicer, the Special Servicer, the Trustee or the Paying Agent (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest charged thereon, and Penalty Charges). The right of the related Component Mortgage Loan Representative to reimbursement of any Cure Payment shall be subordinate in all respects to (1) the right of the Certificateholders to distributions with respect to the related Component Mortgage Loan and (2) all amounts distributable to the Trustee, the Paying Agent, the Servicer and the Special Servicer hereunder.

            So long as (i) a monetary default exists that is being cured by the related Component Mortgage Loan Representative as set forth in this Section 3.09(i), (ii) the cure period set forth above has not expired and (iii) the related Component Mortgage Loan Representative is permitted to cure under the terms as set forth in this Section 3.09(i), the Servicer, the Special Servicer, the Paying Agent and the Trustee shall not treat such monetary default as a default or an event of default under the related Mortgage Loan documents (x) for purposes of distributions under this Agreement; (y) for purposes of accelerating the related Component Mortgage Loan, modifying, amending or waiving any provisions of the related Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property; or (z) for purposes of treating the related Component Mortgage Loan as a Specially Serviced Mortgage Loan; provided that such limitations will not prevent the Servicer, the Special Servicer, the Paying Agent or the Trustee from sending notices of the default to the related Mortgagor or any related guarantor or making demands on such Mortgagor or any related guarantor or from collecting default interest or late payment charges from such Mortgagor. Notwithstanding anything to the contrary contained in this Section 3.09(i), the related Component Mortgage Loan Representative's right to cure a monetary default shall be limited to six (6) individual cures in the aggregate and no more than three
(3) consecutive months at one time.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the related Component Mortgage Loan Collection Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account or the related Component Mortgage Loan Collection Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan (including Specially Serviced Mortgage Loans), each Companion Loan and REO Loan. As to each Mortgage Loan, Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or Companion Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan or Companion Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part.

            The Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account or the related Component Mortgage Loan Collection Account pursuant to Section 3.04(a), additional servicing compensation in the form of (i) 100% of modification, waiver and consent fees pursuant to Section 3.08(f), provided the consent of the Special Servicer is not required to take such action, (ii) 100% of all defeasance fees and application fees received on Non-Specially Serviced Mortgage Loans and (iii) 50% of all assumption, waiver and consent fees pursuant to Section 3.08(a) on the Non-Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor and for which the Special Servicer's consent or approval is required on the Non-Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account or the related Component Mortgage Loan Collection Account pursuant to Section 3.04(a). Subject to Section 3.11(c), the Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges collected on Mortgage Loans during the period said Mortgage Loans were Non-Specially Serviced Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all interest on related Advances and all additional Trust Fund expenses (other than Special Servicing Fees) payable with respect to such Mortgage Loan have been paid since the Closing Date, (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account and the related Component Mortgage Loan Collection Account in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Shortfalls collected on the Mortgage Loans during the related Due Period. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or the related Component Mortgage Loan Collection Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (c) Additional servicing compensation in the form of (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and defeasance fees, in each case, received on any Specially Serviced Mortgage Loans to the extent such fees are paid by the Mortgagor and
(ii) 50% of all assumption, waiver and consent fees pursuant to Section 3.08(a) received with respect to all Non-Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, shall be promptly paid to the Special Servicer by the Servicer to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the Certificate Account or the related Component Mortgage Loan Collection Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor special servicer will not be entitled to any portion of such Workout Fees. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase is completed within the 90-day period or such other additional period provided for such repurchase in this Agreement and the Mortgage Loan Purchase Agreement, the purchase of any Specially Serviced Mortgage Loan by the Majority Controlling Class Certificateholder pursuant to
Section 3.18(a), the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Subject to clause (c) below, the Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans which are collected during such time as such Mortgage Loan was a Specially Serviced Mortgage Loan, but only to the extent actually collected from the related Mortgagor and to the extent that all interest on Advances and additional Trust Fund expenses payable with respect to the related Mortgage Loan have been paid since the Closing Date. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (d) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Servicer, the Special Servicer or the Trustee for interest on Advances on such Mortgage Loan due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the Servicer, the Special Servicer or the Trustee pursuant to Section 3.05(a)(vi) hereof and (iii) the Trust Fund for costs of inspections by the Special Servicer, all unpaid Advances and additional Trust Fund expenses (other than Special Servicing Fees) incurred since the Closing Date, Penalty Charges remaining thereafter shall be distributed to the Servicer, if and to the extent collected while the Mortgage Loan was a Non-Specially Serviced Mortgage Loan and to the Special Servicer if and to the extent collected on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property at least once every 12 months commencing in the calendar year 2004 (and each Mortgage property shall be inspected on or prior to August 2004); provided, however, that if a physical inspection has been performed by the Special Servicer in the previous 12 months, the Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Certificate Account pursuant to Section 3.05(a)(ii). The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, and to the Directing Certificateholder electronically using the ARCap naming convention the form of which is attached hereto as Exhibit V (the "ARCap Naming Convention"), to the Trustee, the Paying Agent and the Rating Agencies within five (5) Business Days after request (or if such request is received before such report is completed, within five (5) Business Days after completion of such report). The Paying Agent shall deliver a copy of each such report to the Controlling Class Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) upon request and to each Holder of a Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer or Servicer, as applicable, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans (and each Companion Loan), if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the Servicer within five (5) days of receipt and the Servicer and the Special Servicer each shall deliver copies of all the foregoing items so collected thereby to the Trustee, the Paying Agent and the Directing Certificateholder (electronically using the ARCap Naming Convention) and, upon request, to the Depositor and each other, in each case within 60 days of its receipt thereof, but in no event, the case of annual statements, later than June 30th of each year. The Paying Agent shall, upon request, deliver copies (in hard copy, electronic format or make available on its Internet website) of the foregoing items to the Underwriters, the Rating Agencies, the Trustee, the Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer, with respect to Non-Specially Serviced Mortgage Loans, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, or if such date would be after June 30th of any year, then within 30 days after receipt, the Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CMSA NOI Adjustment Worksheet and the CMSA Operating Statement Analysis Report. Upon the occurrence and continuation of a Servicing Transfer Event, the Servicer shall provide the Special Servicer with all prior Operating Statement Analysis Reports and NOI Adjusted Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer's obligations hereunder shall be subject to its having received all such reports. The Servicer and Special Servicer shall forward to the other and the Directing Certificateholder electronically monthly all operating statements and rent rolls received from any Mortgagor from the prior month. All CMSA Operating Statement Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property and REO Property, and the Servicer shall forward copies (in electronic format with ARCap Naming Convention or make available on its Internet website) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Paying Agent (in electronic format only), the Directing Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) and the Special Servicer (in the case of the Directing Certificateholder, electronic copies in the ARCap Naming Convention). The Paying Agent shall, upon request and to the extent such items have been delivered to the Paying Agent by the Servicer, deliver to the Trustee, the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and the related operating statement or rent rolls. The Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each CMSA Operating Statement Analysis Report shall be substantially in the form of Exhibit M-12 attached hereto (or, at the discretion of the Servicer, or the Special Servicer, as applicable, provided that no less information is provided than is set forth in Exhibit M-12 in a CMSA format.

            (d) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer and the Directing Certificateholder the CMSA Specially Serviced Loan File (or data files relating to reports of the Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date, which CMSA Specially Serviced Loan File shall include data, to enable Servicer to produce the following CMSA Supplement Reports: (i) a Delinquent Loan Status Report, (ii) a CMSA Property File, (iii) a CMSA Historical Liquidation Report, (iv) a CMSA Historical Loan Modification Report,
(v) a CMSA REO Status Report, (vi) a CMSA Comparative Financial Status Report and (vii) a CMSA NOI Adjustment Worksheet and a CMSA Operating Statement Analysis Report.

            (e) Not later than 1:00 p.m. (New York City time) on the Business Day prior to the Distribution Date, the Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Paying Agent data files relating to the following reports: (i) to the extent the Servicer has received the CMSA Specially Serviced Loan File at the time required, the most recent Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Loan Setup File (with respect to the first Distribution Date) and CMSA REO Status Report, (ii) the most recent CMSA Property File, and CMSA Comparative Financial Status Report (in each case incorporating the data required to be included in the CMSA Specially Serviced Loan File pursuant to
Section 3.12(d) by the Special Servicer and Servicer), (iii) a CMSA Servicer Watchlist with information that is current as of such Determination Date, (iv) CMSA Financial File, (v) CMSA Loan Level Reserve LOC Report, and (vi) CMSA Reconciliation of Funds Report. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the Servicer shall deliver or cause to be delivered to the Paying Agent via electronic format the CMSA Loan Periodic Update File.

            (f) The Special Servicer shall deliver to the Servicer the reports required of the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d), and the Servicer shall deliver to the Paying Agent the reports set forth in Section 3.12(e). The Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d). The Paying Agent may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by the Servicer to the Paying Agent pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or
Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d), the Servicer shall have no obligation to provide such information or reports to the Paying Agent until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) If the Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) except with respect to information to be provided to the Paying Agent, making such statement, report or information available on the Servicer's or the Special Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.

            The Servicer and the Paying Agent, as applicable, shall prepare and deliver or make available on their respective websites, to the Directing Certificateholder, the reports and information described in Exhibit N in the forms and formats and within the timeframes set forth therein.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Trustee, the Paying Agent and the Rating Agencies, with a copy to the Depositor, on or before March 15th of each year, beginning March 15, 2004, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Paying Agent pursuant to Section
8.12 hereof. Promptly after receipt of such Officer's Certificates, the Depositor shall review such Officer's Certificates and, if applicable, consult with the Servicer or the Special Servicer, as applicable, as to the nature of any defaults by the Servicer or the Special Servicer, as applicable, in the fulfillment of any of the Servicer's or the Special Servicer's obligations.

            Section 3.14 Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Paying Agent and each Rating Agency, with a copy to the Depositor on or before March 15th of each year, commencing with March 15, 2004, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered with respect to such Sub-Servicer's previous fiscal year) with respect to those Sub-Servicers. Promptly after receipt of such reports, the Depositor shall review such reports and, if applicable, consult with the Servicer or the Special Servicer, as applicable, as to the nature of any defaults by the Servicer or the Special Servicer, as applicable, in the fulfillment of any of the Servicer's or the Special Servicer's obligations.

            Section 3.15 Access to Certain Information.

            Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Paying Agent, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class E, Class F, Class H, Class J, Class K, Class L, Class M, Class N or Class NR Certificate, and to each Companion Holder (solely with respect to the related AB Mortgage Loan) access to any documentation or information regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law, and the Special Servicer shall provide such access and information to the Trustee, the Servicer and the Directing Certificateholder (and with respect to a Component Mortgage Loan, to the related Component Mortgage Loan Representative). Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of the Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and, if applicable, the Companion Holder. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or
(ii) obtains for the Trustee, the Paying Agent and the Servicer an Opinion of Counsel, addressed to the Trustee, the Paying Agent and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund, the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Loan REMIC Regular Interests, Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, the Companion Holder, as their interest shall appear, and the Trustee (as holder of the Uncertificated Lower-Tier Interests and Loan REMIC Regular Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date, the Special Servicer shall withdraw from the REO Account and remit to the Servicer, which shall deposit into the Certificate Account or the related Component Mortgage Loan Collection Account, as applicable, the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts remitted to the Servicer for deposit in the Certificate Account and each Component Mortgage Loan Collection Account on such date. The Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date for the related Distribution Date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Companion Holders, as applicable, and the Trustee (as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of each Loan Pair, the related Companion Holder) and the Trustee (as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Servicer or Special Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Depositor, the Paying Agent and the Directing Certificateholder) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer or Special Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standards.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee, the Paying Agent and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) (i) Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order an Appraisal (but shall not be required to be received) and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer will, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standards, but not less often than every 90 days. The Special Servicer shall notify the Trustee, the Servicer, the Paying Agent and the Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (the "Controlling Class Option Holder") promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Servicer, the Rating Agencies and the Controlling Class Option Holder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). If the Special Servicer will not be determining whether the Option Price represents fair value of the Defaulted Mortgage Loan, pursuant to the second to last paragraph of Section 3.18(a)(iv), the Special Servicer shall also deliver the Determination Information to the Trustee.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

            (ii) Subject to the terms and conditions of clauses (d), (e), (f) and (g) of this Section 3.18, at the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and Controlling Class Option Holder (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund (with respect to a Component Mortgage Loan, subject to Section 3.18(d)) at a price (the "Option Price") equal to
      (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Yield Maintenance Charge or prepayment premium (except if the Purchase Option is exercised by the Controlling Class Option Holder) then payable, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund or the related Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Reimbursement Rate, and (4) all accrued Special Servicing Fees and additional trust fund expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to clause (i) above, an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Certificateholder's Option Period"), only the Purchase Option held by the Controlling Class Option Holder may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Paying Agent and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout, or
      (D) subject to the Servicer's determination set forth in clause (iv) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to clause
      (iii) below.

            (iii) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Certificateholder's Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Servicer, the Paying Agent and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit J, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. Immediately upon receipt of such Purchase Option Notice, the Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten (10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Servicer shall be effective. The exercise of any Purchase Option pursuant to this clause (iii) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust or any other party hereto for the failure of its third party assignee to close the sale of the Defaulted Mortgage Loan after its exercise of the option, and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (iv) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Servicer shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after the Servicer has received the written notice and the Determination Information to be provided to Servicer by Special Servicer under Section 3.18(a)(i), whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after the Servicer's receipt of such new Appraisal. Such fair value determination shall be made in accordance with Servicing Standards. In determining the fair value of any Defaulted Mortgage Loan, the Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Servicer shall refer to the Determination Information and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that the Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Servicer that has occurred subsequent to, and that would, in the Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such appraisal. Furthermore, the Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. The Servicer shall be entitled to receive out of the Certificate Account as additional compensation a $2,500 fee for each determination made in accordance with this clause (iv), provided, however, with respect to any Mortgage Loan, the $2,500 fee shall be collectible once in any six-month period. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Servicer pursuant to this
      Section 3.18(a)(iv) shall constitute, and be reimbursable as, Servicing Advances; provided that the Servicer may rely on the most current Appraisal and property inspection report obtained for the related Mortgaged Property pursuant to Section 3.12. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Notwithstanding anything contained in this clause (iv) to the contrary, if the Special Servicer or the Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Servicer and the Special Servicer are Affiliates, the Trustee, subject to the Directing Certificateholder's reasonable prior written consent, which consent shall not be unreasonably withheld, shall designate an Independent third party, independent of the Directing Certificateholder, to determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner and within the time set forth in the first paragraph of this clause (iv). In the event that the Trustee is called upon to designate such a third party to make such determination, the Trustee will not assume any responsibility for such third party's determination which determination the Trustee shall be entitled to conclusively rely upon. The Trustee may pay such third party a fee of up to $2,500. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's designating an Independent third party, the Special Servicer shall deliver to the Trustee for such Independent third party's use the Determination Information.

            In the event the Servicer or any designated third party, as applicable, determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who may then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(a)(i). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to clause (iii) above. Upon receipt of such notice, such Option Holder shall have three
      (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with clause (v) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Servicer and the Trustee shall provide the notices described in the second paragraph of clause (v) below and thereafter any Option Holder may exercise its purchase option in accordance with Section 3.18(a), at the Option Price as adjusted.

            (v) The Option Holder whose Purchase Option is declared effective pursuant to clause (iii) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Servicer within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan on a servicing released basis. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the Certificate Account (or, in the case of a Component Mortgage Loan, the related Component Mortgage Loan Collection Account) within one (1) Business Day following the closing of the sale of the related Defaulted Mortgage Loan.

            The Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this clause (v). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18(a).

            (vi) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and Servicing Standards; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option).

            (b) (i) The Special Servicer may purchase any REO Property (at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee, the Servicer, the Paying Agent and the Directing Certificateholder not less than five (5) Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or
(ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to Servicing Standards, the Servicer, an Affiliate of the Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with Servicing Standards, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standards, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (ii) Subject to Servicing Standards, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Servicer, the Special Servicer, the Paying Agent or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Servicer, the Special Servicer, the Depositor, the Paying Agent nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (c) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (d) If a Component Mortgage Loan is a Specially Serviced Mortgage Loan that becomes a Defaulted Mortgage Loan, the Special Servicer shall promptly notify in writing the Servicer and the Paying Agent, and the Paying Agent, following its receipt of such notice, shall promptly notify the Holders of the related Component Mortgage Loan Certificates. Upon receipt of such notice, the applicable Component Mortgage Loan Representative, on behalf of the Holders of the related Component Mortgage Loan Certificates, will have the first option, but not the obligation, to purchase the related Component Mortgage Loan (including the related Non-Pooled Components) from the Trust Fund at a price equal to the Purchase Price. If the applicable Component Mortgage Loan Representative fails to exercise such option within 30 days after receipt of such notice, then the related Component Mortgage Loan may be sold in accordance with this Section 3.18.

            (e) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the related AB Intercreditor Agreement, the Companion Holder will have the right to purchase the related AB Mortgage Loan or related REO Property. Such right of the Companion Holder shall be given priority over any provision described in this Section 3.18. If the AB Mortgage Loan or REO Property is purchased by the Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement.

            (f) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the related Gateway Commons Intercreditor Agreement #1, the Gateway Commons Mezzanine Lender #1 will have the right to purchase the related Mortgage Loan or related REO Property referred to in the Gateway Commons Intercreditor Agreement #1. Such right of the Gateway Commons Mezzanine Lender #1 shall be given priority over any provision described in this Section 3.18. If the Mortgage Loan or REO Property is purchased by the Gateway Commons Mezzanine Lender #1 or otherwise ceases to be subject to this Agreement, the related Mortgage Loan will no longer be subject to this Agreement.

            (g) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the related Gateway Commons Intercreditor Agreement #2, the Gateway Commons Mezzanine Lender #2 will have the right to purchase the related Mortgage Loan or related REO Property referred to in the Gateway Commons Intercreditor Agreement #2. Such right of the Gateway Commons Mezzanine Lender #2 shall be given priority over any provision described in this Section 3.18. If the Mortgage Loan or REO Property is purchased by the Gateway Commons Mezzanine Lender #2 or otherwise ceases to be subject to this Agreement, the related Mortgage Loan will no longer be subject to this Agreement.

            (h) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the related Gateway Commons Intercreditor Agreement #3, the Gateway Commons Mezzanine Lender #3 will have the right to purchase the related Mortgage Loan or related REO Property referred to in the Gateway Commons Intercreditor Agreement #3. Such right of the Gateway Commons Mezzanine Lender #3 shall be given priority over any provision described in this Section 3.18. If the Mortgage Loan or REO Property is purchased by the Gateway Commons Mezzanine Lender #3 or otherwise ceases to be subject to this Agreement, the related Mortgage Loan will no longer be subject to this Agreement.

            Section 3.19 Additional Obligations of Servicer and Special
Servicer.

            (a) The Servicer shall deliver all Compensating Interest Payments to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

            (b) The Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related AB Intercreditor Agreement.

            (c) Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Servicer or the Trustee, as applicable, may, only in the event and to the extent that such immediate reimbursement would result in a Class Unpaid Interest Shortfall with respect to the Certificates (other than the ERISA Restricted Certificates and the Residual Certificates), in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed six (6) months or such longer period of time as agreed to by the Servicer or Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, the Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Servicer, constitute a violation of the Servicing Standards and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in Section 3.08(a), Section 3.08(b), Section 3.08(f), Section 3.20(a), Section 3.20(d), and Section 3.20(j), but subject to any other conditions set forth thereunder, the Servicer shall not modify, waive or amend a Mortgage Loan without the prior written consent of the Special Servicer; provided that, the Servicer shall forward to the Special Servicer requests to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, and the Special Servicer may approve such request. Notwithstanding the foregoing, the Servicer, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that, if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless (i) the Servicer or the Special Servicer, as applicable, obtains from Moody's and Fitch (and delivers to the Directing Certificateholder) a written confirmation that such substitution will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates and (ii) either (a) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan in effect on the Startup Day, within the meaning of Treasury Regulations Section 1.1001-3, or (b) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to (x) the provisions of this Section 3.20(b) and Section 3.20(c), (y) the approval of the Directing Certificateholder as provided in Section 3.21 and (z) with respect to an AB Loan, the rights of the related Companion Holder to advise the Special Servicer with respect to, or consent to, such modification, waiver or amendment pursuant to the terms of the related AB Intercreditor Agreement.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold; or

            (ii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Servicer or the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer or Special Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause (x) any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.06.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Servicer and the Special Servicer shall notify the Rating Agencies, the Trustee, the Directing Certificateholder (or in the case of a Component Mortgage Loan, the related Component Mortgage Loan Representative) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Following receipt of the Servicer's or the Special Servicer's, as applicable, delivery of the aforesaid modification, waiver or amendment to the Paying Agent, the Paying Agent shall forward a copy thereof to each Holder of a Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificate upon request and, if such modification, waiver or amendment is with respect to a Component Mortgage Loan, to each Holder of the related Component Mortgage Loan Certificates upon request.

            (i) [RESERVED].

            (j) Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and the Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents, (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgage Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (iv) to the extent permissible under the related Mortgage Loan documents, the Servicer shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor and (v) to the extent permissible under the Mortgage Loan documents, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates; provided, however, that (a) the Servicer shall not be required to obtain such written confirmation from Fitch to the extent that such Mortgagor has delivered the certificate required pursuant to clause (i) above, delivered the opinion required pursuant to clause (ii) above and established the single purpose entity pursuant to clause (iii) above unless such Mortgage Loan at the time of such defeasance is one of the ten largest Mortgage Loans by Stated Principal Balance and (b) the Servicer shall not be required to obtain the Moody's confirmation referenced in clause (v) above with respect to any Mortgage Loan which has a Stated Principal Balance less than $20,000,000 and represents less than 5% of the Stated Principal Balance of the Mortgage Pool, so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance.

            (k) Notwithstanding anything herein or in the related Mortgage Loan documents to the contrary, the Servicer or the Special Servicer may permit the substitution of "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations
Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Mortgage Loan documents; provided that the Servicer or the Special Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the Servicer or the Special Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC and provided further that the requirements set forth in Section 3.20(j) (including the ratings confirmations) are satisfied; and further provided that such securities are backed by the full faith and credit of the United States government, or the Servicer or the Special Servicer shall obtain a written confirmation of each Rating Agency that the use of such securities will not result in the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates outstanding.

            (l) If required under the related Mortgage Loan documents or if otherwise consistent with the Servicing Standards, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), which shall be Eligible Accounts, into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan documents. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Servicer in "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations
Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Recordkeeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer or the Special Servicer, as applicable, shall promptly give notice to the Servicer or the Special Servicer, as applicable, and the Directing Certificateholder thereof, and the Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable, the related Companion Loan, either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Companion Loan. The Servicer shall deliver to the Trustee, the Paying Agent and the Directing Certificateholder (and in the case of a Component Mortgage Loan, the related Component Mortgage Loan Representative) a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer, or by the Special Servicer to the Servicer, pursuant to this Section. The Paying Agent shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Servicer and the Directing Certificateholder (and in the case of a Component Mortgage Loan, the related Component Mortgage Loan Representative), and shall return the related Mortgage File and Servicing File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan, shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement, provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 60 days after a Servicing Transfer Event for a Mortgage Loan and, if applicable, the related Companion Loan, the Special Servicer shall deliver to the Servicer, each Rating Agency, the Trustee, the Paying Agent and the Directing Certificateholder, and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

            (v) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative), the Rating Agencies, the Mortgage Loan Sellers and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) receipt of the initial Asset Status Report, the Special Servicer, subject to the rights of the related Companion Holder pursuant to the related AB Intercreditor Agreement, if applicable, shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) by the Special Servicer. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or, if a Loan Pair is involved, the Companion Holder, and it has made a reasonable effort to contact the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Paying Agent or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of (i) the occurrence of the events described in clause (iv) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan which is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.08 and Section 3.20, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders, the related Companion Holder (if applicable) and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Paying Agent any successor Servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designees as contemplated by Section 3.22(g) hereof and in such additional manner as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund and (vi) does not permit the Sub-Servicer to modify any Mortgage Loan. Any successor Servicer hereunder shall, upon becoming successor Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Servicer and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the Servicer's obligations under this Agreement.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders (and the related Companion Holder, if applicable), shall (at no expense to the Trustee, the Certificateholders, the related Companion Holder, if applicable, or the Trust
Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standards. The Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer.

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing, the Trustee and any successor Servicer shall assume each Initial Sub-Servicing Agreement, but may terminate any such Initial Sub-Servicing Agreement in accordance with its terms.

            (h) The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Servicer pursuant to the terms hereof within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations herein.

            Section 3.23 [RESERVED].

            Section 3.24 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Paying Agent and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a national banking association, duly organized and validly existing under the laws of the United States, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, does not (A) violate the Servicer's organizational documents or
      (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Special Servicer, the Paying Agent and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

            (vii) Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions of the Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

            (ix) The Servicer has full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor, the Paying Agent and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, does not (A) violate the Special Servicer's articles of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Servicer, the Paying Agent and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c);

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder; and

            (ix) The Special Servicer has full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. Such indemnification shall survive any termination or resignation of the Special Servicer, the termination or resignation of the Trustee and any termination of the Agreement.

            Section 3.26 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Paying Agent, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March, the Paying Agent shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account or, with respect to the Component Mortgage Loans, the Loan REMIC Distribution Account.

            Section 3.27 Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.28 Directing Certificateholder Contact with Servicer.

            No less often than on a monthly basis, each of the Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Servicer or the Special Servicer, as the case may be, is responsible.

            Section 3.29 Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder.

            (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Paying Agent and to notify the Servicer, the Paying Agent, the Trustee and Special Servicer of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Servicer, Special Servicer, the Paying Agent and Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

            (b) A "Controlling Class" as of any time of determination shall be the Class outstanding with the most subordinate Class of Regular Certificates having at least 25% of its initial Certificate Balance.

            (c) Once a Directing Certificateholder has been selected, each of the Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Servicer, Special Servicer, the Paying Agent and Trustee and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Paying Agent shall request the Controlling Class Certificateholders to select a new Directing Certificateholder.

            (d) [RESERVED].

            (e) [RESERVED].

            (f) Until it receives notice to the contrary each of the Servicers and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder, and the Directing Certificateholder.

            (g) Upon request, the Paying Agent shall deliver to the Special Servicer and the Servicer a list of each Controlling Class Certificateholder and the Directing Certificateholder, including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Paying Agent shall notify the Servicer and the Special Servicer. Notwithstanding the foregoing, ARCap CMBS Fund REIT, Inc. shall be the initial Directing Certificateholder and shall remain so until a successor is appointed pursuant to the terms of this Agreement.

            (h) If at any time a Book-Entry Certificate belongs to a Controlling Class, the Paying Agent shall notify the related Certificateholders (through the Depository) of such event and shall request that it be informed of any change in the identity of the related Certificate Owner from time to time.

            (i) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (j) In the event a Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the related Component Mortgage Loan Certificates representing more than 25% of the Certificate Balance of the most subordinate Class of such Component Certificates (with respect to such Component Mortgage Loan, the "Component Mortgage Loan Controlling Holder") shall be entitled in accordance with this Section 3.29 to select a representative (with respect to such Component Mortgage Loan, the "Component Mortgage Loan Representative") having the rights and powers specified in this Agreement or to replace an existing Component Mortgage Loan Representative. Solely for purposes of selecting or replacing a Component Mortgage Loan Representative, the Certificate Balances of the Component Mortgage Certificates will be reduced by any Appraisal Reductions with respect to the related Component Mortgage Loan, in the following order of priority, (i) in the case of the Battlefield Mortgage Loan, first, to the Class BM-3 Certificates until its Certificate Balance has been reduced to zero, second, to the Class BM-2 Certificates until its Certificate Balance has been reduced to zero and third, to the Class BM-1 Certificates until its Certificate Balance has been reduced to zero and (ii) in the case of the Alliance Center Mortgage Loan, first, to the Class AC-3 Certificates until its Certificate Balance has been reduced to zero, second, to the Class AC-2 Certificates until its Certificate Balance has been reduced to zero and third, to the Class AC-1 Certificates until its Certificate Balance has been reduced to zero. Upon (i) the receipt by the Paying Agent of written requests for the selection of a Component Mortgage Loan Representative from the related Component Mortgage Loan Controlling Holder (or, in the case of Book-Entry Certificates, the Certificate Owners), or (ii) the resignation or removal of the Person acting as Component Mortgage Loan Representative, the Paying Agent shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Paying Agent or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the related Component Mortgage Loan Certificates that they may select a Component Mortgage Loan Representative. Such notice shall set forth the process for selecting a Component Mortgage Loan Representative, which shall be the designation of such Component Mortgage Loan Representative by the related Component Mortgage Loan Controlling Holder by a writing delivered to the Paying Agent. No appointment of any Person as a Component Mortgage Loan Representative shall be effective until such Person provides the Paying Agent with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). Any Component Mortgage Loan Representative appointed hereunder shall be automatically removed in the event that any Holder of the related Component Mortgage Loan Certificates or an Affiliate of such Holder becomes the related Component Mortgage Loan borrower under the related Component Mortgage Loan. Except as otherwise agreed with the related Holders of the related Component Mortgage Loan Certificates, no Component Mortgage Loan Representative shall owe any fiduciary duty to the Paying Agent, the Servicer, the Special Servicer or any Certificateholder.

            (k) Within ten (10) Business Days (or as soon thereafter as practicable if the applicable Component Mortgage Loan Certificates are Book-Entry Certificates) of receiving a request therefor from the Servicer or Special Servicer, the Paying Agent shall deliver to the requesting party the identity of the related Component Mortgage Loan Representative and a list of each Holder of the related Component Mortgage Loan Certificates, including, in each case, names and addresses. With respect to such information, the Paying Agent shall be entitled to conclusively rely on information provided to it by the Depository, and the Servicer and the Special Servicer shall be entitled to rely on such information provided by the Paying Agent with respect to any obligation or right hereunder that the Servicer and the Special Servicer may have to deliver information or otherwise communicate with the related Component Mortgage Loan Representative or any of the Holders (or, if applicable, Certificate Owners) of the related Component Mortgage Loan Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Component Mortgage Loan Representative, the Paying Agent shall notify the other parties to this Agreement of such event. The expenses incurred by the Paying Agent in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (l) A Component Mortgage Loan Representative may at any time resign as such by giving written notice to the Paying Agent and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the related Component Mortgage Loan Certificates. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of all the related Component Mortgage Loan Certificates shall be entitled to remove any existing related Component Mortgage Loan Representative by giving written notice to the Paying Agent and to such existing related Component Mortgage Loan Representative.

            (m) Once a Component Mortgage Loan Representative has been selected pursuant to this Section 3.29, each of the parties to this Agreement and each Holder (or Certificate Owner, if applicable) of the related Component Mortgage Loan Certificates shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the related Component Mortgage Loan Certificates, by aggregate Certificate Principal Balance, or such Component Mortgage Loan Representative, as applicable, shall have notified the Paying Agent and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the related Component Mortgage Loan Certificates, in writing, of the resignation or removal of such Component Mortgage Loan Representative.

            (n) Any and all expenses of a Component Mortgage Loan Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of the related Component Mortgage Loan Certificates, pro rata according to their respective Percentage Interests in such Classes, and not by the Trust. Notwithstanding the foregoing, if a claim is made against a Component Mortgage Loan Representative by a Mortgagor with respect to this Agreement or the related Component Mortgage Loan, such Component Mortgage Loan Representative shall immediately notify the Trustee, the Servicer, the Paying Agent and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer,
(i) such Component Mortgage Loan Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards such Component Mortgage Loan Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Component Mortgage Loan Representative. This provision shall survive the termination of this Agreement and the termination or resignation of such Component Mortgage Loan Representative.

            (o) All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Controlling Class Representative contained in this Agreement shall also apply to each Component Mortgage Loan Representative with respect to information relating to the related Component Mortgage Loan.

            (p) All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Controlling Class Representative contained in this Agreement shall also apply to each Companion Holder with respect to information relating to the related AB Mortgage Loan.

            Section 3.30 AB Intercreditor Agreements.

            Each of the Servicer and Special Servicer acknowledges and agrees that each Loan Pair being serviced under this Agreement is subject to the terms and provisions of the related AB Intercreditor Agreement and each agrees to service each Loan Pair in accordance with the related AB Intercreditor Agreement and this Agreement. Notwithstanding anything contrary in this Agreement, each of the Servicer and Special Servicer agrees not to take any action with respect to a Loan Pair or the related Mortgaged Property without the prior consent of the related Companion Holder to the extent that the related AB Intercreditor Agreement provides that such Companion Holder is required to consent to such action. Each of the Servicer and Special Servicer acknowledges and agrees that each Companion Holder has the right to cure certain defaults with respect to the related AB Mortgage Loan and to purchase the related AB Mortgage Loan, in each case pursuant to the terms and conditions of the related AB Intercreditor Agreement.

            Section 3.31 Companion Paying Agent.

            (a) The Servicer shall be the initial Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.

            (b) No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement. The Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent. In the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

            (c) Upon the resignation or removal of the Servicer pursuant to
Article VII of this Agreement, the Companion Paying Agent shall be deemed simultaneously to resign or be removed.

            (d) This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

            Section 3.32 Companion Register.

            The Companion Paying Agent shall maintain a register (the "Companion Register") on which it will record the names and address of, and wire transfer instructions for, the Companion Holders from time to time, to the extent such information is provided in writing to it by each Companion Holder. The initial Companion Holders, along with their respective name, address, wiring instructions and tax identification number, is listed on Exhibit U hereto. In the event a Companion Holder transfers a Companion Loan without notice to the Companion Paying, the Companion Paying Agent shall have no liability for any misdirected payment in the related Companion Loan and shall have no obligation to recover and redirect such payment.

            The Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such name and address.

            Section 3.33 Gateway Commons Intercreditor Agreements.

            (a) The Servicer and Special Servicer shall act as Mortgage Lender (as defined in the Gateway Commons Intercreditor Agreement #1) with respect to the mortgage loan referred to in the Gateway Commons Intercreditor Agreement #1 and shall service such mortgage loans in accordance with the Gateway Commons Intercreditor Agreement #1 as long as such terms and conditions do not conflict with the REMIC Provisions and this Agreement.

            (b) The Servicer and Special Servicer shall act as Mortgage Lender (as defined in the Gateway Commons Intercreditor Agreement #2) with respect to the mortgage loan referred to in the Gateway Commons Intercreditor Agreement #2 and shall service such mortgage loans in accordance with the Gateway Commons Intercreditor Agreement #2 as long as such terms and conditions do not conflict with the REMIC Provisions and this Agreement.

            (c) The Servicer and Special Servicer shall act as Mortgage Lender (as defined in the Gateway Commons Intercreditor Agreement #3) with respect to the mortgage loan referred to in the Gateway Commons Intercreditor Agreement #3 and shall service such mortgage loans in accordance with the Gateway Commons Intercreditor Agreement #3 as long as such terms and conditions do not conflict with the REMIC Provisions and this Agreement.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Paying Agent shall be deemed to transfer (i) amounts distributable from the Loan REMIC Distribution Account to the Lower-Tier Distribution Account in respect of the Loan REMIC Pooled Regular Interests pursuant to Section 4.01(j)(i)-(iii), Section 4.01(k)(i)-(iii), Section 4.01(l)(i)-(iii), Section 4.01(m)(i)-(iii), and (ii)
the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, to the Holders of the Class A-1 Certificates and the Class A-2 Certificates, the Class X-1 Certificates and the Class X-2 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

            (ii) second, (A) to the Holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero, and (B) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 and Class A-2 Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2 and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class NR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L Class M and Class N Certificates have been reduced to zero, to the Holders of the Class NR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L Class M and Class N Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xliii) forty-third, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            On each Distribution Date, to the extent of the Battlefield Mall Available Distribution Amount remaining after the distributions in respect of the Battlefield Mall Pooled Component pursuant to Section 4.01(j)(i)-(iii) and
Section 4.01(k)(i)-(iii), the Paying Agent shall distribute to the Holders of the Class BM-1, Class BM-2 and Class BM-3 Certificates the amounts distributed in respect of the Related Uncertificated Lower-Tier Interests as specified in Sections 4.01(j)(iv)-(x) and 4.01(k)(iv)-(xii). On each Distribution Date, to the extent of the Alliance Center Available Distribution Amount remaining after the distributions in respect of the Alliance Center Pooled Component pursuant to
Section 4.01(l)(i)-(iii) and Section 4.01(m)(i)-(iii), the Paying Agent shall distribute to the Holders of the Class AC-1, Class AC-2 and Class AC-3 Certificates the amounts distributed in respect of the Related Uncertificated Lower-Tier Interests as specified in Sections 4.01(l)(iv)-(x) and 4.01(m)(iv)-(xii).

            If, in connection with any Distribution Date, the Paying Agent has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Monthly Payments, balloon payments or unscheduled principal payments are subsequently received by the Servicer and required to be part of the Available Distribution Amount for such Distribution Date, the Servicer shall promptly notify the Paying Agent and the Paying Agent will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. Neither the Servicer, the Special Servicer nor the Paying Agent shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c) (in the case of (i) the Class A-1 Certificates, first to the Class LA-1-1 Uncertificated Interest, second, to the Class LA-1-2 Uncertificated Interest, third, to the Class LA-1-3 Uncertificated Interest, fourth, to the Class LA-1-4 Uncertificated Interest and fifth, to the Class LA-1-5 Uncertificated Interest in each case until reduced to zero (ii) the Class A-2 Certificates, first to the Class LA-2-1 Uncertificated Interest, second to the Class LA-2-2 Uncertificated Interest, third, to the Class LA-2-3 Uncertificated Interest and fourth, to the Class LA-2-4 Uncertificated Interest, in each case, until reduced to zero, (iii) the Class F Certificates, first to the Class LF-1 Uncertificated Interest, and then to the Class LF-2 Uncertificated Interest, in each case, until reduced to zero, (iv) the Class G Certificates, first to the Class LG-1 Uncertificated Interest, and then to the Class LG-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class H Certificates, first to the Class LH-1 Uncertificated Interest, second to the Class LH-2 Uncertificated Interest and third to the Class LH-3 Uncertificated Interest, in each case, until reduced to zero and (vi) the Class K Certificates, first to the Class LK-1 Uncertificated Interest and second to the Class LK-2 Uncertificated Interest, in each case, until reduced to zero). On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (in the case of each of (i) the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4 and Class LA-1-5 Uncertificated Interests,
(ii) the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, (iii) the Class LF-1 and Class LF-2 Uncertificated Interests, (iv) the Class LG-1 and Class LG-2 Uncertificated Interests, the Class G Certificates, (v) the Class LH-1, Class LH-2 and LH-3 Uncertificated Interests and (vi) the Class LK-1 and LK-2 Uncertificated Interests, pro rata, based on their respective Certificate Balances) and its related Component of the Class X-1 Certificates and Class X-2 Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 Certificates and Class X-2 Certificates shall be treated as having been paid to their respective Components, pro rata, based on the interest accrued with respect thereto at its Class X-1 Strip Rate or Class X-2 Strip Rate. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Paying Agent by deeming such Lower-Tier Distribution Amount to be deposited in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto (in the case of the aggregate of (i) Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5 Uncertificated Interests, the Class A-1 Certificates, (ii) the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, the Class A-2 Certificates, (iii) the Class LF-1 and Class LF-2 Uncertificated Interests, the Class F Certificates,
(iv) the Class LG-1 and Class LG-2 Uncertificated Interests, the Class G Certificates, (v) the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, the Class H Certificates and (vi) the Class LK-1 and Class LK-2 Uncertificated Interests, the Class K Certificates), as adjusted for the allocation of Collateral Support Deficits as provided in Section 4.04(c) and of Certificate Deferred Interest as provided in Section 4.06(c). The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and distribution of Yield Maintenance Charges pursuant to Section 4.01(d)(iii) shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) Notwithstanding the priorities set forth in clause (a) above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A-1 and Class A-2 Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (d) (i) On each Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be distributed by the Paying Agent to the following Classes: to the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class NR Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayments during the related Due Period. Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

            (ii) No Yield Maintenance Charge will be distributed to the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class AC-1, Class AC-2, Class AC-3, Class BM-1, Class BM-2, Class BM-3 or Residual Certificates. After the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E and Class F Certificates and Class G Certificates have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X-1 Certificates.

            (iii) All distributions of Yield Maintenance Charges collected during the related Due Period that represent Yield Maintenance Charges actually collected on a Component Mortgage Loan shall be deemed to be distributed from the Loan REMIC to the Lower-Tier REMIC in respect of the related Loan REMIC Pooled Regular Interest (whether or not such Loan REMIC Pooled Regular Interest has received all distributions of interest and principal to which it is entitled). All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Section 4.01(d)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Uncertificated Lower-Tier Interests (other than the Class LAC-1, Class LAC-2, Class LAC-3, Class LBM-1, Class LBM-2, Class LBM-3 Uncertificated Interests), pro rata based upon the amount of principal distributed in respect of each such Class of Uncertificated Lower-Tier Interests for such Distribution Date pursuant to Section 4.01(b) above.

            (e) On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (in order of alphabetical Class designation) up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Any amount in the Gain-on-Sale Reserve Account with respect to a Component Mortgage Loan shall be applied to the related Component Mortgage Loan Collateral Support Deficits in respect of the related Component Mortgage Loan Pooled Component and Component Mortgage Loan Non-Pooled Components, and any remaining amount thereof shall be deemed distributed in respect of the Loan REMIC Residual Interest and immediately contributed to the Lower-Tier REMIC to the portion of the Gain-on-Sale Reserve Account held therein and applied as described in the preceding sentence, in each case, in the order specified in Section 4.01(j), 4.01(k), 4.01(l) or 4.01(m) as applicable. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Collateral Support Deficits and related Collateral Support Deficits and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class LR Certificateholders.

            (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Registrar. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Paying Agent or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (h) Distributions in reimbursement of Collateral Support Deficit or Component Mortgage Loan Collateral Support Deficit previously allocated to the Regular Certificates or Component Mortgage Loan Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit or Component Mortgage Loan Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Paying Agent shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (i) On each Distribution Date, any Excess Interest received during the related Due Period with respect to the Mortgage Loans shall be distributed to the holders of the Class NR Certificates from the Excess Interest Distribution Account.

            (j) For so long as (i) no monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Battlefield Mall Mortgage Loan) under the Battlefield Mall Mortgage Loan has occurred, and is continuing and (ii) there are no unreimbursed Advances related to the Battlefield Mall Mortgage Loan outstanding as of the Distribution Date, unless the related Component Mortgage Loan Representative has exercised its cure rights with respect to such default pursuant to Section 3.09(i), on each Distribution Date, the Paying Agent, in respect of the Loan REMIC BM Pooled Regular Interest, each Class of Loan REMIC BM Non-Pooled Regular Interests and the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Loan REMIC Distribution Account, after payment of amounts payable from the Loan REMIC Distribution Account in accordance with Section 3.05(b)(iii) through
(viii), to the extent related to the Battlefield Mall Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Battlefield Mall Available Distribution Amount:

            (i) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC BM Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Battlefield Mall Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC BM Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Battlefield Mall Principal Distribution Amount for such Distribution Date, and (y) the Battlefield Mall Pooled Percentage for such Distribution Date;

            (iii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC BM Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Loan REMIC BM Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-1 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class BM-1 Certificates for such Distribution Date;

            (v) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-2 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class BM-2 Certificates for such Distribution Date;

            (vi) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-3 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class BM-3 Certificates for such Distribution Date;

            (vii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-1, Class KBM-2 and Class KBM-3 Uncertificated Interests, pro rata based on their respective Loan REMIC Principal Amounts for such Loan REMIC BM Non-Pooled Regular Interests immediately prior to such Distribution Date, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the product of (x) the Battlefield Mall Principal Distribution Amount for such Distribution Date and (y) the Battlefield Mall Non-Pooled Percentage for such Distribution Date until the outstanding Loan REMIC Principal Amounts of the Class KBM-1, Class KBM-2 and Class KBM-3 Uncertificated Interests have been reduced to zero;

            (viii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-1 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Class KBM-1 Uncertificated Interest and for which no reimbursement has been previously received;

            (ix) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-2 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Class KBM-2 Uncertificated Interest and for which no reimbursement has been previously received;

            (x) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-3 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Class KBM-3 Uncertificated Interest and for which no reimbursement has been previously received; and

            (xi) to make distributions to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the aggregate distributions made on the Battlefield Mall Mortgage Loan on such Distribution Date, over
      (B) the sum of (1) the aggregate distributions deemed made in respect of the Loan REMIC BM Pooled Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(j) and (2) the aggregate distributions made in respect of the Loan REMIC BM Non-Pooled Regular Interests on such Distribution Date pursuant to clauses
      (iv) through (x) of this Section 4.01(j).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (k) If a monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Battlefield Mall Mortgage Loan) has occurred and is continuing with respect to the Battlefield Mall Mortgage Loan or there are outstanding unreimbursed Advances with respect to the Battlefield Mall Mortgage Loan as of the Distribution Date, unless the related Component Mortgage Loan Representative has exercised its cure rights with respect to such default pursuant to Section 3.09(i), on each Distribution Date, the Servicer shall provide the Paying Agent with notice thereof and the Paying Agent, in respect of the Loan REMIC BM Pooled Regular Interest, each Class of Loan REMIC BM Non-Pooled Regular Interests and the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Loan REMIC Distribution Account, after payment of amounts payable from the Loan REMIC Distribution Account in accordance with Section 3.05(b)(iii) through
(viii), to the extent related to the Battlefield Mall Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Battlefield Mall Available Distribution Amount (the "Battlefield Mall Default Distribution Priority"):

            (i) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC BM Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Battlefield Mall Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC BM Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date until the Battlefield Mall Pooled Balance is reduced to zero;

            (iii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC BM Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Loan REMIC BM Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-1 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class BM-1 Certificates for such Distribution Date;

            (v) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-2 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class BM-2 Certificates for such Distribution Date;

            (vi) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-3 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class BM-3 Certificates for such Distribution Date;

            (vii) after the Loan REMIC Principal Amount of the Loan REMIC BM Pooled Regular Interest has been reduced to zero, as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-1 Uncertificated Interest, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the Battlefield Mall Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Loan REMIC BM Pooled Regular Interest on such Distribution
      Date), until the outstanding Loan REMIC Principal Amount of the Class KBM-1 Uncertificated Interests have been reduced to zero;

            (viii) after the Loan REMIC Principal Amount of the Class KBM-1 Uncertificated Interests has been reduced to zero, as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-2 Uncertificated Interest, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the Battlefield Mall Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Loan REMIC BM Pooled Regular Interest and the Class KBM-1 Uncertificated Interests on such Distribution Date), until the outstanding Loan REMIC Principal Amount of the Class KBM-2 Uncertificated Interests have been reduced to zero;

            (ix) after the Loan REMIC Principal Amount of the Class KBM-2 Uncertificated Interests has been reduced to zero, as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-3 Uncertificated Interest, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the product of (x) the Battlefield Mall Principal Distribution Amount for such Distribution Date (or the portion thereof remaining after any distributions in respect of the Loan REMIC BM Pooled Regular Interest and the Class KBM-1 and Class KBM-2 Uncertificated Interests on such Distribution Date) and (y) the Battlefield Mall Non-Pooled Percentage for such Distribution Date until the KBM-3 Uncertificated Interests have been reduced to zero;

            (x) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-1 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Class KBM-1 Uncertificated Interest and for which no reimbursement has been previously received;

            (xi) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-2 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Class KBM-2 Uncertificated Interest and for which no reimbursement has been previously received;

            (xii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KBM-3 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Battlefield Mall Collateral Support Deficit, if any, previously allocated to the Class KBM-3 Uncertificated Interest and for which no reimbursement has been previously received; and

            (xiii) to make distributions to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the aggregate distributions made on the Battlefield Mall Mortgage Loan on such Distribution Date, over
      (B) the sum of (1) the aggregate distributions deemed made in respect of the Loan REMIC BM Pooled Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(j) and (2) the aggregate distributions made in respect of the Loan REMIC Non-Pooled Regular Interests on such Distribution Date pursuant to clauses (iv) through (xii) of this Section 4.01(k).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (l) For so long as (i) no monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Alliance Center Mortgage Loan) under the Alliance Center Mortgage Loan has occurred and is continuing and (ii) there are no unreimbursed Advances related to the Alliance Center Mortgage Loan outstanding as of the Distribution Date, unless the related Component Mortgage Loan Representative has exercised its cure rights with respect to such default pursuant to Section 3.09(i), on each Distribution Date, the Paying Agent, in respect of the Loan REMIC AC Pooled Regular Interest, each Class of Loan REMIC AC Non-Pooled Regular Interests and the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Loan REMIC Distribution Account, after payment of amounts payable from the Loan REMIC Distribution Account in accordance with Section 3.05(b)(iii) through
(viii), to the extent related to the Alliance Center Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Alliance Center Available Distribution Amount:

            (i) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC AC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Alliance Center Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC AC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Alliance Center Principal Distribution Amount for such Distribution Date, and (y) the Alliance Center Pooled Percentage for such Distribution Date;

            (iii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC AC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Alliance Center Collateral Support Deficit, if any, previously allocated to the Loan REMIC AC Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-1 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class AC-1 Certificates for such Distribution Date;

            (v) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-2 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class AC-2 Certificates for such Distribution Date;

            (vi) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-3 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class AC-3 Certificates for such Distribution Date;

            (vii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-1, Class KAC-2 and Class KAC-3 Uncertificated Interests, pro rata based on their respective Loan REMIC Principal Amounts for such Loan REMIC AC Non-Pooled Regular Interests immediately prior to such Distribution Date, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the product of (x) the Alliance Center Principal Distribution Amount for such Distribution Date and (y) the Alliance Center Non-Pooled Percentage for such Distribution Date until the outstanding Loan REMIC Principal Amounts of the Class KAC-1, Class KAC-2 and Class KAC-3 Uncertificated Interests have been reduced to zero;

            (viii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-1 Uncertificated Interest, in an amount equal to, and in reimbursement of, an Alliance Center Collateral Support Deficit, if any, previously allocated to the Class KAC-1 Uncertificated Interest and for which no reimbursement has been previously received;

            (ix) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-2 Uncertificated Interest, in an amount equal to, and in reimbursement of, an Alliance Center Collateral Support Deficit, if any, previously allocated to the Class KAC-2 Uncertificated Interest and for which no reimbursement has been previously received;

            (x) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-3 Uncertificated Interest, in an amount equal to, and in reimbursement of, an Alliance Center Collateral Support Deficit, if any, previously allocated to the Class KAC-3 Uncertificated Interest and for which no reimbursement has been previously received; and

            (xi) to make distributions to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the aggregate distributions made on the Alliance Center Mortgage Loan on such Distribution Date, over
      (B) the sum of (1) the aggregate distributions deemed made in respect of the Loan REMIC AC Pooled Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(l) and (2) the aggregate distributions made in respect of the Loan REMIC AC Non-Pooled Regular Interests on such Distribution Date pursuant to clauses
      (iv) through (x) of this Section 4.01(l).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (m) If a monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Alliance Center Mortgage Loan) has occurred and is continuing with respect to the Alliance Center Mortgage Loan or there are outstanding unreimbursed Advances with respect to the Alliance Center Mortgage Loan as of the Distribution Date, unless the related Component Mortgage Loan Representative has exercised its cure rights with respect to such default pursuant to Section 3.09(i), on each Distribution Date, the Servicer shall provide the Paying Agent with notice thereof and the Paying Agent, in respect of the Loan REMIC AC Pooled Regular Interest, each Class of Loan REMIC AC Non-Pooled Regular Interests and the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Loan REMIC Distribution Account, after payment of amounts payable from the Loan REMIC Distribution Account in accordance with Section 3.05(b)(iii) through
(viii), to the extent related to the Alliance Center Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Alliance Center Available Distribution Amount (the "Alliance Center Default Distribution Priority"):

            (i) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC AC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Alliance Center Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC AC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date until the Alliance Center Pooled Balance is reduced to zero;

            (iii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC AC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Alliance Center Collateral Support Deficit, if any, previously allocated to the Loan REMIC AC Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-1 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class AC-1 Certificates for such Distribution Date;

            (v) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-2 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class AC-2 Certificates for such Distribution Date;

            (vi) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-3 Uncertificated Interest, in an amount equal to the Interest Distribution Amount for the Class AC-3 Certificates for such Distribution Date;

            (vii) after the Loan REMIC Principal Amount of the Loan REMIC AC Pooled Regular Interest has been reduced to zero, as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-1 Uncertificated Interest, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the Alliance Center Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Loan REMIC AC Pooled Regular Interest on such Distribution
      Date), until the outstanding Loan REMIC Principal Amount of the Class KAC-1 Uncertificated Interests have been reduced to zero;

            (viii) after the Loan REMIC Principal Amount of the Class KAC-1 Uncertificated Interests has been reduced to zero, as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-2 Uncertificated Interest, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the Alliance Center Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Loan REMIC AC Pooled Regular Interest and the Class KAC-1 Uncertificated Interests on such Distribution Date), until the outstanding Loan REMIC Principal Amount of the Class KAC-2 Uncertificated Interests have been reduced to zero;

            (ix) after the Loan REMIC Principal Amount of the Class KAC-2 Uncertificated Interests has been reduced to zero, as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-3 Uncertificated Interest, in reduction of the Loan REMIC Principal Amount thereof, an amount equal to the product of (x) the Alliance Center Principal Distribution Amount for such Distribution Date (or the portion thereof remaining after any distributions in respect of the Loan REMIC AC Pooled Regular Interest and the Class KAC-1 and Class KAC-2 Uncertificated Interests on such Distribution Date) and (y) the Alliance Center Non-Pooled Percentage for such Distribution Date until the KAC-3 Uncertificated Interests have been reduced to zero;

            (x) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-1 Uncertificated Interest, in an amount equal to, and in reimbursement of, an Alliance Center Collateral Support Deficit, if any, previously allocated to the Class KAC-1 Uncertificated Interest and for which no reimbursement has been previously received;

            (xi) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-2 Uncertificated Interest, in an amount equal to, and in reimbursement of, an Alliance Center Collateral Support Deficit, if any, previously allocated to the Class KAC-2 Uncertificated Interest and for which no reimbursement has been previously received;

            (xii) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class KAC-3 Uncertificated Interest, in an amount equal to, and in reimbursement of, an Alliance Center Collateral Support Deficit, if any, previously allocated to the Class KAC-3 Uncertificated Interest and for which no reimbursement has been previously received; and

            (xiii) to make distributions to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the aggregate distributions made on the Alliance Center Mortgage Loan on such Distribution Date, over
      (B) the sum of (1) the aggregate distributions deemed made in respect of the Loan REMIC AC Pooled Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(m) and (2) the aggregate distributions made in respect of the Loan REMIC AC Non-Pooled Regular Interests on such Distribution Date pursuant to clauses
      (iv) through (xii) of this Section 4.01(m).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (n) All distributions made in respect of any Class of Component Mortgage Loan Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed from the Related Uncertificated Lower-Tier Interests and Related Loan REMIC Regular Interests. In each case, if such distribution on any such Class of Component Mortgage Loan Certificates was a distribution of interest or principal or in reimbursement of previously allocated Collateral Support Deficit in respect of such Class of Component Mortgage Loan Certificates, then the corresponding distribution deemed to be first made on a Related Loan REMIC Regular Interest and then on the Related Uncertificated Lower-Tier Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Collateral Support Deficits, as the case may be, in respect of the Related Uncertificated Lower-Tier Interests and Related Loan REMIC Regular Interests.

            (o) On each Distribution Date, the Companion Paying Agent (based upon a statement of the Servicer to be delivered to the Paying Agent and the Companion Paying Agent that specifies the amount required to be deposited in the Companion Distribution Account and any amounts payable to the Servicer from the Companion Distribution Account pursuant to this Section 4.01(o)) shall make withdrawals and payments from the Companion Distribution Account for the related Companion Loans in the following order of priority:

            (i) to pay the Trustee, the Paying Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to a Loan Pair;

            (ii) to pay to the Servicer any amounts deposited by the Servicer in the Companion Distribution Account not required to be deposited therein;

            (iii) on each Distribution Date, to pay all amounts remaining in the Companion Distribution Account to the Companion Holder; and

            (iv) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            All distributions from the Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s.

            (a) On each Distribution Date, the Paying Agent shall make available to the general public a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Paying Agent in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") which shall include:

            (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made during the period from but not including the previous Distribution Date to and including such Distribution Date and a detailed report of P&I Advances as of the Determination Date together with details of P&I Advances as of the P&I Advance Date;

            (iv) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Servicer and the Special Servicer with respect to the Due Period for such Determination Date together with detailed calculations of servicing compensation paid to Servicer;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

            (viii)the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges and (B) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit or Component Mortgage Loan Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates and Component Mortgage Loan Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit or Component Mortgage Loan Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit or Component Mortgage Loan Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the amount of the distribution on the Distribution Date to the Holders of the Residual Certificates; and

            (xxxii) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date).

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Paying Agent shall make available to the general public via its website initially located at "www.etrustee.net" (i) the related Statement to Certificateholders, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Property File and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the prospectus supplement, the prospectus, and this agreement.

            The Paying Agent shall make available the Statement to Certificateholders through its home page on the Internet. The Paying Agent hereby acknowledges and agrees that its home page as of the date hereof is located at "www.etrustee.net" on the world wide web. In addition, if the Depositor so directs the Paying Agent, and on terms acceptable to the Paying Agent, the Paying Agent shall make certain other information and reports related to the Mortgage Loans available through its internet website.

            In addition, on each Distribution Date, the Paying Agent shall make available, to any Privileged Person via its website, each of the "surveillance reports" identified as such in the definition of "CMSA Investor Reporting Package" eight supplemental reports and the CMSA Operating Statement Analysis Report and CMSA NOI Adjusted Worksheets and 7 CMSA Data Files to the extent delivered by the Servicer pursuant to this Agreement and the Trustee's Exception Report as updated from time to time to the extent delivered to the Paying Agent.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor. In addition, the Paying Agent may disclaim responsibility for any information distributed by it for which it is not the original source.

            In connection with providing access to the Paying Agent's Internet website, the Paying Agent may require registration and the acceptance of a disclaimer. The Paying Agent shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Paying Agent's Internet website can be directed to the Paying Agent's CMBS customer service desk at (312) 904-9387.

            The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information the Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the Internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Servicer's Internet website, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information to be provided by the Servicer to the Paying Agent. Neither the Paying Agent nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer. Unless the Paying Agent has actual knowledge that any report or file received from the Servicer contains erroneous information, the Paying Agent is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Paying Agent shall provide the requesting Certificateholder with such information that is in the Paying Agent's possession or can reasonably be obtained by the Paying Agent as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar, the Paying Agent nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (d) The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

            (e) (i) The Paying Agent, the Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Paying Agent shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Paying Agent shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. The Depositor hereby grants to the Paying Agent a limited power of attorney to execute and file each such documents on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Paying Agent from the Depositor of written termination of such power of attorney and
(ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Securities and Exchange Commission does not accept a certification signed by the Depositor where the related Form 10-K is signed by the Paying Agent on behalf of the Depositor, the Paying Agent should prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            (ii) Each Form 8-K shall be filed by the Paying Agent within 15 days after each Distribution Date, including a copy of the Statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Paying Agent shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit S (the "Certification") (or in such other form as required by the Rules and Regulations of the Securities and Exchange Commission), which shall be signed by the senior officer of the Depositor in charge of securitization.

            (iii) The Paying Agent shall sign a certification (in the form attached hereto as Exhibit T-1) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Paying Agent shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), the Servicer shall sign a certification (in the form attached hereto as Exhibit T-2) and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit T-3), in each case, for the benefit of the Depositor, the Paying Agent and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor and the Paying Agent by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit S shall be delivered by the Depositor to the Paying Agent for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). In addition,
      (i) the Paying Agent shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Paying Agent's obligations under this
      Section 4.02(e) or the Paying Agent's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Paying Agent and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer's or Special Servicer's obligations of the Servicer or the Special Servicer, as the case may be, under this Section 4.02(e) or the negligence, bad faith or willful misconduct of the Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Paying Agent agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Paying Agent on the other in connection with a breach of the Paying Agent's obligations under this Section 4.02(e) or the Paying Agent's negligence, bad faith or willful misconduct in connection therewith, (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 4.02(e) or the Servicer's negligence, bad faith or willful misconduct in connection therewith and
      (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 4.02(e) or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (iv) Upon any filing with the Securities and Exchange Commission, the Paying Agent shall promptly deliver to the Depositor, Servicer and Special Servicer a copy of any such executed report, statement or information.

            (v) Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 4.03 P&I Advances.

            (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Servicer shall either (i) remit to the Paying Agent for deposit into the Lower-Tier Distribution Account (or the Loan REMIC Distribution Account in the case of a Component Mortgage Loan) from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Paying Agent of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If the Servicer fails to make a required P&I Advance by 1:00 p.m., New York City time, on any P&I Advance Date, an Event of Default as set forth in clause (a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, in each case unless the Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Paying Agent) by 11:00 a.m. on such Distribution Date. In the event that the Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee of such circumstances by 4:30 p.m. (New York City time) on the related P&I Advance Date.

            (b) Subject to Sections 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by the Servicer or any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account or either Component Mortgage Loan Collection Account, as applicable, pursuant to Section 3.05(a), the Servicer shall be entitled to pay the Trustee and itself (in that order of priority) as the case may be out of any amounts then on deposit in the Certificate Account or such Component Mortgage Loan Collection Account, as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a mortgage loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance, subject to Section 3.19 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account or the related Component Mortgage Loan Collection Account, as applicable.

            (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges, Default Interest or Penalty Charges and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this subsection (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

            (f) In no event shall any of the Servicer or the Trustee be required to make a P&I advance with respect to any Companion Loan.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (or in the case of a Component Mortgage Loan, the related Component Mortgage Loan Pooled Balance of the related Pooled Component after giving effect to any allocations of the related Component Mortgage Loan Collateral Support Deficit to such Component Mortgage Loan Pooled Component on such Distribution Date) and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution date. Any such write-off shall be allocated first to the Class NR Certificates; second to the Class N Certificates; third to the Class M Certificates; fourth to the Class L Certificates; fifth to the Class K Certificates; sixth to the Class J Certificates; seventh to the Class H Certificates; eighth to the Class G Certificates; ninth to the Class F Certificates; tenth to the Class E Certificates; eleventh to the Class D Certificates; twelfth to the Class C Certificates; thirteenth to the Class B Certificates and fourteenth to the Class A-1 Certificates and the Class A-2 Certificates, pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (in the case of (i) the Class A-1 Certificates, first, to the Class LA-1-1 Uncertificated Interest, second, to the Class LA-1-2 Uncertificated Interest, third, to the Class LA-1-3 Uncertificated Interest, fourth, to the Class LA-1-4 Uncertificated Interest and fifth, to the Class LA-1-5 Uncertificated Interest, until reduced to zero, (ii) the Class A-2 Certificates, first to the Class LA-2-1 Uncertificated Interest, second to the Class LA-2-2 Uncertificated Interest, third to the Class LA-2-3 Uncertificated Interest and fourth, to the Class LA-2-4 Uncertified Interest in each case, until reduced to zero, (iii) the Class F Certificates, first to the Class LF-1 Uncertificated Interest, and second to the Class LF-2 Uncertificated Interest, in each case, until reduced to zero, (iv) the Class G Certificates, first to the Class LG-1 Uncertificated Interest, and second to the Class LG-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class H Certificates, first to the Class LH-1 Uncertificated Interest, second to the Class LH-2 Uncertificated Interest and third to the Class LH-3 Uncertificated Interest, in each case, until reduced to zero and (vi) the Class K Certificates, first to the Class LK-1 Uncertificated Interest, and second to the Class LK-2 Uncertificated Interest, in each case, until reduced to zero).

            (d) (i) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Battlefield Mall Mortgage Loan expected to be outstanding immediately following such Distribution Date, is less than (ii) the sum of (A) the Battlefield Mall Pooled Balance of the Battlefield Mall Pooled Component and (B) the then aggregate Certificate Balance of the Class BM Certificates, in the case of clauses (A) and (B), after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Battlefield Mall Collateral Support Deficit"). On each Distribution Date, the Certificate Balances of the Class BM Certificates and the Battlefield Mall Pooled Balance of the Battlefield Mall Pooled Component will be reduced without distribution as a write-off to the extent of any Battlefield Mall Collateral Support Deficit, if any, allocable to such Certificates or Battlefield Mall Pooled Component with respect to such Distribution Date. Any such write-offs shall be allocated first to the Class KBM-3 Uncertificated Interest; second to the Class KBM-2 Uncertificated Interest; third to the Class KBM-1 Uncertificated Interest and fourth to the Loan REMIC BM Pooled Regular Interest, in each case in reduction of the Loan REMIC Principal Amount thereof, until such Loan REMIC Principal Amount has been reduced to zero. Battlefield Mall Collateral Support Deficits allocated to the Loan REMIC BM Non-Pooled Regular Interests will be allocated to the Related Uncertificated Lower-Tier Regular Interests, in each case in reduction of the Lower-Tier Principal Amount thereof, until such Lower-Tier Principal Amount has been reduced to zero.

            (e) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Alliance Center Mortgage Loan expected to be outstanding immediately following such Distribution Date, is less than (ii) the sum of (A) the Alliance Center Pooled Balance of the Alliance Center Pooled Component and (B) the then aggregate Certificate Balance of the Class AC Certificates, in the case of clauses (A) and (B), after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Alliance Center Collateral Support Deficit"). On each Distribution Date, the Certificate Balances of the Class AC Certificates and the Alliance Center Pooled Balance of the Alliance Center Pooled Component will be reduced without distribution as a write-off to the extent of any Alliance Center Collateral Support Deficit, if any, allocable to such Certificates or Alliance Center Pooled Component with respect to such Distribution Date. Any such write-offs shall be allocated first to the Class KAC-3 Uncertificated Interest; second to the Class KAC-2 Uncertificated Interest; third to the Class KAC-1 Uncertificated Interest and fourth to the Loan REMIC AC Pooled Regular Interest, in each case in reduction of the Loan REMIC Principal Amount thereof, until such Loan REMIC Principal Amount has been reduced to zero. Alliance Center Collateral Support Deficits allocated to the Loan REMIC AC Non-Pooled Regular Interests will be allocated to the Related Uncertificated Lower-Tier Regular Interests, in each case in reduction of the Lower-Tier Principal Amount thereof, until such Lower-Tier Principal Amount has been reduced to zero.

            Section 4.05 Appraisal Reductions.

            The aggregate Appraisal Reduction will be allocated by the Paying Agent on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, to the Certificate Balance of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date. With respect to an Appraisal Reduction on the Battlefield Mall Mortgage Loan, such Appraisal Reduction will be applied, prior to any application of such Appraisal Reduction to the Battlefield Mall Pooled Component, first to the Class BM-3 Certificates, second to the Class BM-2 Certificates, third to the Class BM-1 Certificates, and then to the Regular Certificates in respect of the Battlefield Mall Pooled Component in the priority set forth in the first sentence of this Section 4.05. With respect to an Appraisal Reduction on the Alliance Center Mortgage Loan, such Appraisal Reduction will be applied, prior to any application of such Appraisal Reduction to the Alliance Center Pooled Component, first to the Class AC-3 Certificates, second to the Class AC-2 Certificates, third to the Class AC-1 Certificates, and then to the Regular Certificates in respect of the Alliance Center Pooled Component in the priority set forth in the first sentence of this Section 4.05.

            Solely for purposes of selecting or replacing the applicable Component Mortgage Loan Representative, the Certificate Balances of the related Component Mortgage Loan Certificates will be reduced by any Appraisal Reductions with respect to the related Component Mortgage Loan, in the order and priority set forth in Section 3.29(j).

            Component Mortgage Loan Collateral Support Deficits and additional Trust Fund expenses allocable to a Component Mortgage Loan will, after all the Classes of the related Component Mortgage Loan Certificates have been reduced to zero, reduce the Uncertificated Principal Balance of the Loan REMIC Pooled Regular Interest corresponding to the related Pooled Component.

            Section 4.06 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X and Component Mortgage Loan Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Majority Mortgage Loans and each Pooled Component for the Due Dates occurring in the related Due Period allocated to such Class of Certificates or Pooled Component, such Mortgage Deferred Interest to be allocated first to the Class NR Certificates, second to the Class N Certificates, third to the Class M Certificates, fourth to the Class L Certificates, fifth to the Class K Certificates, sixth to the Class J Certificates, seventh to the Class H Certificates, eighth to the Class G Certificates, ninth to the Class F Certificates; tenth to the Class E Certificates, eleventh to the Class D Certificates; twelfth to the Class C Certificates; thirteenth to the Class B Certificates and fourteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 and Class A-2 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each Distribution Date, the amount of interest distributable to the Class BM Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the Battlefield Mall Mortgage Loan for the Due Date occurring in the related Due Period, such Mortgage Deferred Interest to be allocated first to the Class BM-3 Certificates, second to the Class BM-2 Certificates, third to the Class BM-1 Certificates and fourth to the Battlefield Mall Pooled Component, which amounts allocated to the Battlefield Mall Pooled Component will be allocated to the Regular Certificates in the priority set forth in the preceding sentence. On each Distribution Date, the amount of interest distributable to the Class AC Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the Alliance Center Mortgage Loan for the Due Date occurring in the related Due Period, such Mortgage Deferred Interest to be allocated first to the Class AC-3 Certificates, second to the Class AC-2 Certificates, third to the Class AC-1 Certificates and fourth to the Alliance Center Pooled Component, which amounts allocated to the Alliance Center Pooled Component will be allocated to the Regular Certificates in the priority set forth in the second preceding sentence.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates, shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above. On each Distribution Date the Certificate Deferred Interest allocated to
(i) the Class A-1 Certificates will be allocated to the Class LA-1-1 Uncertificated Interest, the Class LA-1-2 Uncertificated Interest, the Class LA-1-3 Uncertificated Interest, the Class LA-1-4 Uncertificated Interest and the Class LA-1-5 Uncertificated Interest, (ii) the Class A-2 Certificates will be allocated to the Class LA-2-1 Uncertificated Interest, the Class LA-2-2 Uncertificated Interest, the Class LA-2-3 Uncertificated Interest and the Class LA-2-4 Uncertificated Interest, (iii) the Class F Certificates will be allocated to the Class LF-1 Uncertificated Interest and the Class LF-2 Uncertificated Interest, (iv) the Class G Certificates will be allocated to the Class LG-1 Uncertificated Interest and the Class LG-2 Uncertificated Interest, (v) the Class H Certificates will be allocated to the Class LH-1 Uncertificated Interest, the Class LH-2 Uncertificated Interest and the Class LH-3 Uncertificated Interest and (vi) the Class K Certificates will be allocated to the LK-1 Uncertificated Interest and the Class LK-2 Uncertificated Interest, in each case pro rata, based upon the Certificate Balance of such Uncertificated Lower-Tier Interests immediately prior to such Distribution Date.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto (in the case of (i) the Class A-1 Certificates will be allocated to the Class LA-1-1 Uncertificated Interest, the Class LA-1-2 Uncertificated Interest, the Class LA-1-3 Uncertificated Interest, the Class LA-1-4 Uncertificated Interest and the Class LA-1-5 Uncertificated Interest, (ii) the Class A-2 Certificates will be allocated to the Class LA-2-1 Uncertificated Interest, the Class LA-2-2 Uncertificated Interest, the Class LA-2-3 Uncertificated Interest and the Class LA-2-4 Uncertificated Interest, (iii) the Class F Certificates will be allocated to the Class LF-1 Uncertificated Interest and the Class LF-2 Uncertificated Interest, (iv) the Class G Certificates will be allocated to the Class LG-1 Uncertificated Interest and the Class LG-2 Uncertificated Interest, (v) the Class H Certificates will be allocated to the Class LH-1 Uncertificated Interest, the Class LH-2 Uncertificated Interest and the Class LH-3 Uncertificated Interest and (vi) the Class K Certificates will be allocated to the Class LK-1 Uncertificated Interest and the Class LK-2 Uncertificated Interest, in each case pro rata, based on interest accrued at the Pass-Through Rate for the Related Certificates; provided, that no such allocation shall be made in respect of the portion of such interest representing the related Class X-1 Strip Rate or Class X-2 Strip Rate. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            (d) Any Mortgage Deferred Interest for the Battlefield Mall Mortgage Loan shall be allocated in reduction of the amount of interest distributable to, and will be added to the Loan REMIC Principal Amount of, the Loan REMIC Regular Interests, first to the Class KBM-3 Uncertificated Interest; second to the Class KBM-2 Uncertificated Interest; third to the Class KBM-1 Uncertificated Interest and fourth to the Loan REMIC BM Pooled Regular Interest. Any Mortgage Deferred Interest for the Alliance Center Mortgage Loan shall be allocated in reduction of the amount of interest distributable to, and will be added to the Loan REMIC Principal Amount of, the Loan REMIC Regular Interests, first to the Class KAC-3 Uncertificated Interest; second to the Class KAC-2 Uncertificated Interest; third to the Class KAC-1 Uncertificated Interest and fourth to the Loan REMIC AC Pooled Regular Interest. Mortgage Deferred Interest allocated to the Loan REMIC Non-Pooled Regular Interests pursuant to the two preceding sentences will be allocated as Certificate Deferred Interest in reduction of the amount of interest distributable to, and will be added to the Lower-Tier Principal Amount of, the Related Uncertificated Lower-Tier Interests.

            Section 4.07 Grantor Trust Reporting.

            The parties intend that the portion of the Trust Fund constituting the Grantor Trust, consisting of the Excess Interest allocable to the Mortgage Loans, proceeds thereof held in the Battlefield Mall Collection Account, the Alliance Center Collection Account and the Certificate Accounts pertaining to the Excess Interest allocable to the Mortgage Loans and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class NR Certificateholders, the amount of Excess Interest allocable to the Mortgage Loans received, in the time or times and in the manner required by the Code.

                               [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-32. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of
(i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 is hereby initially appointed Authenticating Agent with power to act, on Trustee's behalf, in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is removed as Paying Agent, then LaSalle Bank National Association shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Paying Agent, the Trustee, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If LaSalle Bank National Association resigns or is removed as Paying Agent, the Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Paying Agent, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Asset Backed Securities Trust Services Group- J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and
(d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or by the Initial Purchasers to ARCap CMBS Fund REIT, Inc.) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate During the Restricted Period. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and
      (3) a certificate in the form of Exhibit K hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Restricted Period. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit P hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit Q hereto given by the Certificate Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers Within Regulation S Book-Entry Certificates During Restricted Period. If, during the Restricted Period, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit R hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v).

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) if required by the Certificate Registrar, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit R attached hereto. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to the Book-Entry Certificates. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(d), (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v).

            (viii)An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under
Section 410(d) of the Code subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate, which may be held only by a person not described in (a) or
(b) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Paying Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or, in the case of an ERISA Restricted Certificate, the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulationsss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(c) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(c) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(c)(i)(C) above or is not a Permitted Transferee.

            (iii) The Paying Agent shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 or Class X-2 Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall provide notice to the Trustee, the Paying Agent, the Servicer, the Special Servicer and the Depositor of each transfer of a Certificate on its books and records and to provide each such Person with an updated copy of the Certificate Register on or about January 1st and July 1st of each year, commencing January 1, 2004.

            (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(d) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Paying Agent, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Paying Agent may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Paying Agent shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Certificate Registrar determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Paying Agent, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Applicable Procedures, Section 5.02(b) and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), and all required items pursuant to
Section 5.02(b)(v), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar as custodian of the Book-Entry Certificates shall increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Certificate Ownership Certification.

            To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Paying Agent shall make such determination based on a certificate of such Person which shall be addressed to the Paying Agent and shall specify, in reasonable detail satisfactory to the Paying Agent, such Person's name and address, the Class and Certificate Principal Balance or Notional Amount of the Regular Certificate beneficially owned, and any intermediaries through which such Person's interest in such Regular Certificate is held (any such certification, other than one which the Paying Agent shall refuse to recognize pursuant to the following procedures, a "Certificate Ownership Certification"); provided, however, that the Paying Agent shall not knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of such party, acquired its interest in a Regular Certificate in violation of the transfer restrictions herein, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Paying Agent from the Depository or any Depository Participant with respect to the identity of a Certificate Owner; provided, however, that to the extent the Paying Agent is required to obtain such Certificate Owner information from the Depository or any Depository Participant, the Paying Agent shall be reimbursed for any cost or expense in obtaining such information from the Distribution Account. The Paying Agent may conclusively rely on such Certificate Ownership Certification. The Servicer will only be required to acknowledge the status of any Person as a Certificateholder or Certificate Owner to the extent that the Paying Agent, at the request of the Servicer, identifies such Person as a Certificateholder or Certificate Owner.

            Section 5.07 Appointment of Paying Agent.

            (a) LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is hereby initially appointed Paying Agent to act on the Trustee's behalf in accordance with the terms of this Agreement. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Paying Agent hereunder which must be rated "A" or otherwise be acceptable to the Rating Agencies, as evidenced by a written confirmation that such appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates.

            (b) The Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) The Paying Agent, at the expense of the Trust Fund (but only if such amount constitutes "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

            (d) The Paying Agent shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

            (e) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Paying Agent of its duties or obligations hereunder.

            (f) The Paying Agent shall not be responsible for any act or omission of the Trustee, the Servicer or the Special Servicer or of the Depositor.

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
                SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person , in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or the Companion Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer and the Special Servicer and any director, officer, member, manager, employee or agent of the Depositor, the Servicer or the Special Servicer may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Paying Agent, the Trustee and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Trustee, the Paying Agent or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Paying Agent, the Trustee or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each of the Trustee and the Paying Agent, respectively (and not jointly and severally) agrees to indemnify the Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee or the Paying Agent, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Paying Agent, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee and the Paying Agent, respectively, if a claim is made by a third party with respect to this Agreement, whereupon the Trustee or the Paying Agent shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Paying Agent shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Paying Agent's defense of such claim is materially prejudiced thereby.

            (e) The Depositor agrees to indemnify the Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.

            The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Paying Agent and the Special Servicer.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, neither the Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates. Only the Servicer shall be permitted to resign pursuant to clause
(b) above. Any such determination permitting the resignation of the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Directing Certificateholder. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04, provided that such successor Servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 [RESERVED].

            Section 6.07 The Directing Certificateholder and the Component Mortgage Loan Representative.

            The Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer and the Servicer with respect to Non-Specially Serviced Mortgage Loans having Stated Principal Balances greater than or equal to $2,500,000 (other than with respect to the extension of maturity of any Mortgage Loan), and (3) the Special Servicer and the Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.08(f) and the second paragraph of this Section 6.07, the Servicer or Special Servicer, as applicable, shall not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) has objected in writing within ten (10) Business Days of being notified thereof (provided that if such written objection has not been received by the Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period, then the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) will be deemed to have waived its right to object):

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

            (ii) any modification or consent to a modification of a monetary term of a Mortgage Loan or any extension of the maturity date of any Mortgage Loan;

            (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than required pursuant to the specific terms of the related Mortgage Loan and there is no material lender discretion;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Mortgage Loan or any consent to such waiver;

            (vii) any management company changes or franchise changes with respect to a Mortgage Loan for which the Servicer is required to consent or approve;

            (viii) releases of any escrows, reserves or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the Mortgage Loans and there is no material lender discretion;

            (ix) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan;

            (x) any determination of an Acceptable Insurance Default;

            (xi) with respect to each Component Mortgage Loan, any acceptance of a discounted payoff of such Component Mortgage Loan;

            (xii) with respect to each Component Mortgage Loan, any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the Mortgage Loan documents or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents;

            (xiii) with respect to each Component Mortgage Loan, any approval of a material capital expenditure;

            (xiv) with respect to each Component Mortgage Loan, any replacement of the property manager; and

            (xv) with respect to each Component Mortgage Loan, any adoption or approval of a plan in bankruptcy of the related Mortgagor,

provided that, in the event that the Special Servicer or Servicer (in the event the Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Servicer, as applicable may take any such action without waiting for the Directing Certificateholder's or the applicable Component Mortgage Loan Representative's, as applicable, response.

            In addition, the Directing Certificateholder, subject to any rights, if any, of the related Companion Holder to advise the Special Servicer with respect to the related Loan Pair pursuant to the terms of the related AB Intercreditor Agreement may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose the Servicer, the Special Servicer, the Paying Agent, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            In the event the Special Servicer or Servicer, as applicable, determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder or the applicable Component Mortgage Loan Representative would otherwise cause the Special Servicer or Servicer, as applicable, to violate the terms of this Agreement, including without limitation, the Servicing Standards, the Special Servicer or Servicer, as applicable, shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            The Directing Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) shall not be protected against any liability to the Controlling Class Certificateholder (or with respect to a Component Mortgage Loan Representative, the related Component Mortgage Loan Controlling Holder) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class (or with respect to the Component Mortgage Loan Representative, the related Component Mortgage Loan Controlling Holder), that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class (or with respect to a Component Mortgage Loan Representative, the related Component Mortgage Loan Controlling Holder) over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder (or with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class (or with respect to a Component Mortgage Loan Representative, the related Component Mortgage Loan Controlling Holder), and that the Directing Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to a Component Mortgage Loan, the related Component Mortgage Loan Representative) or any director, officer, employee, agent or principal thereof for having so acted.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account on the day and by the time such deposit is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, within one Business Day after such deposit is required to be made or to remit to the Servicer for deposit into the Certificate Account, or to deposit into, or to remit to the Paying Agent for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Servicer's failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.24 or Section 3.25, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Servicer, the Special Servicer, the Depositor the Paying Agent and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) Moody's places its ratings of any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

            (ix) Moody's downgrades the then current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade; or

            (x) the Paying Agent shall have received and forwarded to the Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Servicer or Special Servicer, as applicable, in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by Fitch if the Servicer or Special Servicer, as applicable is not replaced, and the Paying Agent shall not have received subsequent notice from Fitch (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); or

            (xi) Fitch confirms in writing that the Servicer or Special Servicer, as applicable, no longer has the minimum rating from Fitch required for master servicers or special servicers, as applicable, of commercial mortgage securitization transactions; or

            (xii) the Servicer or Special Servicer is removed from Fitch's or Moody's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer or special servicer list, as applicable, within 90 days of such removal.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction (of the Directing Certificateholder) or the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section
3.11 and Section 6.03) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Servicer and to the Servicer with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Servicer, as applicable, in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Servicer) or otherwise, and it and its directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination).

            (c) If the Servicer receives notice of termination solely due to an Event of Default under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(viii) through (xii) and if the Servicer to be terminated pursuant to Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then the Servicer shall continue to service as Servicer hereunder until a successor Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Servicer pursuant to Section 7.01(b)) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Servicing Fee Rate minus 2.0 basis points per Mortgage Loan serviced (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating to any class of Certificates then rated by the Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and
(ii) if the successful bid was a Servicing-Released Bid, to the Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this
Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Servicer hereunder in accordance with Section 7.02.

            (d) The Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days' notice to the Special Servicer, the Servicer, the Paying Agent and the Trustee. Upon a termination or resignation of such Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 7.01(d). All costs and expenses of any such termination made without cause shall be paid by the Holders of the Controlling Class.

            (e) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to prevent the Certificates being placed on "watch" status or downgraded due to servicing or special servicing concerns by Moody's and maintain minimum ratings required by Fitch to secure future commercial mortgage loan securitization transactions.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, until such successor to the Special Servicer is appointed by the Directing Certificateholder as provided in Section 7.01(d), as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to Section 3.11, the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon Rating Agency confirmation, and which appointment has been approved by the Directing Certificateholder, such approval not to be unreasonably withheld. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Paying Agent shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Paying Agent would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Paying Agent shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Paying Agent of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee as Maker of Advances.

            (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days following such failure by the Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Paying Agent's notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE PAYING AGENT

            Section 8.01 Duties of Trustee and Paying Agent.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee or the Paying Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Paying Agent shall notify the party providing such instrument and requesting the correction thereof. The Trustee or the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Paying Agent in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee or the Paying Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Paying Agent shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Paying Agent, respectively, unless it shall be proved that the Trustee or the Paying Agent, respectively, was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            (d) The Paying Agent shall promptly make available to the Companion Holder all reports via its Internet Website that the Paying Agent has made available to Certificateholders under this Agreement to the extent such reports relate to AB Mortgage Loans.

            Section 8.02 Certain Matters Affecting the Trustee and the Paying Agent.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee and the Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee and the Paying Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) Neither the Trustee nor the Paying Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Paying Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Paying Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) Neither the Trustee nor the Paying Agent shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Paying Agent, respectively, not reasonably assured to the Trustee or the Paying Agent by the security afforded to it by the terms of this Agreement, the Trustee or the Paying Agent, respectively, may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

            (vi) The Trustee or the Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee or the Paying Agent of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement;

            (viii) Neither the Trustee nor the Paying Agent shall be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be in which case the Trustee shall only be responsible for its own actions as Servicer or Special Servicer) or of the Depositor; and

            (ix) In performing its obligations under this Agreement, including but not limited to Section 4.02(e), neither the Trustee, the Paying Agent, on behalf of the Trust, nor the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent specifically set forth in this Agreement.

            Section 8.03 Trustee and Paying Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Paying Agent in Sections 2.02 and 2.05 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee or the Paying Agent assume no responsibility for their correctness. Neither the Trustee nor the Paying Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Paying Agent set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or in the case of the Trustee, the Paying Agent (unless the Trustee is acting as Paying Agent). The Trustee and the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee, or the Paying Agent, as applicable, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee or Paying Agent May Own Certificates.

            The Trustee or the Paying Agent each in its individual capacity, not as Trustee or Paying Agent, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or Paying Agent.

            Section 8.05 Fees and Expenses of Trustee and Paying Agent; Indemnification of Trustee and the Paying Agent.

            (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee and the Paying Agent will be paid the Paying Agent Fee, in each case, equal to the Trustee's and the Paying Agent's respective portion of one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee and the Paying Agent, respectively. The Trustee Fee and the Paying Agent Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee and the Paying Agent Fee shall accrue from time to time at the Trustee's and the Paying Agent's respective portion of Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee and the Paying Agent Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's and the Paying Agent's, respectively, sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Paying Agent, respectively, hereunder. No Trustee Fee shall be payable with respect to the Companion Loans.

            (b) The Trustee, the Paying Agent and any director, officer, employee or agent of the Trustee and the Paying Agent, respectively, shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account, Loan REMIC Distribution Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Paying Agent, respectively, relating to the exercise and performance of any of the powers and duties of the Trustee or the Paying Agent, respectively, hereunder; provided, however, that none of the Trustee, the Paying Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Paying Agent, respectively, in the normal course of the Trustee's or the Paying Agent, respectively, performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Paying Agent, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Paying Agent, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Paying Agent, respectively, and appointment of a successor thereto. The foregoing indemnity shall also apply to the Paying Agent in its capacities of Certificate Registrar and Authenticating Agent.

            Section 8.06 Eligibility Requirements for Trustee and the Paying Agent.

            The Trustee and Paying Agent hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to
Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) with respect to the Trustee only, an institution whose long-term senior unsecured debt is rated "Aa3" by Moody's and "AA-" by Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Paying Agent administers the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Paying Agent or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee and Paying
Agent.

            (a) The Trustee and the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or paying agent acceptable to the Servicer and the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Paying Agent and to the successor trustee or paying agent. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the Trustee or Paying Agent, as applicable, by the Depositor. If no successor trustee or paying agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Paying Agent may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee or Paying Agent shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee or Paying Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or Paying Agent's, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee or Paying Agent, as applicable, pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(c), 4.01 or 9.01, then the Depositor may remove the Trustee or Paying Agent, as applicable, and appoint a successor trustee or paying agent acceptable to the Servicer or paying agent acceptable to the Trustee or Paying Agent, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Paying Agent so removed and to the successor trustee or paying agent in the case of the removal of the Trustee or Paying Agent. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or Paying Agent and appoint a successor trustee or paying agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee or Paying Agent so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

            (d) Any resignation or removal of the Trustee or Paying Agent and appointment of a successor Trustee or Paying Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Paying Agent as provided in Section 8.08.

            Upon any succession of the Trustee or Paying Agent under this Agreement, the predecessor Trustee or Paying Agent shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Paying Agent shall be personally liable for any action or omission of any successor Trustee or Paying Agent.

            Section 8.08 Successor Trustee or Paying Agent.

            (a) Any successor Trustee or Paying Agent appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee or Paying Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent shall become effective and such successor Trustee or Paying Agent without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Paying Agent herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor trustee or successor paying agent shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor paying agent, as applicable, shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee or successor paying agent as provided in this Section 8.08, the Servicer shall mail notice of the succession of such trustee or paying agent, as applicable, to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or successor paying agent, as applicable, such successor trustee or successor paying agent, shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee or Paying Agent.

            Any Person into which the Trustee or the Paying Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Paying Agent shall be the successor of the Trustee or the Paying Agent, as applicable, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Paying Agent, as applicable, will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Paying Agent and the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee and the Paying Agent, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Paying Agent and the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Paying Agent (or with respect to item (ii)(j) below, the Trustee) shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Paying Agent and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee and the Paying Agent since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and the Paying Agent and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent pursuant to Section 3.12(c), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Paying Agent pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Paying Agent with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Paying Agent pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Paying Agent to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Paying Agent upon request; provided, however, that the Paying Agent (or the Trustee, if applicable) shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Directing Certificateholder or the Rating Agencies, which shall be free of charge (except for extraordinary or duplicate requests). In addition, without limiting the generality of the foregoing, any Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificateholder may upon request from the Paying Agent obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement. Nothing contained in this Section 8.12(a) shall be construed to limit the reports and information described on Exhibit N attached hereto and required to be delivered to the Directing Certificateholder without charge. The Class BM-1, Class BM-2 and Class BM-3 Certificates may, with respect to the Battlefield Mall Mortgage Loan, and the Class AC-1, Class AC-2 and Class AC-3 Certificates, with respect to the Alliance Center Mortgage Loan, upon request of the Paying Agent obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Paying Agent shall provide or make available to certain financial market publishers, which initially shall be Bloomberg, L.P., on a monthly basis, all CMSA reports and any other reports required to be delivered by the Paying Agent pursuant to Article IV hereof. If any such information is provided on or before November 11, 2003, the Paying Agent shall provide the Prospectus to Bloomberg, L.P.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Paying Agent shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Paying Agent, to any Certificateholder, the Underwriters, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Paying Agent, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Paying Agent pursuant to this Section 8.12, the Paying Agent shall be entitled to indicate the source of such information and the Paying Agent may affix thereto any disclaimer it deems appropriate in its discretion. The Paying Agent shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Paying Agent may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Paying Agent, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Paying Agent, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer, the Paying Agent and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            Section 8.14 Representations and Warranties of the Paying Agent.

            (a) The Paying Agent hereby represents and warrants to the Depositor, the Servicer and the Special Servicer, the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Paying Agent is a national banking association, duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Paying Agent, and the performance and compliance with the terms of this Agreement by the Paying Agent, will not violate the Paying Agent's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Paying Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Paying Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Paying Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent;

            (vi) No litigation is pending or, to the best of the Paying Agent's knowledge, threatened against the Paying Agent which would prohibit the Paying Agent from entering into this Agreement or, in the Paying Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent; and

            (b) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Paying Agent, or compliance by the Paying Agent with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Paying Agent of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Paying Agent to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Paying Agent the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates, in that order of priority, of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within 20 days of receipt of notice thereof) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer, the Trustee and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent
(i) its related AB Morgtgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related AB Intercreditor Agreement remain due and owing.

            The Holders of the majority of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan) and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee, the Paying Agent and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account (or in the Loan REMIC Distribution Account to the extent allocable to the Component Mortgage Loans) not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Loan REMIC Distribution Account and the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then the Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Paying Agent by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring (i) amounts distributable on the Loan REMIC Regular Interests and the amount of any Yield Maintenance Charges with respect to a Component Mortgage Loan distributable pursuant to Section 4.01(d) to the Lower-Tier Distribution Account, and (ii) the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges (other than with respect to the Component Mortgage Loans) distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account, in each case pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered and to the Holders of the Class NR Certificates any amounts remaining on deposit in the Excess Interest Distribution Account. Amounts transferred from the Loan REMIC Distribution Account to the Lower-Tier Distribution Account and from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(e)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(b), 4.01(d), 4.01(j), 4.01(k), 4.01(l) and 4.01(m)
and shall be distributed in termination and liquidation of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Section 9.02 Additional Termination Requirements.

            In the event the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Paying Agent shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Loan REMIC's, Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Paying Agent on behalf of Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash; and

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Loan REMIC Regular Interests, Uncertificated Lower-Tier Interests and the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC and Loan REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Paying Agent shall make elections or cause elections to be made to treat each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates, the Class BM Certificates and the Class AC Certificates shall be designated as the "regular interests" (in the case of the Class NR Certificates, exclusive of the portion thereof, representing the right to Excess Interest and Amounts in the Excess Interest Distribution Account) and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. For purposes of the REMIC election in respect of the Loan REMIC, each Class of Loan REMIC Regular Interests shall be designated as the "regular interests" and the Loan REMIC Residual Interest, represented by the Class LR Certificates, shall be designated as the sole class of "residual interests" in the Loan REMIC. None of the Special Servicer, the Servicer, the Paying Agent nor the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall act on behalf of each REMIC in relation to any tax matter or controversy involving any REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Paying Agent shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Paying Agent's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the (i) Class R and (ii) Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the (i) Upper-Tier REMIC and
(ii) the Lower-Tier REMIC and the Loan REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the (i) Class R and (ii) Class LR Certificates hereby agrees to irrevocably appoint the Paying Agent as their agent to perform all of the duties of the "tax matters person" for the (i) Upper-Tier REMIC, (ii) the Lower-Tier REMIC and the Loan REMIC, respectively.

            (d) The Paying Agent shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder, and shall cause the Trustee to sign such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Paying Agent without any right of reimbursement therefor. The Paying Agent agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

            (e) The Paying Agent shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Paying Agent shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Paying Agent's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Paying Agent, to the extent reasonably requested by the Paying Agent to do so). Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Paying Agent receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Paying Agent determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Paying Agent or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Paying Agent determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Paying Agent has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. The Paying Agent may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Paying Agent or the Trustee. At all times as may be required by the Code, the Paying Agent will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Trustee in writing), and shall remit to the Servicer such reserved amounts as the Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Paying Agent is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Section 860F(a) of the Code or the amount of any taxable contribution to the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Loan REMIC Regular Interests, to the Lower-Tier REMIC, and in the case of the Uncertificated Lower-Tier REMIC Interests, to the Upper-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class X-1, Class X-2, Class BM and Class AC Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Paying Agent, the Servicer or the Special Servicer shall be responsible for any taxes imposed on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misfeasance, bad faith, or negligence by such party.

            (h) The Paying Agent (but only to the extent, if any, specifically required to maintain books and records hereunder) shall, for federal income tax purposes, maintain books and records with respect to each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, neither the Paying Agent nor the Trustee shall accept any contributions of assets to the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC unless the Paying Agent and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC will not
(i) cause the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Loan REMIC Regular Interests, Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) Neither the Paying Agent nor the Trustee shall enter into any arrangement by which the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance or Notional Amount of each Class of Certificates (other than the Class X-2 Certificates) representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC, and the Lower-Tier Principal Amount of any Class of Loan REMIC Regular Interests representing a "regular interest" in the Loan REMIC would be reduced to zero is the Rated Final Distribution Date, the "latest possible maturity date" of the Class X-2 Certificates is the Class X-2 Termination Date.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Use of Agents.

            (a) The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            (b) The Paying Agent may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Paying Agent shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            Section 10.03 Depositor, Servicer and Special Servicer to Cooperate with Paying Agent.

            (a) The Depositor shall provide or cause to be provided to the Paying Agent within ten (10) days after the Depositor receives a request from the Paying Agent, all information or data that the Paying Agent reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

            (b) The Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Paying Agent in order to enable it to perform its duties hereunder.

            Section 10.04 Appointment of REMIC Administrators.

            (a) The Paying Agent may appoint at the Paying Agent's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Paying Agent in performing the functions set forth in Section 10.01 herein. The Paying Agent shall cause any such REMIC Administrator to execute and deliver to the Paying Agent an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Paying Agent from any of its obligations hereunder, and the Paying Agent shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Paying Agent and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Paying Agent hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Paying Agent, then LaSalle Bank National Association shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Paying Agent or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Servicer, the Special Servicer and the Depositor. The Paying Agent may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Paying Agent may appoint a successor REMIC Administrator, in which case the Paying Agent shall given written notice of such appointment to the Servicer and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Paying Agent.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion
Holders:

            (i) to cure any ambiguity to the extent that it does not adversely affect any Certificateholder;

            (ii) to correct or supplement any provisions of this Agreement or the Prospectus, which may be inconsistent with any other provisions of this Agreement or the Prospectus or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, any Component Mortgage Loan Collection Account, the Distribution Accounts or REO Account, provided that (a) the P&I Advance Date shall in no event be later than the Business Day prior to related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(c) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

provided that no such amendment changes in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            (c) Notwithstanding the foregoing, neither the Trustee, the Paying Agent, the Depositor, the Servicer nor the Special Servicer will be required to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, cause the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Paying Agent shall furnish a statement describing the amendment to each Certificateholder and the Trustee and shall furnish a copy of such amendment to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Paying Agent may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account.

            (h) The Servicing Standards shall not be amended unless each Rating Agency provides a written confirmation that such amendment would not cause a downgrading, qualification or withdrawal of the then current ratings assigned to any of the Certificates.

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Paying Agent a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number (212) 834-6593; (ii) in the case of the Servicer, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075 (for overnight mail only), 28288-1075 (for regular mail), Attention: Portfolio Management Group Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-CIBC6, telecopy number (704) 593-7735; (iii) in the case of the Special Servicer, ARCap Servicing, Inc., 5605
N. MacArthur Blvd., Suite 950, Irving, Texas 75038; Attention: James L. Duggins, telecopy number (972) 580-3888; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland, 21045,
Attention: Corporate Trust (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2003-CIBC6, telecopy number (410) 884-2360; (v) in the case of the initial Paying Agent, the initial Certificate Registrar and the initial Authenticating Agent, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group-JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2003-CIBC6, telecopy number: (312) 904-2084; (vi) in the case of the Rating Agencies, (a) Moody's Investors Services, Inc., 99 Church Street, 4th Floor, New York, New York 10041, Attention: Commercial Mortgage Surveillance Group, telecopy number:
(212) 553-0300, and (b) Fitch, Inc., One State Street Plaza, New York, New York,
Attention: Commercial Mortgage-Backed Securities Group, telecopy number: (212) 635-0295; (vii) in the case of the Mortgage Loan Sellers, (a) JPMorgan Chase Bank, 270 Park Avenue, 10th Floor, Attention: Dennis Schuh, Vice President, telecopy number (212) 834-6593; (b) CIBC Inc., 622 Third Avenue, 10th Floor, New York, New York 10017, Attention: Real Estate Finance Group, telecopy number
(212) 667-5656; (c) ABN AMRO Bank N.V., Chicago Branch 55 East 52nd Street, 6th Floor, New York, New York 10055, Attention: CMBS Department, Director, telecopy number (212) 409-7849; and (d) LaSalle Bank National Association, 135 South LaSalle Street, Suite 1225, Chicago, Illinois 60603, Attention: Managing Director RECM, telecopy number: (312) 904-0900; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing; (viii) in the case of the Directing Certificateholder, ARCap CMBS Fund REIT, Inc., 5605 North MacArthur Blvd., Suite 950, Irving, Texas, 75038
Attention: James L. Duggins, telecopy number (972) 580-3888; (ix) in the case of the ICON MHP Companion Holder, CBA-Mezzanine Capital Finance, LLC, 51 JFK Parkway, 4th floor, Short Hills, New Jersey 07078, Attention: Martin T. Lanigan, telecopy number (973) 467-9696; (x) in the case of the Pine Valley-Easton MHP Companion Holder, CBA-Mezzanine Capital Finance, LLC, 51 JFK Parkway, 4th floor, Short Hills, New Jersey 07078, Attention: Martin T. Lanigan, telecopy number
(973) 467-9696; (xi) in the case of each Component Mortgage Loan Representative, TIAA-CREF, 730 Third Avenue, 8th floor, New York, New York 10017, Attention:
Joan Sapinsley and Susan Sanford, telecopy number (212) 916-6477. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Component Mortgage Loan Collection Accounts, the Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and
(ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders and each Companion Holder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Paying Agent, the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Upon written request, each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b).

            (d) The Paying Agent shall promptly furnish notice to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Paying Agent, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Paying Agent, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP., Depositor

                                       By: /s/ Dennis Schuh
                                          --------------------------------------
                                          Name: Dennis Schuh
                                          Title: Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          Servicer

                                       By: /s/ Paula R. A. Davis
                                          --------------------------------------
                                          Name: Paula R. A. Davis
                                          Title: Associate

                                       ARCAP SERVICING, INC.,
                                          Special Servicer

                                          By: /s/ James L. Duggins
                                          --------------------------------------
                                          Name:  James L. Duggins
                                          Title:  President

                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          Trustee

                                          By: /s/ Deborah Daniels
                                          --------------------------------------
                                          Name: Deborah Daniels
                                          Title: Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Paying Agent

                                       By: /s/ Brian D. Ames
                                          --------------------------------------
                                          Name: Brian D. Ames
                                          Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

On the 7th day of August, 2003, before me, a notary public in and for said State, personally appeared Dennis G. Schuh known to me to be Vice President of J.P. Morgan Chase Commercial Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/ Nancy Bratteng
                                        --------------------------------------
                                                    Notary Public

                                                   NANCY BRATTENG
                                          Notary Public, State of New York
                                                   No. 43-6039021
                                            Qualified in Richmond County
                                        Certificate Filed in New York County
                                          Commission Expires March 20, 2006

[Notarial Seal]

STATE OF NORTH CAROLINA    )
                           )  ss.:
COUNTY OF MECKLENBURG      )

On the 8th day of August, 2003, before me, a notary public in and or said State, personally appeared David F. Sisom known to me to be a Vice President of Wachovia Bank, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Judith L. BeBoer
                                       --------------------------------------
                                                    Notary Public

                                         My Commission Expires May 30, 2006

[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

On the 11th day of August, 2003, before me, a notary public in and for said State, personally appeared Deborah Daniels known to me to be a Vice President of Wells Fargo Bank Minnesota, N.A., that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Jennifer R. Chen
                                       --------------------------------------
                                                    Notary Public

                                                  JENNIFER R. CHEN
                                          Notary Public, State of New York
                                                   No. 01CH6079124
                                            Qualified in New York County
                                          Commission Expires Aug. 12, 2006

[Notarial Seal]

STATE OF TEXAS          )
                        )  ss.:
COUNTY OF DALLAS        )

On the 8th day of August, 2003, before me, a notary public in and for said State, personally appeared James L. Duggins known to me to be an officer of ARCap Servicing, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ C. F. Greenhouse
                                       --------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK          )

On the __th day of August, 2003, before me, a notary public in and for said State, personally appeared Brian D. Ames, known to me to be a Vice President of LaSalle Bank National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/ Diane O'Neal
                                       --------------------------------------
                                                    Notary Public

[Notarial Seal]
DIANE O'NEAL
NOTARY PUBLIC STATE OF ILLINOIS
My Commission Expires 07/09/2005

                                   EXHIBIT A-1

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 4.3930%             SERVICER: WACHOVIA BANK, NATIONAL
                                                  ASSOCIATION

DENOMINATION: $[____________]
                                       SPECIAL SERVICER: ARCAP SERVICING, INC.

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF AUGUST 11, 2003       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS    ASSOCIATION
DEFINED HEREIN)

                                       CUSIP NO.: 46625MWW5
CLOSING DATE: AUGUST 11, 2003

                                       ISIN NO.: US46625MWW53
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003
                                       COMMON CODE NO.: 017438131

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-1-1
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE: $216,200,000

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Certificate Registrar under
                                        the Pooling and Servicing Agreement.


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        Authenticating Agent


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                            (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-2

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN         SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                  ASSOCIATION
SERVICING AGREEMENT

                                       SPECIAL SERVICER: ARCAP SERVICING, INC.
DENOMINATION: $[____________]

                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF AUGUST 11, 2003
                                       PAYING AGENT: LASALLE BANK NATIONAL
                                       ASSOCIATION
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: 46625MWX3

CLOSING DATE: AUGUST 11, 2003          ISIN NO.: US46625MWX37

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 017438140
SEPTEMBER 12, 2003

                                       CERTIFICATE NO.: A-2-1
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES          CERTIFICATE NO.: A-2-2
AS OF THE CLOSING DATE: $653,188,000

                                   EXHIBIT A-2

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Certificate Registrar under
                                        the Pooling and Servicing Agreement.


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        Authenticating Agent


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                            (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-3

                                   [Reserved]

                                   EXHIBIT A-4

                                   [Reserved]

                                   EXHIBIT A-5

                                   [Reserved]

                                   EXHIBIT A-6

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-CIBC6, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS X-1 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-1 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:
$[          ]                         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

DATE OF POOLING AND SERVICING         PAYING AGENT:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF AUGUST 11, 2003     ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE      CUSIP NO.: [46625MXB0](2) [46625MXV6](3)
POOLING AND SERVICING AGREEMENT (AS   [U48138KH0](1)
DEFINED HEREIN)
                                      ISIN NO.: [US46625MXB08](2)
CLOSING DATE:  AUGUST 11, 2003         [US46625MXV61](3) [USU48138KH06](1)

FIRST DISTRIBUTION DATE:              COMMON CODE: [17444271](2) [17444301](1)
SEPTEMBER 12, 2003
                                      CERTIFICATE NO.:  X-1-[1][2][3]
APPROXIMATE AGGREGATE NOTIONAL
AMOUNT OF THE CLASS X-1 CERTIFICATES
AS OF THE CLOSING DATE: $1,039,627,617


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-1 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-7

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS X-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS X-2 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-2 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:
$[               ]                    TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

DATE OF POOLING AND SERVICING         PAYING AGENT:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF AUGUST 11, 2003     ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE      CUSIP NO.: [46625MXC8](2) [46625MXW4](3)
POOLING AND SERVICING AGREEMENT (AS   [U48138KJ6](1)
DEFINED HEREIN)
                                      ISIN NO.: [US46625MXC80](2)
CLOSING DATE:  AUGUST 11, 2003        [US46625MXW45](3) [USU48138KJ61](1)

FIRST DISTRIBUTION DATE:              COMMON CODE: [17444328](2) [17444387](1)
SEPTEMBER 12, 2003
                                      CERTIFICATE NO.:  X-2-[1]-[2]
APPROXIMATE AGGREGATE NOTIONAL
AMOUNT OF THE CLASS X-1 CERTIFICATES
AS OF THE CLOSING DATE:  $998,814,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-2 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

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------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-8

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[             ]
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003     PAYING AGENT:  LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: 46625MWY1
DEFINED HEREIN)
                                      ISIN NO.: US46625MWY10
CLOSING DATE:  AUGUST 11, 2003
                                      COMMON CODE NO.: 017438166
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    CERTIFICATE NO.:  B-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:  $31,189,000

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-9

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.

DENOMINATION:  $[           ]         TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

DATE OF POOLING AND SERVICING         PAYING AGENT:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF AUGUST 11, 2003     ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE      CUSIP NO.: 46625MWZ8
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       ISIN NO.: US46625MWZ84

CLOSING DATE:  AUGUST 11, 2003        COMMON CODE NO.: 017438239

FIRST DISTRIBUTION DATE:              CERTIFICATE NO.:  C-1
SEPTEMBER 12, 2003

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $32,488,000

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

(iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

(iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

(v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-10

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.


Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:
$[                          ]         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

DATE OF POOLING AND SERVICING         PAYING AGENT:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF AUGUST 11, 2003     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE    CUSIP NO.: 46625MXA2
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       ISIN NO.: US46625MXA25

CLOSING DATE:  AUGUST 11, 2003        COMMON CODE NO.: 017438247

FIRST DISTRIBUTION DATE:              CERTIFICATE NO.:  D-1
SEPTEMBER 12, 2003

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $11,696,000

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-11

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS E

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)


PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[          ]
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003     PAYING AGENT:  LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXD6](2) [46625MXX2](3)
DEFINED HEREIN)                       [U48138KK3](1)

CLOSING DATE:  AUGUST 11, 2003        ISIN NO.: [US46625MXD63](2)
                                      [US46625MXX28](3) [USU48138KK35](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17442872](2)
                                      [17442899](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.:  E-1
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE:  $14,295,000

------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-12

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN       SERVICER:  WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                     SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[              ]
                                     TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

DATE OF POOLING AND SERVICING        PAYING AGENT:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF AUGUST 11, 2003    ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE     CUSIP NO.: [46625MXE4](2) [46625MXY0](3)
POOLING AND SERVICING AGREEMENT (AS  [U48138KL1](1)
DEFINED HEREIN)
                                     ISIN NO.: [US46625MXE47](2)
CLOSING DATE:  AUGUST 11, 2003       [US46625MXY01](3) [USU48138KL18](1)

FIRST DISTRIBUTION DATE:             COMMON CODE NO.:[17442945](2) [17442988](1)
SEPTEMBER 12, 2003
                                     CERTIFICATE NO.:  F-1
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $10,396,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-13

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[              ]
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003     PAYING AGENT:  LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXF1](2) [46625MXZ7](3)
DEFINED HEREIN)                       [U48138KM9](1)

CLOSING DATE:  AUGUST 11, 2003        ISIN NO.: [US46625MXF12](2)
                                      [US46625MXZ75](3) [USU48138KM90](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17442945](2)
                                      [17443062](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.: G-1
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $12,996,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE pooling and servicing agreement SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

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------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-14

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE DEALERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[             ]
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003     PAYING AGENT:  LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXG9](2) [46625MYA1](3)
DEFINED HEREIN)                       [U48138KN7](1)

CLOSING DATE:  AUGUST 11, 2003        ISIN NO.: [US46625MXG94](2)
                                      [US46625MYA16](3) [USU48138KN73](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17443097](2)
                                      [17443127](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.:  H-1
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE:  $15,594,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-15

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE DEALERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN       SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                ASSOCIATION
SERVICING AGREEMENT
                                     SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[             ]
                                     TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003    PAYING AGENT:  LASALLE BANK NATIONAL
                                     ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS  CUSIP NO.: [46625MXH7](2) [46625MYB9](3)
DEFINED HEREIN)                      [U48138KP2](1)

CLOSING DATE:  AUGUST 11, 2003       ISIN NO.: [US46625MXH77](2)
                                     [US46625MYB98](3) [USU48138KP22](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                   COMMON CODE NO.:[17443151](2) [17443186](1)

APPROXIMATE AGGREGATE                CERTIFICATE NO.:  J-1
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE:  $5,198,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-16

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE DEALERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[              ]
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003     PAYING AGENT:  LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXJ3](2) [46625MYC7](3)
DEFINED HEREIN)                       [U48138KQ0](1)

CLOSING DATE:  AUGUST 11, 2003        ISIN NO.: [US46625MXJ34](2)
                                      [US46625MYC71](3) [USU48138KQ05](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17443330](2)
                                      [17443216](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.:  K-1
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE:  $7,797,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-17

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE DEALERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN       SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                ASSOCIATION
SERVICING AGREEMENT
                                     SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[              ]
                                     TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003    PAYING AGENT:  LASALLE BANK NATIONAL
                                     ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS  CUSIP NO.: [46625MXK0](2) [46625MYD5](3)
DEFINED HEREIN)                      [U48138KR8](1)

CLOSING DATE:  AUGUST 11, 2003       ISIN NO.: [US46625MX07](2)
                                     [US46625MYD54](3) [USU48138KR87
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                   COMMON CODE NO.: [17443372](2)
                                     [17443437](1)

APPROXIMATE AGGREGATE                CERTIFICATE NO.:  L-1
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE:  $5,198,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-18

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE DEALERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[               ]
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003     PAYING AGENT:  LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXL8](2) [46625MYE3](3)
DEFINED HEREIN)                       [U48138KS6](1)

CLOSING DATE:  AUGUST 11, 2003        ISIN NO.: [US46625MXL89](2)
                                      [US46625MYE38](3)  [USU48138KS60](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17443470](2)
                                      [17443518](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.:  M-1
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES
AS OF THE CLOSING DATE:  $3,899,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-19

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-CIBC6, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE DEALERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[               ]
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003     PAYING AGENT:  LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXM6](2) [46625MYF0](3)
DEFINED HEREIN)                       [U48138KT4](1)

CLOSING DATE:  AUGUST 11, 2003        ISIN NO.: [US46625MXM62](2)
                                      [US46625MYF03](3) [USU48138KT44]1
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17443569](2)
                                      [17443577](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.:  N-1
CERTIFICATE BALANCE
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE:  $1,300,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY





Dated:  August __, 2003


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as      Act__________________________________
          tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-20

                                   [Reserved]

                                  EXHIBIT A-21

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS NR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS NR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE REPRESENTS (1) A REMIC REGULAR INTEREST AND (2) AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] (1)

PASS-THROUGH RATE: VARIABLE IN         SERVICER:  WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                   ASSOCIATION
SERVICING AGREEMENT
                                       SPECIAL SERVICER: ARCAP SERVICING, INC.
DENOMINATION:  $[               ]
                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003      PAYING AGENT:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [46625MXN4](2) [46625MYG8](3)
DEFINED HEREIN)                        [U48138KU1](1)

CLOSING DATE:  AUGUST 11, 2003         ISIN NO.: [US46625MXN46](2)
                                       [US46625MYG85](3) [USU48138KU17](1)

FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                     COMMON CODE NO.: [17443623](2)
                                       [17443674](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.:  NR-1
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE:  $18,193,617


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a beneficial interest in a grantor trust under Subpart E,
Part I of Subchapter J of the Code with respect to the Excess Interest. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Simon Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

      (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

      (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

      (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

      (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  August __, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-22

                                   [Reserved]

                                  EXHIBIT A-23

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS AC-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS AC-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF ALLIANCE CENTER COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN         SERVICER:  WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                   ASSOCIATION
SERVICING AGREEMENT
                                       SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[               ]
                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003      PAYING AGENT:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [46625MXP9](2) [46625MYH6](3)
DEFINED HEREIN)                        [U48138KV9](1)

CLOSING DATE:  AUGUST 11, 2003         ISIN NO.: [US46625MXP93](2)
                                       [US46625MYH68](3) [USU48138KV99](1)

FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                     COMMON CODE NO.: [17443755](2)
                                       [17443798](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.:  AC-1-1
OF THE CLASS AC-1 CERTIFICATES
AS OF THE CLOSING DATE:  $1,997,760


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                             CLASS AC-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Alliance Center Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class AC-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class AC-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class AC-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Alliance Center Collateral Support Deficit and Certificate Deferred Interest on the Alliance Center Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Alliance Center Collateral Support Deficit or Certificate Deferred Interest on the Alliance Center Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Alliance Center Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Alliance Center Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  August __, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS AC-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-24

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS AC-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS AC-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF ALLIANCE CENTER COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN         SERVICER:  WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                   ASSOCIATION
SERVICING AGREEMENT
                                       SPECIAL SERVICER: ARCAP SERVICING, INC.
DENOMINATION:  $[               ]
                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003      PAYING AGENT:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [46625MXQ7](2)
DEFINED HEREIN)                        [46625MYJ2](3) [U48138KW7](1)

CLOSING DATE:  AUGUST 11, 2003         ISIN NO.: [US46625MXQ76](2)
                                       [US46625MYJ25](3) [USU48138KW72](1)

FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                     COMMON CODE NO.: [17443836](2)
                                       [17443852](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.:  AC-2-1
OF THE CLASS AC-2 CERTIFICATES
AS OF THE CLOSING DATE:  $2,996,640


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                             CLASS AC-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Alliance Center Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class AC-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class AC-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class AC-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Alliance Center Collateral Support Deficit and Certificate Deferred Interest on the Alliance Center Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Alliance Center Collateral Support Deficit or Certificate Deferred Interest on the Alliance Center Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Alliance Center Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Alliance Center Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  August __, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS AC-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-25

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS AC-3

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS AC-3 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF ALLIANCE CENTER COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN         SERVICER:  WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                   ASSOCIATION
SERVICING AGREEMENT
                                       SPECIAL SERVICER:  ARCAP SERVICING, INC.
DENOMINATION:  $[               ]
                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF AUGUST 11, 2003      PAYING AGENT:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [46625MXR5](2) [46625MYK9](3)
DEFINED HEREIN)                        [U48138KX5](1)

CLOSING DATE:  AUGUST 11, 2003         ISIN NO.: [US46625MXR59](2)
                                       [US46625MYK97](3) [USU48138KX55](1)

FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                     COMMON CODE NO.: [17443925](2)
                                       [17443941](1)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  AC-3-1
CERTIFICATE BALANCE
OF THE CLASS AC-3 CERTIFICATES
AS OF THE CLOSING DATE:  $2,996,640


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                             CLASS AC-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Alliance Center Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class AC-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class AC-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class AC-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Alliance Center Collateral Support Deficit and Certificate Deferred Interest on the Alliance Center Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Alliance Center Collateral Support Deficit or Certificate Deferred Interest on the Alliance Center Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Alliance Center Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Alliance Center Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  August __, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS AC-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-26


                                   [Reserved]

                                  EXHIBIT A-27

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS BM-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS BM-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF BATTLEFIELD MALL COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER: ARCAP SERVICING, INC.
DENOMINATION:  $[         ]
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF AUGUST 11, 2003      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXS3](2) [46625MYL7](3)
DEFINED HEREIN)                       [U48138KY3](1)

CLOSING DATE: AUGUST 11, 2003         ISIN NO.: [US46625MXS33](2)
                                      [US46625MYL70](3) [USU48138KY39](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17443992](2)
                                      [17444034](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.:  BM-1-1
CERTIFICATE BALANCE
OF THE CLASS BM-1 CERTIFICATES
AS OF THE CLOSING DATE: $4,000,000

------------------------------


(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS BM-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Battlefield Mall Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class BM-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class BM-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class BM-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Battlefield Mall Collateral Support Deficit and Certificate Deferred Interest on the Battlefield Mall Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Battlefield Mall Collateral Support Deficit or Certificate Deferred Interest on the Battlefield Mall Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Battlefield Mall Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Battlefield Mall Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Certificate Registrar under
                                        the Pooling and Servicing Agreement.


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY


Dated: August __, 2003



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS BM-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        Authenticating Agent


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-28

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS BM-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS BM-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF BATTLEFIELD MALL COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN        SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                 ASSOCIATION
SERVICING AGREEMENT
                                      SPECIAL SERVICER: ARCAP SERVICING, INC.
DENOMINATION:  $[           ]
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF AUGUST 11, 2003      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   CUSIP NO.: [46625MXT1](2) [46625MYM5](3)
DEFINED HEREIN)                       [U48138KZ0](1)

CLOSING DATE: AUGUST 11, 2003         ISIN NO.: [US46625MXT16](2)
                                      [US46625MYM53](3) [USU48138KZ04](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                    COMMON CODE NO.: [17444077](2)
                                      [17444085](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.:  BM-2-1
CERTIFICATE BALANCE
OF THE CLASS BM-2 CERTIFICATES
AS OF THE CLOSING DATE: $6,500,000

------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                             CLASS BM-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Battlefield Mall Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class BM-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class BM-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class BM-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Battlefield Mall Collateral Support Deficit and Certificate Deferred Interest on the Battlefield Mall Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Battlefield Mall Collateral Support Deficit or Certificate Deferred Interest on the Battlefield Mall Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Battlefield Mall Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Battlefield Mall Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Certificate Registrar under
                                        the Pooling and Servicing Agreement.


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS BM-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        Authenticating Agent


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-29

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2003-CIBC6, CLASS BM-3

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS BM-3 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF BATTLEFIELD MALL COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: VARIABLE IN         SERVICER: WACHOVIA BANK, NATIONAL
ACCORDANCE WITH THE POOLING AND                  ASSOCIATION
SERVICING AGREEMENT
                                       SPECIAL SERVICER: ARCAP SERVICING, INC.
DENOMINATION:  $[          ]
                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF AUGUST 11, 2003       PAYING AGENT: LASALLE BANK NATIONAL
                                       ASSOCIATION
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [46625MXU8](2)
DEFINED HEREIN)                        [46625MYN3](3) [U48138LA4](1)

CLOSING DATE: AUGUST 11, 2003          ISIN NO.: [US46625MXU88](2)
                                       [US46625MYN37](3) [USU48138LA44](1)
FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003                     COMMON CODE NO.: [17444174](2)
                                       [17444247](1)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  BM-3-1
CERTIFICATE BALANCE
OF THE CLASS BM-3 CERTIFICATES
AS OF THE CLOSING DATE:  $4,500,000


------------------------------

(1) For Book-Entry Regulation S Certificates Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                             CLASS BM-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Battlefield Mall Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class BM-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class BM-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class BM-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Battlefield Mall Collateral Support Deficit and Certificate Deferred Interest on the Battlefield Mall Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Battlefield Mall Collateral Support Deficit or Certificate Deferred Interest on the Battlefield Mall Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Battlefield Mall Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Battlefield Mall Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Certificate Registrar under
                                        the Pooling and Servicing Agreement.


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS BM-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        Authenticating Agent


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

                                   SCHEDULE A


             Certificate Balance of
            Definitive Certificates
         exchanged or transferred for,
          or issued in exchange for or      Remaining Certificate
         upon transfer of, an interest      Balance of Book-Entry      Notation
 Date    in this Book-Entry Certificate          Certificate           Made By
------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

------    -----------------------------   -------------------------   ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-30


                                   [Reserved]

                                  EXHIBIT A-31

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.



PERCENTAGE INTEREST EVIDENCED BY THIS  SERVICER: WACHOVIA BANK, NATIONAL
CERTIFICATE: [__________]%                       ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: ARCAP SERVICING, INC.
AGREEMENT:  AS OF AUGUST 11, 2003
                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CERTIFICATE NO.: R-1-1
DEFINED HEREIN)

CLOSING DATE: AUGUST 11, 2003

FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003

CLASS R PERCENTAGE INTEREST: 100%

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Certificate Registrar under
                                        the Pooling and Servicing Agreement.


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        Authenticating Agent


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-32

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-CIBC6, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  SERVICER: WACHOVIA BANK, NATIONAL
CERTIFICATE: [__________]%                       ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: ARCAP SERVICING, INC.
AGREEMENT: AS OF AUGUST 11, 2003
                                       TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CERTIFICATE NO.: LR-1-1
DEFINED HEREIN)

CLOSING DATE: AUGUST 11, 2003

FIRST DISTRIBUTION DATE:
SEPTEMBER 12, 2003

CLASS LR PERCENTAGE INTEREST: 100%

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Component Mortgage Loan Collection Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 and are issued in twenty-five classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate is a "residual interest" in two "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC and the Loan REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(b) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Component Mortgage Loan Collection Accounts or Distribution Accounts or REO Account or to change the name in which the Certificate Account or Component Mortgage Loan Collection Accounts is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of
Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of the applicable Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Certificate Registrar under
                                        the Pooling and Servicing Agreement.


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        Authenticating Agent


                                        By:_____________________________________
                                           AUTHORIZED SIGNATORY

Dated: August __, 2003

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with rights
          of survivorship and not as      ______________________________________
          tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.



                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated: ____________________________     NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                (As delivered to the Trustee on the Closing Date)

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group - JPMorgan 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of August [__], 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1. Check one of the following:*

      [_] The Purchaser is not purchasing a Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

      [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, (ii) (other than with respect to a Residual Certificate) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (iii) (other than with respect to a Residual Certificate) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of clauses
(ii) and (iii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act,
(y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:**

      [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Paying Agent (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. Please make all payments due on the Certificates:****

      [_]   (a)   by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA #:________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

      [_]   (b)   by mailing a check or draft to the following address:

                  ______________________________________________________
                  ______________________________________________________
                  ______________________________________________________
                  ______________________________________________________

            9. If the Purchaser is purchasing a Class R or Class LR Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. Person.

                                        Very truly yours,


                                        ________________________________________
                                                    [The Purchaser]


                                        By:_____________________________________
                                           Name:
                                           Title:

Dated:

----------
* Purchaser must include one of the following two certifications.

** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R or Class LR Certificates.

**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                       1986, AS AMENDED

STATE OF                )
                        )  ss:
COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which [he/she] makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [__________].

            3. That the Transferee of a J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the [Upper-Tier REMIC], [the Lower-Tier REMIC or the Loan REMIC] to fail to qualify as a REMIC, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person (within the meaning of Section 7701(a)(30) of the Code), unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or
(ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes; provided, that a partnership shall be considered a Non-U.S. Person (and clause (i) of this sentence shall not apply) if any of its interests are owned, directly or indirectly, through any partnership, trust or other pass-through entity, by any person that is a Non-U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of August 11, 2003, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent (the "Pooling and Servicing Agreement") as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to [the Upper-Tier REMIC], [the Lower-Tier REMIC or the Loan REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of [the Upper-Tier REMIC] [the Lower-Tier REMIC or the Loan REMIC pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(c) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

            10. That the Transferee will not cause income from the Class [R][LR] Certificate to be attributable to, a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            11. Check one of the following:

            [_] That the present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R] [LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] That the transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.


                                        [NAME OF TRANSFEREE]


                                        By:_____________________________________
                                                    [Name of Officer]
                                                    [Title of Officer]


                                        By:_____________________________________
                                                    [Name of Officer]
                                                    [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.


_______________________________________
NOTARY PUBLIC

COUNTY OF _____________________________

STATE OF ______________________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Corporate Trust - CMBS
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

            Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3, 4 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of the transferee, that the information contained in paragraphs 3, 4 and 10 thereof is not true.


                                        Very truly yours,


                                        [Transferor]


                                        ________________________________________

                                    EXHIBIT E

                               REQUEST FOR RELEASE

                                                  __________[Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Mortgage Document Custody (CMBS)

      Re: J.P. Chase Commercial Mortgage Securities Corp, Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, REQUEST FOR RELEASE

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______      1.    Mortgage Loan paid in full. The [Servicer]
                              [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage
                              Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______      2.    The Mortgage Loan is being foreclosed.

            ______      3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                        [SERVICER] [SPECIAL SERVICER]


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group - JPMorgan 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of August [__], 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (in such capacity, the "Servicer"), ARCap Servicing, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent (the "Paying Agent"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Paying Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Dealers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Dealers, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20__.


                                        Very truly yours,


                                        ________________________________________
                                                    [The Purchaser]


                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT G

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6" (the "Assignee"), having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Administration CMBS, Ref J.P. Morgan Commercial Mortgage Securities Corp. 2003-CIBC6, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [__________], 20__.


                                        [NAME OF CURRENT ASSIGNOR]


                                        By:_____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT I

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                            DURING RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 Class ___

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.2(b) of the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate Balance] [Notional Amount]of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.


                                        [Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT I-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                             AFTER RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 Class __

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.2(b) the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________
[Certificate Balance][Notional Amount] of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.


                                        [Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

                         FORM OF PURCHASE OPTION NOTICE

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  J.P. Morgan Chase Commercial Mortgage Corporation
            Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

Wachovia Bank, National Association
NC 1075, 8739 Research Drive URP4
Charlotte, North Carolina 28262

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017

      Re: J.P. Morgan Chase Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of August 11, 2003, by and among J.P. Morgan Chase Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), ARCap Servicing, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as paying agent ("Paying Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Controlling Class Certificateholder] [acquired its Purchase Option from the Controlling Class Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(a)(ii) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer' notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.


                                        Very truly yours,


                                        [Option Holder]


                                        By:
                                        Name:
                                        Title:

            [By signing this letter in the space provided below, the [Controlling Class Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].


[_______________________]


By:__________________________
Name:
Title:]

                                    EXHIBIT K

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
               BOOK-ENTRY CERTIFICATE DURING THE RESTRICTED PERIOD

       (Pursuant to Section 5.2(b) of the Pooling and Servicing Agreement)

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 Class __

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No.____________) through the Depositary.

----------
* Select appropriate depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.


                                        [Insert Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                    EXHIBIT L

                             CLASS X REFERENCE RATES

                            EXHIBITS M-1 through M-13

                     FORM OF CMSA INVESTOR REPORTING PACKAGE

                     Available upon request to the Depositor

                                  EXHIBIT M-14

                         CMSA Investor Reporting Package
                           Portfolio Review Guidelines
                          (for the Servicer Watchlist)

-------------------------------------------------------------------------------------------------------------------------------
Property Type:  ALL
-------------------------------------------------------------------------------------------------------------------------------
Reference
-------------------------------------------------------------------------------------------------------------------------------
Code   Guideline                                      Review Threshold                 Release Threshold
Financial Conditions
  1 A  Delinquent P&I Payments                        > 2 payments. Due                Current
  1 B  Delinquent taxes.                              Servicer has knowledge           Taxes are brought current
                                                      that the taxes are more          including all interest and
                                                      than 30 days past due            penalties
  1 C  Delinquent or Forced Placed Insurance          The earlier of greater           Receipt of proof of
                                                      than 30 days delinquent          satisfactory insurance in force
                                                      or insurance is forced
                                                      placed.
  1 D  Outstanding servicing advances (L38 and/or     > 30 days delinquent             Servicing Advances have been
       L39)                                                                            repaid
  1 E  DSCR Absolute Level based on normalized        < 1.10;  < 1.20 for              DSCR above threshold.
       Net Cash Flow.  Use yr. End normalized         healthcare & lodging;
       numbers or use the most recent  trailing       exclude CTL, ground
       12 mos. Normalized or most recent ytd          leases and single tenant
       normalized if available.  (Ytd normalized      NNN
       should only be used if the property is not
       impacted by seasonality issues).
  1 F  DSCR Decrease from U/W.  Absolute Level        <1.40 and < 75% UW DSCR;         DSCR above threshold.
       based on normalized Net Cash Flow.  Use        Excludes CTL, ground
       yr. End normalized numbers or use the most     leases and single tenant
       recent  trailing 12 mos. Normalized or         NNN.
       most recent ytd normalized if available.
       (Ytd normalized should only be used if the
       property is not impacted by seasonality
       issues).
  1 G  Floater DSCR - DSCR Decrease from U/W or       DSCR < .95 or < 70% U/W          DSCR or NCF above threshold.
       absolute level based on normalized Net         stabilized NCF number.
       Cash Flow.  Use yr. End normalized numbers     Excludes CTL, ground
       for the most recent  trailing 12 mos.          leases and single tenant
       Normalized or most recent ytd normalized       NNN
       if available.  (Ytd normalized should only
       be used if the property is not impacted by
       seasonality issues).
  1 H  Defaulted or matured senior lien and/or        When notice received by          Default cured or lien paid off
       mechanics lien in excess of 5% of UPB.         Servicer
  1 I  Defaulted, matured, or discovery of            When notice received by          Default has been cured or loan
       previously undisclosed, subordinate lien       Servicer                         assumed by subordinate
       including mezzanine debt                                                        lienholder or mezzanine
                                                                                       debt is approved by the Servicer.
  1 J  Any unplanned draw on a LOC or reserve to      Any Occurrence                   After funds or LOC replaced if
       pay debt service.                                                               required by the documents.
Borrower Issues
  2 A  Substantive required repairs reserved for      If required repair is not        Satisfactory verification that
       at closing or otherwise disclosed to           completed within 60 days         repairs have been completed
       Servicer not completed by due date.            following the due date
                                                      (including extensions
                                                      approved by Servicer) and
                                                      it is the lesser of 10%
                                                      of the UBP or $500,000
  2 B  Remediation or O & M plan                      Any knowledge of                 When plan deficiencies have
       deficiencies/non-compliance reserved for       deficiency that adversely        been cured
       at closing or otherwise disclosed to           affects the
       Servicer                                       performance/value of the
                                                      property.
  2 C  Occurrence of servicing trigger event in       Any Occurrence                   Cure of the event that required
       the mortgage loan documents (for example:                                       action under the mortgage
       Springing Lockbox, Required Loan Pay down,                                      documents, or satisfying
       Post Additional Reserves, Trap Excess                                           relevant mortgage loan
       Cash, Management or Franchise change based                                      provisions or after 6
       on minimum NOI/DSCR threshold levels)                                           consecutive payments without
                                                                                       delinquency or the
                                                                                       establishment of reserve, LOC
                                                                                       or lockbox.
  2 D  Unsubordinated or subordinated ground          When notice received by          When default cured
       lease default                                  Servicer
  2 E  Expiration of unsubordinated ground lease      Any Occurrence                   New lease or option has been
       within 6 months                                                                 exercised
  2 F  Operating license or franchise agreement       When notice received by          New franchise or license in
       default                                        Servicer                         place, or default under
                                                                                       franchise or license has been
                                                                                       cured
  2 G  Bankruptcy of Borrower/owner or guarantor      Upon receipt of notice by        Bankruptcy resolved or six
       bankruptcy that comes to the knowledge of      Servicer                         months after bankruptcy is
       Lender/Servicer                                                                 filed, whichever occurs first.
  2 H  Federal/State Survey for Nursing Homes         Servicer has not received        Annual survey submitted or
       that require the report per the loan           a new survey within 18           deficiency cured
       documents.                                     months of the last survey
                                                      received by the Servicer
                                                      or the latest survey
                                                      indicates a deficiency
                                                      level of F or higher
Property Condition Issues
  3 A  Inspection reveals Poor or Not Accessible      Any Occurrence                   Determination by Servicer in
       condition as defined by the MBA/CMSA                                            its discretion that property
       Property Inspection Form                                                        deficiencies have been cured,
                                                                                       or access allowed and
                                                                                       inspection completed
  3 B  Inspection reveals potentially harmful         The Servicer becomes             Determination by Servicer in
       environmental issue                            aware in ordinary course         its discretion that property
                                                      of an inspection.                deficiencies have been cured
  3 C  Property affected by major casualty or         When Servicer becomes            Determination by Servicer in
       condemnation proceeding affecting future       aware of a casualty or           its discretion that all
       cashflows.                                     condemnation equal to the        necessary repairs have been
                                                      lesser of 10% of UPB or          completed satisfactorily or
                                                      $500,000                         that condemnation proceedings
                                                                                       have been completed and that
                                                                                       the asset can perform at
                                                                                       satisfactory levels
Lease Rollover, Tenant Issues and Vacancy
  4 A  Occupancy decrease (excludes lodging)          < 80% of UW                      When condition no longer exists
  4 B  Reduced EGI for all property types             < 80% U/W EGI and <1.10          DSCR and EGI above threshold
       (including lodging) Use yr. End normalized     DSCR all property types
       numbers or the most recent trailing 12 mos.    except use <80% U/W EGI
       Normalized or most recent ytd normalized if    and <1.20 for healthcare
       available. (Ytd normalized should only be      and lodging
       used if the property is not impacted by
       seasonality issues).
  4 C  Single tenant or any tenant with a lease >     Single tenant or any one         When condition no longer exists
       30% NRA expiring within the next 12            tenant > 30% NRA;
       months.                                        Excludes Multifamily,
                                                      Lodging, Healthcare, MH Park
                                                      & Self Storage as well as
                                                      fully amortizing CTL loans
                                                      when the lease expires
                                                      co-terminus with the loan.
  4 D  A combination of top 3 tenants with lease      The combination of any           When condition no longer exists
       expirations within the next 12 months.         top 3 tenants with lease
                                                      expirations within the next
                                                      12 months that individually
                                                      occupy at least 5% of the NRA
                                                      and cumulatively occupy
                                                      greater than 30% of the NRA.
  4 E  Bankruptcy of Licensee, Franchisor, or any     > 30% NRA; Excludes              When condition no longer exists
       combination of top 3 tenants that              Multifamily, Lodging, MH
       individually occupy at least 5% of the NRA     Park & Self Storage; For
       and cumulatively occupy greater than 30%       Healthcare bankruptcy of
       of the NRA. For Healthcare property, the       tenant under master lease
       bankruptcy of tenant under master lease or     or of management company.
       of the management company.
  4 F  Major tenant lease is in default,              > 30% NRA;  Excludes             When condition no longer exists
       terminated or is dark                          Multifamily, Lodging, MH
                                                      Park & Self Storage; For
                                                      Healthcare failure to
                                                      comply with Regulatory
                                                      Requirements
Maturity
  5 A  Pending loan maturity or anticipated           < 90 days                        Until loans is extended or paid
       repayment date with balloon balance due                                         off, or for ARD loans not other
                                                                                       WL trigger or event has occurred.
Other
  6 A  Any other situation that indicates an          As determined by Servicer        When condition no longer exists
       increased level of default risk that may
       create potential losses to investors.
---------------------------------------------------------------------------------------------------------------

                           EXHIBITS M-15 through M-17


                     Available upon request to the Depositor

                                    EXHIBIT N

             Controlling Class Certificateholder's Reports Checklist

--------------------------------------------------------------------------------
         Information                          Format           Frequency
--------------------------------------------------------------------------------
Property Operating Statement     Actual       PDF/TIF    As received/Quarterly
         (Servicer)*
--------------------------------------------------------------------------------
     Property Rent Roll          Actual       PDF/TIF    As received/Quarterly
         (Servicer)*
--------------------------------------------------------------------------------
Other Financials as required     Actual       PDF/TIF         As received
by loan documents (Servicer)
--------------------------------------------------------------------------------
     Property Inspection         Actual       PDF/TIF    As received/Quarterly
         (Servicer)*
--------------------------------------------------------------------------------
   Payments Received After
  Determination Date Report     Monthly        Excel        P&I Advance Date
       (Servicer) (1)
--------------------------------------------------------------------------------
  Mortgage Loans Delinquent     Monthly        Excel       30th of each month
    Report (Servicer) (2)
--------------------------------------------------------------------------------
     Interest on Advance        Monthly        Excel       Distribution Date
  Reconciliation (Servicer)
--------------------------------------------------------------------------------
       CMSA Setup File          CMSA IRP   Access/Excel   Monthly/Distribution
      (Issuer/Servicer)                                           Date
--------------------------------------------------------------------------------
CMSA Property File (Servicer)   CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
  CMSA Loan Periodic Update     CMSA IRP   Access/Excel   Monthly/Distribution
       File (Servicer)                                            Date
--------------------------------------------------------------------------------
     CMSA Financial File        CMSA IRP   Access/Excel   Monthly/Distribution
         (Servicer)                                               Date
--------------------------------------------------------------------------------
   Distribution Statement       Monthly      Excel/PDF    Monthly/Distribution
       (Paying Agent)                                             Date
--------------------------------------------------------------------------------
CMSA Bond File (Paying Agent)   CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
CMSA Collateral File (Paying    CMSA IRP   Access/Excel   Monthly/Distribution
           Agent)                                                 Date
--------------------------------------------------------------------------------
  CMSA Supplemental Reports     CMSA IRP   Access/Excel   Monthly/Distribution
         (Servicer)                                               Date
--------------------------------------------------------------------------------
Operating Statement Analysis    CMSA IRP   Access/Excel   Monthly/Distribution
     Report (Servicer)*                                           Date
--------------------------------------------------------------------------------
  NOI Adjustment Worksheet      CMSA IRP   Access/Excel   Monthly/Distribution
         (Servicer)*                                              Date
--------------------------------------------------------------------------------
  Documentation Exceptions     Quarterly   Access/Excel   Monthly/Distribution
      Report (Trustee)                                            Date
--------------------------------------------------------------------------------

* Submit electronically with ARCap Naming Convention.

Footnotes:

1) On the P&I Advance Date following the Determination Date for the related Bond Certificateholder Distribution, a list of all mortgage loans which are delinquent as to the applicable Distribution Period on the P&I Advance Date. This list should represent all delinquent loans that required a P&I Advance be made.

2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of a) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Servicer's attempts to cure.

3) ARCap CMBS Fund REIT, Inc. requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address. CMSA reports and data files shall be available via the Servicer's or Paying Agent's Website.

   Ricka Moore                                        Larry Duggins
   Director Bond/Mortgage Surveillance                President
   ARCap REIT, Inc.                                   Cap REIT, Inc.
   rmoore@arcap.com                                   lduggins@arcap.com
   (972) 580-1688 ext. 323                            (972) 580-1688 ext. 323

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

       (Pursuant to Section 5.2(b) of the Pooling and Servicing Agreement)

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Class____

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.


                                        [Insert Name of Transferor]


                                        By:____________________________________
                                           Name:
                                           Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT Q

                         FORM OF TRANSFER CERTIFICATE OF
                    FROM REGULATION S BOOK-ENTRY CERTIFICATE
                   TO RULE 144A GLOBAL BOOK-ENTRY CERTIFICATE
                            DURING BOOK-ENTRY PERIOD

       (Pursuant to Section 5.2(b) of the Pooling and Servicing Agreement)

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Class __

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer, the Special Servicer and Initial Purchasers of the offering of the Certificates.


                                        [Insert Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated:

----------
* Select appropriate depository.

                                    EXHIBIT R

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6, Class__

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.2(b) of the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.


                                        ________________________________________
                                                     [Insert Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:
                                           Dated:

                                    EXHIBIT S

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                                  CERTIFICATION

        J.P.Morgan Chase Commercial Mortgage Securities Corp. Commercial
                       Mortgage Pass-Through Certificates
                         Series 2003-CIBC6 (the "Trust")

I, Steven Z. Schwartz, the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

5. This annual report discloses all significant deficiencies relating to the servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank, National Association, ARCap Servicing, Inc., Wells Fargo Bank Minnesota, N.A. and LaSalle Bank National Association.

Date: _________________________


-------------------------------
President and Chief Executive Officer
J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                   EXHIBIT T-1

                           FORM OF CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY PAYING AGENT

                                  CERTIFICATION

        J.P.Morgan Chase Commercial Mortgage Securities Corp. Commercial
                       Mortgage Pass-Through Certificates
                         Series 2003-CIBC6 (the "Trust")

I, [identify the certifying individual], a [title] of LaSalle Bank National Association, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [2003], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the Trust;

2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on my knowledge, the distribution or servicing information provided to the trustee by the servicer under the pooling and servicing agreement, for inclusion in these reports is included in these reports.

Date:
     --------------------------


-------------------------------
[Title]
LaSalle Bank National Association

                                   EXHIBIT T-2

                           FORM OF CERTIFICATION TO BE
                        PROVIDED TO DEPOSITOR BY SERVICER

                                  CERTIFICATION

            J.P.Morgan Chase Commercial Mortgage Securities Corp. Commercial
                Mortgage Pass-Through Certificates
                     Series 2003-CIBC6 (the "Certificates")

I, [identify the certifying individual], a [title] of Wachovia Bank, National Association, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

1. I have reviewed the servicing reports relating to the trust fund delivered by the servicer to the paying agent covering the fiscal year 2003;

2. Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 4.02(e)(iii) of the pooling and servicing agreement and (b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports;

3. Based on my knowledge, and assuming that the special servicer timely delivered to the servicer all servicing information required to be provided to the servicer by the special servicer under the pooling and servicing agreement, the servicing information required to be provided to the paying agent by the servicer under the pooling and servicing agreement for inclusion in the reports to be filed by the paying agent is included in the servicing reports delivered by the servicer to the paying agent;

4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the servicer, and except as disclosed in the compliance certificate delivered by the servicer under section 3.13 of the pooling and servicing agreement, the servicer has fulfilled its obligations under the pooling and servicing agreement; and

5. The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement.

      In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

      Notwithstanding the assumption made in clause 2(b) of this certification, the servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the Determination Date for the related servicing report, (a) the servicer has been notified in writing by a party to the pooling and servicing agreement, any mortgage loan seller (as defined in the pooling and servicing agreement), or any affiliate thereof, was incorrect or (b) the servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement).

Date:
     ------------------------------------
      Wachovia Bank, National Association


-------------------------------
[Title]
[__]

                                   EXHIBIT T-3

                           FORM OF CERTIFICATION TO BE
                    PROVIDED TO DEPOSITOR BY SPECIAL SERVICER

                                  CERTIFICATION
                                  -------------

        J.P.Morgan Chase Commercial Mortgage Securities Corp. Commercial
                       Mortgage Pass-Through Certificates
                     Series 2003-CIBC6 (the "Certificates")

I, [identify the certifying individual], a [title] of ARCap Servicing, Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

1. I have reviewed the servicing reports or information relating to the trust fund delivered by the special servicer to the servicer covering the fiscal year 2003;

2. Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports;

3. Based on my knowledge, the servicing information required to be provided to the servicer by the special servicer under the pooling and servicing agreement for inclusion in the reports to be filed by the paying agent is included in the servicing reports delivered by the special servicer to the servicer;

4. I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under section 3.13 of the pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects in the year to which such review applies; and

5. The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement.

Date:
     --------------------------


-------------------------------
[Title]
ARCap Servicing, Inc.

                                   EXHIBIT U

                           INITIAL COMPANION HOLDERS

                                    EXHIBIT V

                             ARCAP NAMING CONVENTION

                                    EXHIBIT W

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: Wachovia Bank, National Association, in its capacity as Servicer (the
      "Servicer") under the Pooling and Servicing Agreement dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and others.

Date: _________, 20___

Re: J.P. Morgan Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:
      ____________________
      ____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ____ a full defeasance of the entire principal balance of the Mortgage Loan; or

            ____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

            (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            (i) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

            (ii) The defeasance was consummated on __________, 20__.

            (iii) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

            (iv) The Servicer received an opinion of counsel (from counsel approved by Servicer in accordance with the Servicing Standards) that the defeasance will not result in an Adverse REMIC Event.

            (v) The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

            (vi) The Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

            (vii) The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

            (viii) The Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

            (ix) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Distribution Date Statement received by us (the "Current Report").

            (x) [The Servicer has received opinions of counsel stating that the Trustee possesses a valid, perfected first priority security interest in the defeasance collateral and that the documents executed in connection with the defeasance are enforceable in accordance with their respective terms.]

            (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (d) Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                    EXHIBIT X

          INFORMATION REQUEST FROM CERTIFICATEHOLDER, BENEFICIAL OWNER
                            OR PROSPECTIVE PURCHASER

[Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Service Group - JPMCC Series
            2003-CIBC6

            Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
                  Series 2003-CIBC6
                  -------------------------------------------------------

      Pursuant to the Pooling and Servicing Agreement, dated as of August [__], 2003 (the "Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, with respect to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a [Holder] [Certificate Owner] [prospective purchaser] of $___________ aggregate [Certificate Balance/Notional Amount] of the Class ____ Certificates.

      2. The undersigned is requesting access to the information (the "Information") on the Paying Agent's Internet Website pursuant to
            Section 4.02 of the Agreement.

      3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that is contemplating the purchase of any Certificate, but only if such person or entity confirms in writing such prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act or under any other applicable law.

      Capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    --------------------------------------------
                                    [HOLDER] [CERTIFICATE OWNER] [PROSPECTIVE
                                    PURCHASER]

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:
                                    Telephone No.:

                                    EXHIBIT Z

                     TRUSTEE CERTIFICATION/EXCEPTION REPORT

                                     [DATE]

To the Persons Listed on the attached Schedule A

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of August 11, 2003 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent, the undersigned, as Trustee, hereby certifies that, except as noted on the attached Trustee Exception Report, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or for which a Liquidation Event has occurred) the Trustee has, subject to Section 2.02(e) of the Pooling and Servicing Agreement, reviewed the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and has determined that (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and the required officer's certificate), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv),
(vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Trustee


                                        By:_____________________________________
                                        Name:
                                        Title:

                            TRUSTEE EXCEPTION REPORT

                    (Available upon request to the Trustee.)

                              TRUSTEE CERTIFICATION

                                   SCHEDULE A

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017

Wachovia Bank, National Association
NC 1075, 8739
Research Drive URP4
Charlotte, North Carolina 28288-1075

ARCap Servicing, Inc.
5605 N. MacArthur Blvd, Suite 950
Irving, Texas 75038

Moody's Investors Services, Inc.
99 Church Street, 4th Floor
New York, New York 10004

Fitch, Inc.
One State Street Plaza
New York, New York 10004

JPMorgan Chase Bank
270 Park Avenue, 10th Floor
New York, New York 10017

CIBC Inc.
622 Third Avenue, 10th Floor
New York, New York 10017

ABN AMRO Incorporated
55 East 52nd Street
New York, New York 10055

                                   SCHEDULE 1
                                   ----------

                                   [Reserved]

                                   SCHEDULE 2
                                   ----------

                    Mortgage Loans Containing Additional Debt

          Loan Number                                      Property Name

                                   SCHEDULE 3
                                   ----------

                                   [Reserved]

                                   SCHEDULE 4
                                   ----------

               Mortgage Loans which Initially Pay Interest Only

          Loan No.                                         Loan Name

                                   SCHEDULE 5
                                   ----------

                                   [Reserved]

                                   SCHEDULE 6
                                   ----------

              Battlefield Mall Mortgage Loan Amortization Schedule

                                   SCHEDULE 7
                                   ----------

             Alliance Center Mortgage Loan Amortization Schedule